UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Omega Healthcare Investors, Inc.

(Name of Registrant as Specified in Charter)

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Dear Fellow Stockholders:

It is my pleasure to invite you to the 2023 Annual Meeting of Stockholders of Omega Healthcare Investors, Inc., which will be held on Monday, June 5, 2023 at 10:00 AM EDT.

Enclosed you will find a notice setting forth the items we expect to address during the meeting and our Proxy Statement. The Proxy Statement and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available electronically at www.proxyvote.com or www.omegahealthcare.com and are first being sent to our stockholders on or about April 21, 2023.

Your vote is important to us. Even if you do not plan to attend the meeting, we hope your votes will be represented. Included in the Annual Report is our 2023 letter to stockholders in which we discuss the progress we’ve made on our strategy, lay out our financial performance and explain how our people navigated a dynamic market environment to achieve our results.

I would like to personally thank you for your continued support of Omega Healthcare Investors as we continue to invest together in the future of this company. We look forward to engaging with our stockholders at our Annual Meeting.

C. Taylor Pickett Chief Executive Officer April 21, 2023 303 International Circle Suite 200 Hunt Valley, Maryland 21030

Notice of 2023 Annual Meeting of Stockholders

The Annual Meeting will be held: MONDAY, JUNE 5, 2023 AT 10:00 AM (EDT) It will be held virtually via live webcast at: virtualshareholdermeeting.com/ OHI2023

Proposals:

1: Election of eight members to Omega’s Board of Directors

2: Ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2023

3: Advisory vote on executive compensation

4: Advisory vote on the frequency of the advisory vote on executive compensation

5: Approval of an amendment to the Omega Healthcare Investors, Inc. 2018 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder

We may also transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Director Nominees:

	Kapila K. Anand	Craig R. Callen	Dr. Lisa C. Egbuonu-Davis
	Barbara B. Hill	Kevin J. Jacobs	C. Taylor Pickett
	Stephen D. Plavin	Burke W. Whitman

Each of the director nominees presently serves as a director of Omega.

Attendance:

Our Board of Directors has fixed the close of business on April 6, 2023 as the record date for the determination of stockholders who are entitled to notice of and to vote at our Annual Meeting or any adjournments or postponements thereof. On or about April 21, 2023, we will first send to our stockholders our 2023 Proxy Statement and Annual Report to Stockholders for fiscal year 2022. This year, we are again adopting a virtual format for our Annual Meeting. For further information on how to participate in the Annual Meeting via live webcast, please consult the section captioned “Quorum and Voting” on page 78 of this Proxy Statement.

Your Vote is Important:

Whether or not you plan to virtually attend the meeting, please vote promptly using one of the below methods to ensure that your shares are properly voted. If you hold shares through a broker, bank or other nominee (in “street name”), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

Follow the instructions at www.proxyvote.com	Call toll-free 1-800-690-6903 and follow the instructions	Complete, sign, date and return your proxy card in the enclosed envelope	Virtually attend the Annual Meeting and vote your shares

By order of Omega’s Board of Directors,

C. Taylor Pickett

April 21, 2023
Hunt Valley, Maryland

Proxy Summary	1	Background on Advisory Vote	31
Proposal 1 - Election of Directors	7	Our Executive Compensation Program	31
Recommendation of the Board	7	Proposed Vote	31
Vote Required for Election	7	Vote Required for Approval	31
Director Nominees	7	Proposal 4 – Frequency of Advisory Vote on Executive Compensation	32
		Proposal 5 - Approval of Amendment to 2018 Stock Incentive Plan	33
Stock Ownership Information	12	Compensation Discussion and Analysis	42
Board Committees and Corporate Governance	14	2022 Achievements and Performance Results	42
Board of Directors and Committees of the Board	14	Pay for Performance Alignment	43
Director Independence	15	Summary of Executive Compensation Program and Governance Practices	46
Board Leadership Structure	15	Components of Our Executive Compensation Program	50
Risk Oversight	15	Long-Term Equity Incentive Program	51
Standing Committee Information	16	Our Compensation Decisions and Results for 2022	54
Identification of Director Nominees and Board Diversity	17	Our Compensation Decisions for 2023	61
Environmental, Social and Governance Oversight	20	Other Matters	62
Communicating with the Board of Directors and the Audit Committee	23	Compensation Committee Report	63
Policy on Related Party Transactions	24	Executive Compensation Tables and Related Information	64
Code of Business Conduct and Ethics	24	Summary Compensation Table	64
Stock Ownership Guidelines	24	Grants of Plan-Based Awards	65
Policy on Hedging and Pledging of Company Securities	25	Outstanding Equity Awards at Fiscal Year End	67
Director Retirement Policy	25	Stock Awards Vested for 2022	68
Director Over-Boarding Policy	26	Nonqualified Deferred Compensation	69
Proxy Access and Universal Proxy	26	Employment Agreements	70
Corporate Governance Materials	26	Potential Payments Upon Termination or Change in Control	70
Proposal 2 - Proposal to Ratify the Selection of Ernst & Young LLP as our Independent Auditor for the Fiscal Year 2022	27	Chief Executive Officer Pay Ratio Disclosure	73
Recommendation of the Board	27	Compensation of Directors	75
Vote Required for Approval	27	Compensation Committee Interlocks and Insider Participation	77
Audit Committee and Independent Auditor Matters	28	Stockholder Proposals and Nominations	78
Audit Committee Report	28	Quorum and Voting	78
Independent Auditors	29	Expenses of Solicitation	80
Fees	29	Householding	80
Determination of Auditor Independence	30	Other Matters	80
Audit Committee’s Pre-Approval Policies	30	Appendix A	i
		Our Commitment To The Environment
Proposal 3 - Advisory Vote on Executive Compensation	31	Annual Meeting of Stockholders
Recommendation of the Board	31

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Meeting Logistics

WHEN June 5, 2023 at 10:00 am EDT	WEBCAST virtualshareholdermeeting.com/OHI2023	RECORD DATE April 6, 2023

Voting Guide

PROPOSAL 1

Election of eight Directors

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company.

OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE
PROPOSAL 2

Ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2023

The Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP. We believe Ernst & Young has sufficient knowledge and experience to provide our company with a wide range of accounting services that are on par with the best offered in the industry.

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
PROPOSAL 3

Advisory Approval of the Company’s Executive Compensation (“Say-on-Pay”)

The Board of Directors recommends that you vote FOR this “say-on-pay” advisory proposal because our compensation program attracts top talent commensurate with our peers and reinforces our “Pay for Performance” philosophy.

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION (“SAY-ON-FREQUENCY”)

The Board of Directors recommends that you vote every ONE YEAR on this “say-on-frequency” advisory proposal.

OUR BOARD RECOMMENDS A VOTE Of EVERY ONE YEAR FOR THIS PROPOSAL
PROPOSAL 5

APPROVAL OF AN AMENDMENT to the 2018 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER

The Board of Directors recommends that you vote FOR the approval of the amendment to the 2018 Stock Incentive Plan.

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

1

Director Election (Page 7) Our Board of Directors currently consists of eight directors.

Our Nominating and Corporate Governance Committee of the Board of Directors has nominated Craig R. Callen, Kapila K. Anand, Dr. Lisa C. Egbuonu-Davis, Barbara B. Hill, Kevin J. Jacobs, C. Taylor Pickett, Stephen D. Plavin, and Burke W. Whitman for re-election as directors. Each of the nominees for re-election is an incumbent director. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy card intend to vote FOR the election of the nominees named above to hold office until the 2023 Annual Meeting or until their respective successors have been duly elected and qualified.

If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies.

Below we included selected information regarding each of our eight director nominees for election at the 2023 Annual Meeting.

Name and Principal Occupation	Age	Director Since	Other Public Company Boards	Committee Memberships
				AC	CC	IC	NGC
Craig R. Callen	67	2013
Kapila K. Anand	69	2018	1
Dr. Lisa C. Egbuonu-Davis Vice President, Medical Innovations, DH Diagnostics, LLC	65	2021	1
Barbara B. Hill Operating Partner, NexPhase Capital	70	2013	1
Kevin J. Jacobs Chief Financial Officer, Hilton Worldwide Holdings Inc.	50	2020
C. Taylor Pickett Chief Executive Officer, Omega Healthcare Investors, Inc.	61	2002	1
Stephen D. Plavin Senior Managing Director, Blackstone Group	63	2000
Burke W. Whitman CEO, Colmar Holdings LLC	67	2018	1
Number of meetings in 2023				4	3	6	4

AC = Audit Committee CC = Compensation Committee IC = Investment Committee NGC = Nominating and Governance Committee	= Committee Chair = Committee Member = Chair of the Board

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Director Diversity (Page 17)

Below we have included selected information regarding the diversity and skills of our directors, with further explanation included on page 17.

age	tenure	gender

Director Skills and Experience (Page 19)

Below we have included selected information regarding the experience of our directors, with further explanation included on page 19.

of 8 nominees

leadership	8

accounting	6

Real estate	6

Health care	6

sitting executive	4

investment	6

CYBER	4

ESG	4

LEGAL/REGULATORY	2

HUMAN CAPITAL	7

3

Financial Performance Highlights (Page 42)

Below we have included selected financial performance highlights for the Company as of December 31, 2022.

TOTAL SHAREHOLDER RETURN (“Absolute TSR”) ANNUALIZED PERFORMANCE FOR PERIODS ENDED DECEMBER 31, 2022
1-YEAR TOTAL RETURN	3-YEAR ANNUALIZED RETURN	5-YEAR ANNUALIZED RETURN	10-YEAR ANNUALIZED RETURN

OHI = Omega Healthcare Investors, Inc. NAREIT = Nareit Health Care Index MSCI = MSCI US REIT Index

Absolute TSR figures above are per S&P Global and are calculated using stock/index prices at the beginning and end of the stated period, assuming the reinvestment of dividends.

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Executive Compensation Highlights (Page 42)

Below we have included selected executive compensation highlights for the Company for fiscal year 2022.

ceo target compensation mix	avg. other neos target compensation mix

Summary of compensation program

Base Salary (Cash)	● Fixed level of cash compensation to attract and retain key executives in a competitive marketplace ● Preserves an executive’s commitment during downturns	● Determined based on evaluation of individual executives, compensation, internal pay equity and a comparison to the peer group

Annual Incentive (Cash)
●
Target cash incentive opportunity (set as a percentage of base salary) to encourage achievement of annual Company financial and operational goals
●
Assists in attracting, retaining and motivating executives in the near term

●
Majority (70% for 2022) of incentive opportunity based on objective performance measures, which includes FAD per Share, Tenant Quality and Leverage
●
A portion (30% for 2022) of the payout is also based on performance against individual-specific subjective goals

Long-Term Incentive (EQUITY)	RSUs and Profits Interest Units (Time-based)
●
Focuses executives on achievement of long-term financial and strategic goals and Absolute and Relative TSR, thereby creating long-term stockholder value
●
Assists in maintaining a stable, continuous management team in a competitive market
●
Maintains stockholder management alignment
●
Easy to understand and track performance
●
Limits dilution to existing stockholders relative to utilizing stock options
● 40% of target annual long-term incentive awards in 2022 ● Provides upside incentive in up-market, with some down-market protection ● Three-year cliff vest (subject to certain exceptions)

PRSUs and Profits Interest Units (Performance-based)
●
60% of target annual long-term incentive award in 2022, requiring significant outperformance to achieve target
●
Three-year performance periods with the actual payout based on Absolute TSR (45%) and Relative TSR performance (55%)
●
Provides some upside in up-or down-market based on relative performance
●
Direct alignment with stockholders
●
Additional vesting once earned (25% per calendar quarter, subject to certain exceptions) for enhanced retention

5

SAY-ON-PAY

At our 2022 annual meeting of stockholders, holders of approximately 94.6% of the votes cast on such proposal approved the advisory vote (“say-on-pay”) on the 2021 compensation of our named executive officers, which was consistent with the level of support we received in 2021 and 2020 on our “say-on-pay” proposal and continued a long-term trend of significant shareholder support of 93% or higher in each of the last seven years. The Committee considered the results of the advisory vote when setting executive compensation for 2023 and plans to continue to do so in future executive compensation policies and decisions.

CLAWBACK POLICY In 2019, our Board voluntarily adopted a formal clawback policy that applies to incentive compensation.

Governance Highlights (Page 46)

Below we have included selected governance highlights of the Company.

accountability

●
Annual Election of Directors. Our Board consists of a single class of directors who stand for election each year.
●
Proxy Access. Our Bylaws grant stockholders meeting certain eligibility requirements the right to nominate director candidates and require us to include in our proxy materials for an annual meeting stockholder nominated director candidates equal to the greater of two director seats or 20% of the Board.
●
Board Evaluations. Our directors undergo annual evaluations of the Board as a whole and each director individually.
●
Annual Say-on-Pay. We annually submit “say-on-pay” advisory votes for our stockholders’ consideration and vote.

independence

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Chair and CEO Roles Separated. Our independent Chair of the Board provides independent leadership for our Board.
●
Executive Sessions of Our Board. An executive session of independent directors is generally held at each regularly scheduled Board and Committee meeting.
●
7/8 directors are independent. All of the members of the Board of Directors meet the NYSE listing standards for independence, other than our Chief Executive Officer, Mr. Pickett. Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the NYSE listing standards for independence.

compensation practices

●
Stock Ownership Guidelines. We have stock ownership guidelines for our senior officers and our non-employee directors.
●
Anti-Hedging and Anti-Pledging. Our directors, officers and employees are subject to anti-hedging and anti-pledging policies.

risk management

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Enterprise Risk Management. Our Board reviews the Company’s risks and enterprise risk management processes at least annually.
●
Cybersecurity Training. We provide cybersecurity training to our directors, officers and employees at least annually.
●
Portfolio & Investment Risk Management
We manage portfolio and investment risk by, among other things, seeking Investment Committee and/or Board approval for new investments over designated thresholds and providing detailed underwriting information on such proposed investments to the Investment Committee or the Board, as the case may be.

Environmental, social governance oversight

●
ESG Website. In 2022 we updated our environmental, social responsibility and governance (“ESG“) website that launched in 2021, www.omegahealthcare.com/esg.
●
Diversity & Inclusion. Also in 2022, we continued implementing mandatory diversity and inclusion training for our Board members and employees

6

Proposal 1 – Election of Directors

Vote Required for Election

Each director will be elected by of the majority of the votes cast. A “majority of the votes cast” means that the number of the votes cast “FOR” a director exceeds the number of votes “AGAINST.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.

Your broker may not vote your shares in the election of directors unless you have specifically directed your broker how to vote your shares. As a result, we urge you to instruct your broker how to vote your shares.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees identified below.

Director Nominees

Our Board of Directors currently consists of eight directors.

Our Nominating and Corporate Governance Committee of the Board of Directors has nominated Craig R. Callen, Kapila K. Anand, Dr. Lisa C. Egbuonu-Davis, Barbara B. Hill, Kevin J. Jacobs, C. Taylor Pickett, Stephen D. Plavin and Burke W. Whitman for re-election as directors. Each of the nominees for re-election is an incumbent director. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy card intend to vote FOR the election of the nominees named above to hold office until the 2024 Annual Meeting or until their respective successors have been duly elected and qualified.

If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies.

Information about each director nominee is set forth below.

Craig R. Callen

INDEPENDENT AGE: 67 DIRECTOR SINCE: 2013

business experience

Mr. Callen was a Senior Advisor at Crestview Partners, a private equity firm, from 2009 through 2016. Previously, Mr. Callen retired as Senior Vice President of Strategic Planning and Business Development for Aetna Inc., where he also served as a Member of the Executive Committee from 2004-2007. In his role at Aetna, Mr. Callen reported directly to the chairman and CEO and was responsible for oversight and development of Aetna’s corporate strategy, including mergers and acquisitions. Prior to joining Aetna in 2004, Mr. Callen was a Managing Director and Head of U.S. Healthcare Investment Banking at Credit Suisse and co-head of Health Care Investment Banking at Donaldson Lufkin & Jenrette. During his 20-year career as an investment banker in the healthcare practice, Mr. Callen successfully completed over 100 transactions for clients and contributed as an advisor to the boards of directors and management teams of many of the leading healthcare companies in the U.S.  Mr. Callen has served on the boards of Symbion, Inc. (short-stay surgery facilities), a Crestview portfolio company; Sunrise Senior Living, Inc. (NYSE:SRZ); Kinetic Concepts, Inc. (NYSE:KCI) (a medical technology company); and HMS Holdings Corp. (NYSE:HSMY). Mr. Callen serves as a Trustee of Classical Homes Preservation Trust.

expertise Mr. Callen brings to the Board financial and operating experience as an advisor, investment banker and board member in the healthcare industry.	OTHER PUBLIC BOARDS ● Sunrise Senior Living, Inc. (NYSE:SRZ) (1999-2006) ● Kinetic Concepts, Inc. (NYSE:KCI) (2008-2011) ● HMS Holdings Corp. (NYSE:HSMY) (2013-2021)

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Kapila K. Anand

INDEPENDENT AGE: 69 DIRECTOR SINCE: 2018

business experience

Ms. Anand served as an audit and later advisory partner at KPMG LLP (“KPMG”) from 1989 until her retirement in March 2016 after which she was retained as a senior advisor to KPMG until 2020. Ms. Anand joined KPMG LLP in 1979 and served in a variety of roles including the National Partner-in-Charge, Public Policy Business Initiatives (from 2008 to 2013) and segment leader for the Travel, Leisure, and Hospitality industry and member of the Global Real Estate Steering Committee (each from 2013 to 2016). In these roles she was involved in numerous risk and governance projects including IT general controls. Ms. Anand has served on KPMG LLP boards in the U.S. and Americas, the board of the Franciscan Ministries (an organization with a range of real estate assets, including schools, churches and hospitals) and as the chair of both the KPMG Foundation as well as the Chicago Network (a membership organization of senior executives). She also previously served as the Global Lead Director for the Women Corporate Directors Education and Development Foundation and served on the board of the U.S. Fund for UNICEF, and currently serves on a variety of non-profit boards, including Rush University Medical Center. Ms. Anand served as a director of Extended Stay America, Inc. (NASDAQ:STAY) from July 2016 through its sale in June 2021, and during that time she chaired the Compensation Committee and also served as a director and Audit Committee Chairwoman of ESH Hospitality, Inc. (a real estate investment trust (“REIT”) subsidiary of Extended Stay America) from May 2017 through June 2021. In September 2018, she joined the Board of Elanco Animal Health, Inc. (NYSE:ELAN), where she chairs the Audit Committee and serves on the Nominating and Governance Committee. She is a Certified Public Accountant, and in 2022 received the Diligent Climate Leadership certification.

expertise

Ms. Anand brings to the board extensive experience in accounting and auditing, particularly in the real estate industry, with a focus on Real Estate Investment Trusts, and healthcare industries.

OTHER PUBLIC BOARDS

●
Elanco Animal Health, Inc. (NYSE:ELAN) (2018-present)
●
Extended Stay America, Inc. (NASDAQ:STAY) (2016-2021)
●
ESH Hospitality, Inc. (a REIT subsidiary of Extended Stay America) (2017-2021)

Dr. Lisa C. Egbuonu-Davis

INDEPENDENT AGE: 65 DIRECTOR SINCE: 2021

business experience

Since 2019, Dr. Egbuonu-Davis has served as Vice President, Medical Innovations for DH Diagnostics, LLC, an affiliate of Danaher Corporation (NYSE:DHR), where she provides medical advice to influence research, partnership and investment strategy across Danaher’s diagnostic platform businesses. Also, during this period, she has served at various times as Interim Chief Medical Officer for certain subsidiaries of Danaher Corporation.  From 2015 to 2019, she served as Vice President, Global Patient Centered Outcomes and Solutions at Sanofi, Inc. (NASDAQ:SNY). At Sanofi, Dr. Egbuonu-Davis created patient programs, services and tools to enhance adherence and health outcomes in patients with chronic conditions. Prior to Sanofi, Dr. Egbuonu-Davis co-founded and served as director for ROI Squared, LLC, a privately-held life science company focused on diagnostic medical devices, and served as managing director for LED Enterprise, LLC, where she advised biopharmaceutical companies and trade associations on health care reform, technology assessment, quality metrics and incentives and implications for research and services. She also served in senior advisor roles for Avalere Health and Booz Allen Hamilton. She also previously served for 13 years in various roles at Pfizer, Inc. (NYSE:PFE), where she led clinical and outcomes research departments, supported product value assessments in support of reimbursement and adoption and influenced product investment and development decisions. Dr. Egbuonu-Davis currently serves on the Johns Hopkins Medicine Board of Trustees and the National Advisory Council for the Johns Hopkins University School of Education. In March 2023, she joined the Board of Avanos Medical, Inc. (NYSE:AVNS), a medical device company, and will serve as a member of the compliance and governance committees.

expertise

Dr. Egbuonu-Davis brings to the Board broad strategic and operational experience in pharmaceuticals, public health and consulting, including expertise in developing and implementing research, commercialization, and investment strategies for a variety of patient populations in addition to her medical and public health expertise.

OTHER PUBLIC BOARDS ● Avanos Medical, Inc. (NYSE:AVNS) (2023-present)

8

Barbara B. Hill

INDEPENDENT AGE: 70 DIRECTOR SINCE: 2013

business experience

Ms. Hill is currently an Operating Partner of NexPhase Capital (formerly Moelis Capital Partners), a private equity firm, where she focuses on healthcare-related investments and providing strategic and operating support for NexPhase's healthcare portfolio companies. She began as an Operating Partner of Moelis Capital Partners in March 2011. From March 2006 to September 2010, Ms. Hill served as Chief Executive Officer and a director of ValueOptions, Inc., a managed behavioral health company and FHC Health Systems, Inc., its parent company. Prior to that, from August 2004 to March 2006, she served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company. In addition, from 2002 to 2003, Ms. Hill served as President and a director of Express Scripts, Inc. (NASDAQ:ESRX), a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna and the Johns Hopkins Health System. She was also active with the boards or committees of the Association of Health Insurance Plans and other health insurance industry groups. Since 2013, she has served as a board member of Integra LifeSciences Holdings Corporation (NASDAQ:IART), a medical device and technology company, where she is lead director. She previously served as a board member of Owens & Minor (NYSE:OMI), a healthcare distribution company, from 2017 to August 2019; St. Jude Medical Corporation, a medical device company, from 2007 to January 2017, until its sale to Abbott Labs and Revera Inc., a Canadian company operating over 500 senior facilities throughout Canada, Great Britain and the U.S., from 2010 to March 2017.

expertise Ms. Hill brings to the Board years of experience in operating and serving as a director of healthcare-related companies.	OTHER PUBLIC BOARDS ● Integra LifeSciences Holdings Corporation (NASDAQ:IART) (2013–present) ● Owens & Minor, Inc. (NYSE:OMI) (2017-2019)

Kevin J. Jacobs

INDEPENDENT AGE: 50 DIRECTOR SINCE: 2020

business experience

Mr. Jacobs is Chief Financial Officer and President, Global Development for Hilton Worldwide Holdings, Inc. (“Hilton”) (NYSE:HLT), and leads the company's finance, real estate, development and architecture and construction functions globally. Mr. Jacobs joined the company in 2008 as Senior Vice President, Corporate Strategy; was elected Treasurer in 2009; was appointed Executive Vice President & Chief of Staff in 2012; assumed the role of Chief Financial Officer in 2013; and added the role of President, Global Development in 2020.

Prior to Hilton, Mr. Jacobs was Senior Vice President, Mergers & Acquisitions and Treasurer of Fairmont Raffles Hotels International. Prior to Fairmont Raffles, Mr. Jacobs spent seven years with Host Hotels & Resorts, ultimately serving as Vice President, Corporate Strategy & Investor Relations. Prior to Host, Mr. Jacobs had various roles in the Hospitality Consulting Practice of Pricewaterhouse Coopers (“PwC”) and the Hospitality Valuation Group of Cushman & Wakefield.

He is also a Trustee of Cornell University and a member of the Dean’s Advisory Board of the Cornell University School of Hotel Administration; is Vice Chairman of the Board of Directors and Treasurer of Goodwill of Greater Washington; and is a Trustee of the Federal City Council. He also serves as Vice Chair of the American Hotel & Lodging Association.

expertise

Mr. Jacobs brings to the Board significant experience managing both private and public companies in the hospitality and real estate industries, including REITs; knowledge of financial reporting and other regulatory matters; and significant capital markets and real estate investment and management/operational experience.

9

C. TAYLOR PICKETT

NON-INDEPENDENT AGE: 61 DIRECTOR SINCE: 2002

BUSINESS EXPERIENCE

Mr. Pickett has served as Chief Executive Officer of the Company since 2001 and as Director of the Company since May 2002. Mr. Pickett has also served as a member of the board of trustees of Corporate Office Properties Trust (NYSE:OFC), an office REIT focusing on U.S. government agencies and defense contractors, since November 2013. From 1998 to June 2001, Mr. Pickett served as Executive Vice President and Chief Financial Officer of Integrated Health Services, Inc. (NYSE:IHS). From 1993 to 1998, Mr. Picket served as a member of the senior management team of IHS in a variety of positions. Prior to joining IHS, Mr. Pickett held various positions at PHH Corporation and KPMG Peat Marwick.

EXPERTISE

As Chief Executive Officer of the Company, Mr. Pickett brings to the Board a depth of understanding of our business and operations, as well as financial expertise in long-term healthcare services, mergers and acquisitions.

OTHER PUBLIC BOARDS ● Corporate Office Properties Trust (NYSE:OFC) (2013–present)

STEPHEN D. PLAVIN

INDEPENDENT AGE: 63 DIRECTOR SINCE: 2000

BUSINESS EXPERIENCE

Since December 2012, Mr. Plavin has been a Senior Managing Director of the Blackstone Group. Mr. Plavin currently oversees Blackstone’s commercial real estate lending and debt investing activities in Europe. Previously, from when he joined Blackstone until June 2021, Mr. Plavin was the Chief Executive Officer and a Director of Blackstone Mortgage Trust, Inc. (NYSE:BXMT), an NYSE- listed commercial mortgage REIT that is managed by Blackstone. Prior to joining Blackstone, Mr. Plavin served as CEO of Capital Trust, Inc. (predecessor of Blackstone Mortgage Trust), since 2009. From 1998 until 2009, Mr. Plavin was Chief Operating Officer of Capital Trust and was responsible for all of the lending, investing and portfolio management activities of Capital Trust, Inc. Prior to that time, Mr. Plavin was employed for 14 years with Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. Mr. Plavin held various positions within the real estate finance unit of Chase, and its predecessor, Chemical Bank, and in 1997 he became co-head of global real estate for Chase. Mr. Plavin was also the Chairman of the Board of Directors of WCI Communities, Inc. (NYSE:WCIC), a publicly-held developer of residential communities from August 2009 until it was purchased by Lennar Corporation (NYSE:LEN and LEN.B) in February 2017.

EXPERTISE

Mr. Plavin brings to the Board management experience in the commercial real estate lending, banking and mortgage REIT sectors, as well as significant experience in capital markets transactions.

OTHER PUBLIC BOARDS ● Blackstone Mortgage Trust (NYSE:BXMT) (2012-2021) ● WCI Communities, Inc. (NYSE:WCIC) (2009-2017)

10

BURKE W. WHITMAN

INDEPENDENT AGE: 67 DIRECTOR SINCE: 2018

BUSINESS EXPERIENCE

Since 2019, Mr. Whitman has served as CEO of Colmar Holdings LLC (a private company) and member of the Board of Directors of Amicus Therapeutics, Inc. (NASDAQ:FOLD) (Audit & Compliance Committee; Nominating & Governance Committee). Previously Mr. Whitman served in business and the military concurrently. In the military, he served as a reserve officer of the U.S. Marine Corps from 1985 to 2018, including full-time active duty from 2009 to 2018 during which he led multiple combat deployments and served as a General Officer and Commanding General. In business, he served as CEO, Board Director and initially COO of Health Management Associates, Inc. (then NYSE:HMA) from 2005 to 2008, CFO of Triad Hospitals (then NYSE:TRI) from 1998 to 2005, and President and Board Director of Deerfield Healthcare (then a private company) from 1994 to 1998. He serves on the Board of Directors of the Marine Corps Heritage Foundation (Chair of the Governance Committee) and the Board of the Nashotah Theological Seminary, and has served previously on the Reserve Forces Policy Board (Advisor to the Secretary of Defense), the Board of Directors of the Toys for Tots Foundation (Chair of the Investment Committee) and the Board of Directors of the Federation of American Hospitals (Chair of the Audit Committee) and the Board of Trustees of the Lovett School, now a Lifetime Trustee.

EXPERTISE Mr. Whitman brings to the Board corporate and military leadership experience, including executive and financial leadership in the healthcare sector.	OTHER PUBLIC BOARDS ● Amicus Therapeutics, Inc. (NASDAQ:FOLD) (2019-present) ● Health Management Associates, Inc. (NYSE:HMA) (2005–2008)

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Stock Ownership Information

The following table sets forth information regarding the beneficial ownership of our common stock as of April 6, 2023 for:

●	each of our directors and the executive officers appearing in the table under “Executive Compensation Tables and Related Information, Summary Compensation Table” included elsewhere in this Proxy Statement; and
●	all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership of our common stock, for purposes of this Proxy Statement, includes shares of our common stock as to which a person has voting and/or investment power, or the right to acquire such power within 60 days of April 6, 2023. Except for shares of restricted stock and unvested units as to which the holder does not have investment power until vesting or as otherwise indicated in the footnotes, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. The “Common Stock Beneficially Owned” columns do not include unvested time-based restricted stock units (“RSUs”), unvested performance-based restricted stock units (“PRSUs”) and deferred stock units under our Deferred Compensation Plan (except to the extent such units vest or the applicable deferral period expires within 60 days of April 6, 2023) or common stock issuable in respect of operating partnership units (“OP Units”) or profits interests in OHI Healthcare Properties Limited Partnership (“Omega OP”). Accordingly, we have provided supplemental information regarding deferred stock units, unvested RSUs, OP Units and earned but not yet vested PRSUs and profits interests in Omega OP (“Profits Interest Units”) under the caption “Other Common Stock Equivalents.” For information regarding unearned, unvested PRSUs and Profits Interest Units for performance periods not yet completed, see “Outstanding Equity Awards at Fiscal Year End” below.

The business address of the directors and executive officers is 303 International Circle, Suite 200, Hunt Valley, Maryland 21030. As of April 6, 2023, there were 234,349,170 shares of our common stock outstanding and no preferred stock outstanding, as well as 8,626,224 common stock equivalents (including OP Units) outstanding, as defined in the table below.

	Common Stock
	Beneficially Owned			Other Common Stock Equivalents
							Operating		Percent of Class
	Number		Percentage	Unvested	Vested Profits	Deferred	Partnership		Including Common
Beneficial Owner	of Shares		of Class	Units(1)	Interest Units(2)	Stock Units(3)	Units(4)		Stock Equivalents(5)
Kapila K. Anand	14,676		*	—	—	18,233	—		*
Daniel J. Booth	195,636		*	140,838	—	—	256,938		0.24%
Craig R. Callen	50,423		*	13,497	10,401	54,876	13,861		*
Dr. Lisa C. Egbuonu-Davis	8,518	(6)	*	—	—	—	—		*
Barbara B. Hill	31,310		*	8,304	6,400	—	11,731		*
Steven J. Insoft(7)	—		*	34,926	—	—	27,867		*
Kevin J. Jacobs	18,016	(8)	*	—	—	—	—		*
Gail D. Makode	1,069		*	59,225	—	—	14,803		*
C. Taylor Pickett	4,100		*	306,235	—	575,539	340,423	(9)	0.50%
Stephen D. Plavin	94,753	(10)	*	5,158	3,969	—	—		*
Robert O. Stephenson	238,968		0.10%	129,545	—	—	259,173		0.26%
Burke W. Whitman	30,165	(6)	*	—	—	—	—		*
Directors, director nominee and current executive officers as a group (12 persons)	687,634		0.29%	697,728	20,770	648,648	924,796		1.23%
5% Beneficial Owners: (11)
The Vanguard Group, Inc.	34,382,537	(12)	14.7%	—		—	—		14.2%
BlackRock, Inc.	28,741,936	(13)	12.3%						11.8%
State Street Corporation	13,185,834	(14)	5.6%	—		—	—		5.4%

*       Less than 0.10%

(1)	Includes RSUs and earned but unvested PRSUs and Profits Interest Units that in each case vest more than 60 days from April 6, 2023, subject to continued employment. RSUs and time-based Profits Interest Units are subject to additional vesting in connection with a Qualifying Termination or Retirement. Earned but not yet vested PRSUs and performance-based Profits Interest Units held by the executive officers vest quarterly in the year following the end of the applicable performance period subject to continued employment, except in the case of a Qualifying Termination, Retirement or change in control in which case they are also subject to vesting. Each unit represents the right to receive one share of common stock. See “Outstanding Equity Awards at Fiscal Year End.” Unvested Profits Interest Units held by the directors other than Mr. Pickett vest upon completion of the current one-year term, subject to accelerated vesting in connection with death, disability of change in control.
(2)	Includes earned but unvested Profits Interest Units that are scheduled to vest within 60 days from April 6, 2023, subject to continued service, but which can be converted to OP units if certain tax-related conditions are met.
(3)	Deferred stock units representing the deferral of vested equity awards pursuant to the Company’s Deferred Stock Plan. Includes deferred stock units associated with RSUs and PRSUs vesting within 60 days which the holder has elected to defer. The deferred stock units will not be converted until the date or event specified in the applicable deferred stock agreement. See “Nonqualified Deferred Compensation.”

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(4)	OP Units are redeemable at the election of the holder for cash equal to the value of one share of our common stock priced at the average closing price for the 10-day trading period ending on the date of the holder’s notice of election to redeem the OP Units, subject to the Company’s election to exchange the OP Units tendered for redemption for shares of Omega common stock on a one-for-one basis, in each case subject to adjustment.
(5)	Percent of class reflects 234,349,170 shares of common stock outstanding as of April 6, 2023, plus a total of 8,626,224 common stock equivalents, consisting of 983,826 unvested RSUs and Profits Interest Units, 648,648 deferred stock units, approximately 6,972,980 OP Units and approximately 20,770 vested Profits Interest Units.
(6)	Includes 5,131 shares of restricted stock, subject to forfeiture until vested.
(7)	Mr. Insoft’s employment terminated effective January 1, 2022.
(8)	Includes 8,381 shares of restricted stock, subject to forfeiture until vested.
(9)	Excludes 225,000 OP Units that Mr. Pickett gifted an irrevocable trust for the benefit of his spouse and son on September 3, 2021, over which Mr. Pickett has no voting power.
(10)	Includes 34,306 shares of common stock that are held by a limited liability company, of which the reporting person is the manager.
(11)	Except as otherwise indicated below, information regarding 5% beneficial owners is based on information reported on Schedule 13G filings by the beneficial owners indicated with respect to the common stock of Omega.
(12)	Based on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, Inc., including on behalf of certain subsidiaries. The Vanguard Group, Inc. is located at 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. has shared voting power with respect to 292,084 of the shares, sole dispositive power with respect to 33,859,699 of the shares and shared dispositive power with respect to 522,838 of the shares.
(13)	Based on a Schedule 13G/A filed with the SEC on January 23, 2023 by BlackRock, Inc., including on behalf of certain subsidiaries. BlackRock, Inc. is located at 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 27,279,615 of the shares and sole dispositive power with respect to 28,741,936 of the shares.
(14)	Based on a Schedule 13G/A filed with the SEC on February 10, 2023 by State Street Corporation including on behalf of certain subsidiaries. State Street Corporation. Is located at State Street Financial Center, 1 Lincoln Street, Boston, MA 02111. State Street Corporation has shared voting power with respect to 9,855,937 of the shares and shared dispositive power with respect to 13,185,834 of the shares.

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Board Committees and Corporate Governance

Board of Directors and Committees of the Board

The members of the Board of Directors on the date of this Proxy Statement and the Committees of the Board on which they serve are identified below.

Name	Committee Memberships
	Audit	Compensation	Investment	Nominating & Corporate Governance
Craig R. Callen
Kapila K. Anand
Dr. Lisa C. Egbuonu-Davis
Barbara B. Hill
Kevin J. Jacobs
C. Taylor Pickett
Stephen D. Plavin
Burke W. Whitman
Number of meetings in 2022	4	3	6	4

= Committee Chair = Committee Member	= Chair of the Board

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The Board of Directors held seven meetings during 2022. Each member of the Board of Directors attended more than 75% of the meetings of the Board of Directors and of the committees of which such director was a member in 2022. While we invite our directors to attend our annual meeting of stockholders, the Company currently does not have a formal policy regarding director attendance. Mr. Pickett chaired Omega’s 2022 annual meeting of stockholders, and a total of five (5) members of our Board of Directors participated virtually in our 2022 annual meeting of stockholders.

Director Independence

All of the members of the Board of Directors meet the NYSE listing standards for independence, other than our Chief Executive Officer, Mr. Pickett. While the Board of Directors has not adopted any categorical standards of independence, in making these independence determinations, the Board of Directors noted that no director other than Mr. Pickett (a) received direct compensation from our Company other than director annual retainers and meeting fees, (b) had any relationship with our Company or a third party that would preclude independence or (c) had any material business relationship with our Company and its management, other than as a director of our Company. Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the NYSE listing standards for independence.

Board Leadership Structure

Since 2001, an independent non-employee director has served as our Chair of the Board of Directors rather than the Chief Executive Officer. We separate the roles of Chief Executive Officer and Chair of the Board in recognition of the difference between the two roles. At this time, the Board believes this leadership structure is appropriate, as it allows the Chief Executive Officer to focus on implementing the strategic direction for the Company as approved by the Board of Directors and the management of the day-to-day operations of the Company, while the Chair of the Board provides guidance to the Chief Executive Officer and sets the agenda for and presides over meetings of the Board. Mr. Callen, as Chair of the Board, presides over any meeting, including regularly scheduled executive sessions of the non-employee directors. If Mr. Callen is not present at such a session, the presiding director is chosen by a vote of those present at the session.

Risk Oversight

The Board of Directors, as a whole and at the committee level, plays an important role in overseeing the management of risk. Management is responsible for identifying the significant risks facing the Company, implementing risk management strategies that are appropriate for the Company’s business and risk profile, integrating consideration of risk and risk management into the Company’s decision-making process and communicating information with respect to material risks to the Board or the appropriate committee.

Portfolio and investment risk is one of the principal risks faced by the Company. We manage portfolio and investment risk by, among other things, seeking Investment Committee and/or Board approval for new investments over designated thresholds and providing detailed underwriting information on such proposed investments to the Investment Committee or the Board, as the case may be. In addition, our full Board regularly reviews the performance, credit information and coverage ratios of our operators.

Consistent with the rules of the NYSE, the Audit Committee reviews and discusses with management, periodically, as appropriate, policies with respect to risk assessment and risk management, the Company’s financial risk exposures and the steps management has taken to monitor and control such exposures, it being understood that it is the job of management to assess and manage the Company’s exposure to risk and that the Audit Committee’s responsibility is to discuss guidelines and policies by which risk assessment and risk management are undertaken. The Audit Committee also monitors the implementation and administration of the Company’s Code of Business Conduct and Ethics and disclosure controls.

The Vice President of Information Technology, who reports directly to the Company’s Chief Financial Officer, oversees our information security program, which is designed to align to industry recognized cybersecurity frameworks. In addition, we maintain an Information Security Incident Response Plan, conduct cybersecurity training for all employees at least annually and conduct training through our cyber insurance carrier, and periodic assessments by third parties to assess our vulnerability management and security controls and to assist us in identifying and mitigating security risks. The Audit Committee reviews and discusses with management quarterly the Company’s program, policies and procedures related to information security and data protection, including data privacy and network security, as they relate to financial reporting, while the Board periodically reviews these cyber-related risks as they impact the enterprise at large.

The Compensation Committee reviews risks associated with the Company’s compensation plans and arrangements. The Nominating and Corporate Governance Committee reviews risks associated with the Company's ESG program. While each committee monitors certain risks and the management of such risks, the full Board is regularly informed about such matters.

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The full Board generally oversees enterprise risk management and enterprise risk management issues otherwise arising in the Company’s business and operations.

selected areas of board and committee oversight in 2022
Corporate Strategy	Portfolio Management	Enterprise Risk Management
Privacy and Data Security	Code of Business Conduct and Ethics	Board and Executive Compensation
ESG/ D&I	Board and Executive Succession	Investment Activity

Areas of Oversight	Audit	Compensation	Nominating & Corporate Governance	Investment	Full Board
Corporate Strategy
Portfolio Management
Enterprise Risk Management
Privacy and Data Security
Code of Business Conduct and Ethics
Board and Executive Compensation
ESG/D&I
Board and Executive Succession
Investment Activity

Standing Committee Information

The Audit Committee met four times in 2022. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial information to be provided to stockholders and the SEC; (ii) the system of internal controls that management has established and (iii) the external independent audit process. In addition, the Audit Committee selects Omega’s independent auditors and provides an avenue for communication between the independent auditors, financial management and the Board of Directors. The responsibilities of the Audit Committee are more fully described in its Charter, which is available on our website at www.omegahealthcare.com.

Each of the members of the Audit Committee is independent and financially literate, as required of audit committee members by the NYSE. The Board of Directors has determined that Ms. Anand, Mr. Jacobs and Mr. Whitman each qualify as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Board of Directors has determined that (i) Ms. Anand qualifies as an audit committee financial expert based on her substantial

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experience in accounting and auditing as a partner of KPMG and as a public company audit committee member, (ii) Mr. Whitman qualifies as an audit committee financial expert based on his substantial financial management experience in the healthcare sector, including as a public company chief financial officer and chief executive officer and (iii) Mr. Jacobs qualifies as an audit committee financial expert based on his substantial financial management experience, including as a public company chief financial officer.

The Compensation Committee has responsibility for determining the compensation of our executive officers and administering our equity incentive plan. During 2022, the Compensation Committee met three times. The responsibilities of the Compensation Committee are more fully described in its Charter, which is available on our website at www.omegahealthcare.com.

The Investment Committee works with management to develop strategies for growing our portfolio and has authority to approve investments up to established thresholds. The Investment Committee met six times during 2022.

The Nominating and Corporate Governance Committee met four times during 2022. The Nominating and Governance Committee has responsibility for identifying potential nominees to the Board of Directors and reviewing their qualifications and experience, for developing and implementing policies and practices relating to corporate governance, and for overseeing the Company’s progress on ESG and human resources initiatives. The responsibilities of the Nominating and Corporate Governance Committee are more fully described in its charter, which is available on our website at www.omegahealthcare.com.

In addition to the standing Committees listed above, the Board has established a Special Administrative Committee under the Company’s equity incentive plan consisting solely of Mr. Pickett, with the authority to allocate and grant awards thereunder to employees of Omega and its affiliates who are not executive officers of Omega up to a maximum number of units or shares authorized by the Compensation Committee from time to time. In addition, the Board has formed, and may from time to time form, such other committees as it deems appropriate to fulfill its responsibilities, including to execute capital markets and other activity.

Identification of Director Nominees and Board Diversity

The process for identifying and evaluating nominees to the Board is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. Nominees for director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties, among other criteria.

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In addition, the Nominating and Corporate Governance Committee endeavors to identify nominees that possess diverse educational backgrounds, business experiences, life skills, as well as diverse gender, racial, sexual orientation, national origin and ethnic characteristics.

OVERALL BOARD DIVERSITY		gender (percent of female board members)
3 Women 2 Non-White Members	38% Diverse

TENURE (average years per board member)		AGE (average age per board member)

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38% of our Board nominees are women, and two nominees bring racial diversity to our Board. Also, the director nominees range in age from 50 to 70 with the average age being 64. Four of our Board members were first elected to our Board in or after 2018. The Nominating and Corporate Governance Committee does not assign specific weight to any particular criteria; the goal is to identify nominees that, considered as a group, will possess an effective mix of backgrounds, talents, knowledge, skill sets and characteristics necessary for the Board of Directors to fulfill its responsibilities.

The table below provides a summary of certain of these collective competencies and attributes of the Board nominees. The lack of an indicator for a particular nominee does not mean that the director does not possess that skill or experience, as we look to each director to be knowledgeable in all of these areas. Rather, the indicator represents that the item is a core competency that the director brings to the Board.

		Anand	Callen	Egbuonu- Davis	Hill	Jacobs	Pickett	Plavin	Whitman	Total	Percentage
Skills/ Experience	Leadership	●	●	●	●	●	●	●	●	8	100%
	Accounting	●	●			●	●	●	●	6	75%
	Real Estate	●	●			●	●	●	●	6	75%
	Health Care	●	●	●	●		●		●	6	75%
	Sitting Executive			●		●	●	●		4	50%
	Investment		●		●	●	●	●	●	6	75%
	Cybersecurity	●			●	●			●	4	50%
	ESG	●	●		●				●	4	50%
	Legal/Regulatory				●				●	2	25%
	Human Capital Management	●	●	●	●		●	●	●	7	88%
Attributes	Racial Diversity:
	African American			●						1	13%
	Asian/Pacific Islander	●								1	13%
	White/Caucasian		●		●	●	●	●	●	6	75%
	Hispanic/Latino
	Native American
	Other
	Gender Diversity:
	Male		●			●	●	●	●	5	63%
	Female	●		●	●					3	38%
	Other
	Independence:
	Independent Director	●	●	●	●	●		●	●	7	88%
	Non-Independent Director						●			1	13%
	Military Status:
	Veteran								●	1	13%
	Non-Veteran	●	●	●	●	●	●	●		7	88%

Our directors have a wide range of additional skills and experience not mentioned above, which they bring to their roles as directors to Omega’s benefit, including experience in the financial services industry, corporate governance, and nonprofit leadership areas. The term “Sitting Executive” above refers to a director’s current position in an executive role for a publicly-traded company or its subsidiary. Racial and gender diversity attributes are based on self-identified attributes of our directors. Expertise in cybersecurity, ESG, legal/regulatory and human capital management reflect a director’s belief that they have overseen or otherwise developed expertise in such areas. Our directors’ skills and experience are further described in their

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biographies above. The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees as director. Any such nomination should be submitted to the Nominating and Corporate Governance Committee through our Secretary in accordance with the procedures and time frames described in our Bylaws.

Environmental, Social and Governance Oversight

In connection with internal assessments and stockholder engagement, we prioritize ESG initiatives that matter most to our business and stockholders. Our Nominating and Corporate Governance Committee has been charged with oversight of the Company’s ESG efforts; however, ESG remains the responsibility and focus of our entire Board. In 2020, we published our first Corporate ESG Summary, and in 2021 we launched our ESG website, available at www.omegahealthcare.com.

esg focus areas

Environmental	Social Responsibility	Governance
● Efficient Corporate Headquarters Building and Proactive Green Strategies ● Supporting Tenant Programs ● ESG Website and Report	● Equal Opportunity and Diversity and Inclusion ● Employee Development and Growth ● Supporting Community Involvement	● Separate CEO and Chair ● Proactively Adopted Proxy Access ● Strong Alignment of Pay for Performance

ENVIRONMENTAL RESPONSIBILITY

We place a high priority on the protection of our assets, communities and the environment. Based on our business model, the properties in our portfolio are primarily net leased to our tenants, and each tenant is generally responsible for maintaining the buildings, including controlling their energy usage and the implementation of environmentally sustainable practices at each location. We support our tenants’ operations and work with them to promote environmental responsibility at the properties we own and to reiterate the importance of energy efficient facilities, including by:

●	providing capital to our operators to add or upgrade to energy-efficient emergency power generators to limit disruption to patient care in the event of a power outage;
●	supporting compliance with prevailing environmental laws and regulations throughout our new development, major renovation and capital expenditure projects; and
●	promoting the adoption of specific environmental practices in our sustainable and innovative new developments, including, but not limited to, the installation of occupancy sensors and water-efficient plumbing fixtures, the use of low VOC paints and adhesives and the use of energy-efficient lighting, with 56% of Omega’s development from 2015 to 2022 having been built to Leadership in Energy and Environmental Design (“LEED”) certification standards.

Corporate HQ LEED Certified

Our focus on environmental responsibility is also demonstrated by how we manage our day-to-day activities at our corporate headquarters, which has earned the LEED Silver Certification in Existing Buildings: Operations & Maintenance, and where we also promote energy efficiency with features such as an automatic lighting control system, water efficient features, low-VOC paints and floor adhesives and a single-stream recycling service.

56% of Omega’s development projects from 2015-2022 built to LEED certification standards

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SOCIAL RESPONSIBILITY, EQUAL OPPORTUNITY AND DIVERSITY AND INCLUSION

We are committed to providing a positive and engaging work environment for our employees and taking an active role in the betterment of the communities in which our employees live and work. Our employees are provided a competitive benefits program, including comprehensive healthcare benefits and a 401(k) plan with a matching contribution from the Company, the opportunity to participate in our employee stock purchase program, bonus and incentive pay opportunities, competitive paid time-off benefits and paid parental leave, wellness programs, continuing education and development opportunities and periodic engagement surveys. In addition, we believe that giving back to our community is an extension of our mission to improve the lives of our stockholders, our employees and our employees’ families, and we have implemented community engagement events, internship and mentorship programs, as well as a matching program for charitable contributions of employees.

ACTION ON PAY EQUITY AND DIVERSITY AND INCLUSION

Omega has a long-standing commitment to being an equal opportunity employer and has implemented Equal Employer Opportunity policies. We regularly conduct pay equity reviews as we seek for women and men, on average, at various roles and levels of the Company, to be paid equitably for their roles and contributions to our success. Additionally, in 2021, we reinforced our diversity and inclusion commitment by signing the CEO Action for Diversity and Inclusion Pledge, one of the largest CEO-driven business commitments to act on and advance diversity, equity and inclusion in the workplace. In addition, beginning in 2020, we have implemented several initiatives to further our commitment to diversity and inclusion within our workforce and Board, in our local community and in the industry in which we operate, particularly considering the racial and social justice challenges that were highlighted in 2020 and during the pandemic.

We have committed as a Founding Donor to support Nareit’s Dividends Through Diversity, Equity & Inclusion program, which supports charitable and educational organizations and initiatives that will help create a more diverse, equitable, and inclusive REIT and publicly traded real estate industry. Members of management serve on Nareit’s Corporate Governance Council and Real Estate Sustainability Council.

In 2022 Omega committed as a Founding Donor of Nareit’s Dividends Through Diversity, Equity & Inclusion program diversity and inclusion initiatives designed to impact:

Workforce and Board Recruitment & Internships

We have expanded our recruitment practices to reach more diverse candidates for employment and Board positions and have developed an internship program with a focus on increasing diversity in the pipeline of eligible employees. In addition, the Company implements mandatory diversity and inclusion training for our Board members and employees. Three of our eight Board nominees are women, two of whom are racial minorities and one of whom is from a historically underrepresented group. At the executive level, one of the Company’s four NEOs is a woman and brings racial diversity to the team, and on the senior management team, 20% are women and 20% bring racial diversity to the team. In 2020, our CEO reinforced our diversity and inclusion commitment by signing the CEO Action for Diversity and Inclusion Pledge, one of the largest CEO-driven business commitments to act on and advance diversity, equity and inclusion in the workplace.

local community Charitable Partnerships

We have invested in several local charitable partnerships to improve economic, health and social outcomes in the local Baltimore, Maryland community, with a focus on the local Black community and historically underrepresented communities.

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industry Fostering Operator Training Scholarships

We are providing grants for operator training programs that focus on development of talent from historically underrepresented communities and have initiated a multi-year scholarship program at a local historically Black university. We have also implemented a Vendor Code of Conduct aimed at improving corporate social responsibility among our key vendors and aligning their practices with our policies.

Corporate Governance

Omega maintains a commitment to high corporate governance standards. We believe that sound corporate governance strengthens the accountability of our Board and management and promotes the long-term interest of stockholders. The bullets below highlight areas of our governance practices, which should be read in conjunction with the information set forth above and in our Corporate Governance Guidelines available through our website at www.omegahealthcare.com.

BOARD STRUCTURE

Annual Election of Directors.
Our Board consists of a single class of directors who stand for election each year.

Opt-out of Maryland Law Allowing Staggering the Board without Shareholder Approval.
In November 2019, the Board opted out of the provisions of the Maryland Unsolicited Takeovers Act that otherwise would permit the Board, without stockholder approval, to divide the Board into three classes serving staggered three-year terms.

Majority Voting Standard for Director Elections with Resignation Policy.
Our Bylaws include a majority voting standard for the election of directors in uncontested elections. Any incumbent director who fails to receive the required vote for re-election must offer to resign from the Board. Stockholders can vote for, against or abstain from voting on each nominee.

Chair and CEO Roles Separated.
Our independent Chair of the Board provides independent leadership for our Board.

STOCKHOLDER RIGHTS

Proxy Access.
Our Bylaws grant stockholders meeting certain eligibility requirements the right to nominate director candidates and require us to include in our proxy materials for an annual meeting stockholder-nominated director candidates equal to the greater of two director seats or 20% of the Board.

Stockholder-Requested Special Meetings.
Our stockholders have the ability to call a special meeting of stockholders in accordance with the process set forth in the Bylaws.

Stockholder Amendments to Bylaws.
Our Bylaws may be amended by stockholder vote.

COMPENSATION PRACTICES

Stock Ownership Guidelines.
We have stock ownership guidelines for our senior officers and our non-employee directors.

Anti-Hedging and Anti-Pledging.
Our directors, officers and employees are subject to anti-hedging and anti-pledging policies.

Clawback Policy.
Our Board has voluntarily adopted a formal clawback policy that applies to incentive compensation.

Annual Say-on-Pay.
We annually submit “say-on-pay” advisory votes for our stockholders’ consideration and vote.

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BOARD PRACTICES

Annual Strategic Review.
The Board generally conducts a formal annual review of our corporate strategy.

Executive Sessions of Our Board.
An executive session of independent directors is generally held at each regularly scheduled Board and Committee meeting.

Board Evaluations.
Our directors undergo annual evaluations of the Board as a whole and each director individually.

Regular Succession Planning.
A high priority is placed on regular and thoughtful succession planning for our senior management.

ethics and risk management

Code of Ethics.
We maintain a Code of Business Conduct and Ethics (“Code of Ethics”) for our directors, officers and employees. The Company requires employees and Board members to certify the Code of Ethics annually, and from time to time, conducts compliance training for all employees and Directors.

Whistleblower Policy.
We maintain a third-party administered hotline and website that enable anonymous reporting of compliance and ethics concerns.

Enterprise Risk Management.
Our Board reviews the Company’s risks and enterprise risk management processes at least annually.

Cybersecurity Training.
We provide cybersecurity training to our directors, officers and employees at least annually.

ESG AND DIVERSITY AND INCLUSION

ESG Steering Committee.
The Company has established an ESG Steering Committee that is responsible for advancing the Company’s governance, sustainability and diversity and inclusion programs, with the Nominating and Corporate Governance Committee exercising oversight of the Committee.

Training. We provide mandatory regular training to our directors, officers and employees on diversity and inclusion.

Communicating with the Board of Directors and the Audit Committee

Our Board of Directors and our Audit Committee have established procedures to enable anyone who has a concern about our conduct, or any employee who has a concern about our accounting, internal controls or auditing matters, to communicate that concern directly to the non-employee members of the Board of Directors or the Audit Committee, as applicable. These communications may be confidential or anonymous and may be submitted in writing, by a toll-free telephone hotline administered via a third party or through the Internet, including through a third-party administered website. Our employees have been provided with direct and anonymous access to each of the members of the Audit Committee. Our Company Code of Ethics prohibits any employee of our Company from retaliating or taking adverse action against anyone in good faith raising or helping resolve a concern about our Company.

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Interested parties may contact our non-employee directors by writing to them at our headquarters: Omega Healthcare Investors, Inc., 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, or by contacting them through our website at www.omegahealthcare.com. Communications addressed to the non-employee members of the Board of Directors will be reviewed by Omega’s Chief Legal Officer and General Counsel, as corporate communications liaison, and will be directed to the appropriate director or directors for their consideration. The Chief Legal Officer and General Counsel may not “filter out” any direct communications from being presented to the non-employee members of the Board of Directors and Audit Committee members without instruction from the directors or committee members. The corporate communications liaison is required to maintain a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications. Such record will include the name of the addressee, the disposition by the corporate communications liaison and, in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The corporate communications liaison is required to provide a copy of any additions to the record upon request of any member of the Board of Directors.

Policy on Related Party Transactions

We have a written policy regarding related party transactions under which we have determined that we will not engage in any purchase, sale or lease of property or other business transaction in which our officers or directors have a direct or indirect material interest without the approval by resolution of a majority of those directors who do not have an interest in such transaction. It is generally our policy to enter into or ratify related party transactions only when our Board of Directors, acting through our Audit Committee, determines that the related party transaction in question is in, or is not inconsistent with, our best interests and the interests of our stockholders.

Code of Business Conduct and Ethics

We have adopted a written Code of Ethics that applies to all our directors and employees, including our Executive Officers. A copy of our Code of Ethics is available on our website at www.omegahealthcare.com. Any amendment to our Code of Ethics or any waiver of our Code of Ethics will be disclosed on our website at www.omegahealthcare.com promptly following the date of such amendment or waiver. We provide regular training to our directors, officers, and employees on the Code of Ethics.

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines to foster long-term stock holdings by Company leadership. These guidelines create a strong link between stockholders’ and management’s interest. The Chief Executive Officer is required to own shares in the Company with a value equal to at least six times his annual base salary. Executive Officers other than our Chief Executive Officer are required to own shares in the Company with a value equal to at least three times their respective annual base salaries within five years of the executive’s appointment. Each non-employee director is required to own shares in the Company with a value equal to at least five times the annual cash retainer for serving as a member of the Board of Directors within five years of the director’s appointment. The complete Stock Ownership Guidelines for Executive Officers and Directors (the “Stock Ownership Guidelines”) contained in the Corporate Governance Guidelines are available through our website at www.omegahealthcare.com.

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The following graph summarizes the stock ownership of each of the officers above and our non-employee directors as of April 6, 2023, as a multiple of base salary or annual cash retainer, respectively, then in effect, pursuant to our Stock Ownership Guidelines.

STOCK OWNERSHIP GUIDELINES DATA AS OF APRIL 6, 2023 (1)

(1)	Ownership multiples are based on actual ownership as of April 6, 2023. Ownership multiples above are shown for illustrative purposes and may be less than the valuations provided for in the Stock Ownership Guidelines. Once an officer or director complies with the applicable guidelines, a subsequent decline in stock price has no effect on compliance.
(2)	Dr. Egbuonu-Davis, who was appointed to the Board in 2021 has not yet reached the five-year tenure threshold to satisfy the ownership requirement.

Policy on Hedging and Pledging of Company Securities

We consider it inappropriate for any director or officer to enter into speculative transactions in our Company’s securities. Therefore, we prohibit the purchase or sale of puts, calls, options or other derivative instruments related to our Company’s securities or debt. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership.

Additionally, directors and officers may not purchase our Company’s securities on margin, hold our securities in a margin account or pledge the Company’s securities as collateral. All of our directors and officers are in compliance with this policy as of April 6, 2023.

Director Retirement Policy

It is the general policy of the Board of Directors that after reaching 77 years of age, directors shall not stand for re-election and thereafter shall retire from the Board of Directors upon the completion of the term of office to which they were elected. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.

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Director Over-Boarding Policy

It is the general policy of the Board of Directors that directors should advise the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board, and directors should sit on no more than three public boards in addition to the Company’s Board unless the Nominating and Corporate Governance Committee approves otherwise.

Proxy Access and Universal Proxy

In 2022, the Board of Directors amended and restated our Bylaws to, among other things, provide for voting “for” and “against” director nominees; set forth provisions regarding the conduct of stockholder meetings; grant stockholders meeting certain eligibility requirements the right to nominate and require us to include in our proxy materials for an annual meeting stockholder-nominated director candidates equal to the greater of two director seats or 20% of the Board; comply with the universal proxy rules adopted by the SEC; and provide procedures for meetings of the Board during the existence of emergency conditions.

Corporate Governance Materials

The Corporate Governance Guidelines, Code of Ethics and the charters of the committees of the Board of Directors are available free of charge through our website at www.omegahealthcare.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this document, or any other report or document filed with or furnished to the SEC.

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Proposal 2 — Proposal to Ratify the Selection of Ernst & Young LLP as our Independent Auditor for the Fiscal Year 2023

The Audit Committee has selected Ernst & Young LLP (“EY”) as our Company’s independent auditor for the current fiscal year, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of EY for ratification by stockholders as a matter of good corporate governance. However, if the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain EY. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interest of us and our stockholders. Information concerning the services EY provided to us can be found in the section “Audit Committee and Independent Auditor Matters” below.

The Board of Directors and the members of the Audit Committee unanimously recommend a vote FOR the proposal to ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year 2023.

Vote Required for Approval

The affirmative vote of holders of a majority of all votes cast on the matter is required to ratify the selection of EY as our Company’s independent auditor for the current fiscal year. Accordingly, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on any of this proposal.

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Audit Committee and Independent Auditor Matters

The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of our Company, the audits of our financial statements, the qualifications of the public accounting firm engaged as our independent auditor to prepare and issue an audit report on our financial statements and the related internal control over financial reporting and the performance of our independent auditors. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace our Company’s independent auditors, as well as determine the amount of the fees paid to the Company’s independent auditors. The Audit Committee’s function is more fully described in its charter, which is available on our website at www.omegahealthcare.com. The Board of Directors and the Audit Committee review the Audit Committee Charter annually.

The Board of Directors has determined that each Audit Committee member is independent under the standards of director independence established under our corporate governance policies and the NYSE listing requirements and is also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that Ms. Anand, Mr. Jacobs and Mr. Whitman each qualify as an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our Company’s independent auditor, EY, is responsible for auditing and expressing opinions on the conformity of our Company’s consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of our Company’s internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO criteria”).

Audit Committee Report

The Audit Committee, with respect to the audit of the Company’s 2022 audited consolidated financial statements, reports as follows:

●	The Audit Committee has reviewed and discussed with management and EY the 2022 audited financial statements in the Company’s Annual Report on Form 10-K, including a discussion of the quality — not just the acceptability — of the accounting principles and the reasonableness of significant judgments;
●	The Audit Committee discussed with EY such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (“PCAOB”) (including Auditing Standard No. 1301 “Communications with Audit Committees”);
●	The Audit Committee has received written disclosures and the letter from EY required by the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence from the Company;
●	The Audit Committee discussed with the Company’s auditors the overall scope and plans for their respective audits, and then met with the auditors, with and without management present, to review the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;
●	The Audit Committee reviewed the professional services provided by EY discussed below, considered whether provision of such services is compatible with maintaining auditor independence and concluded that the services provided by EY with respect to the 2022 audit were compatible with maintaining auditor independence; and based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s 2022 audited financial statements be included in the Company’s Annual Report on Form 10-K.

Audit Committee of the Board of Directors Kapila K. Anand, Chair Craig R. Callen Kevin J. Jacobs Burke W. Whitman

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Independent Auditors

EY audited our consolidated financial statements as of December 31, 2022 and 2021 and for each of the years ended December 31, 2022, 2021 and 2020. Representatives of EY are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting. Approval of our independent auditors is not a matter required to be submitted to stockholders; however, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of EY for ratification by stockholders as a matter of good corporate practice.

Fees

The following table presents fees for professional services rendered by EY for the audit of our Company’s annual financial statements for the fiscal years 2022 and 2021 and fees billed for other services rendered by EY during those periods, all of which were pre-approved by the Audit Committee.

	Year Ended December 31,
	2022	2021
Audit Fees	$1,788,000	$1,827,000
Audit-Related Fees	—	—
Tax Fees	1,050,000	992,000
All Other Fees	—	1,000
Total	$2,838,000	$2,820,000

Audit Fees

The aggregate fees billed by EY for professional services rendered to our Company for the audit of our Company’s annual financial statements for fiscal years 2022 and 2021, the audit of the effectiveness of our Company’s internal control over financial reporting related to Section 404 of the Sarbanes-Oxley Act of 2002 for fiscal years 2022 and 2021, the reviews of the financial statements included in our Company’s Forms 10-Q for fiscal years 2022 and 2021 and services relating to securities and other filings with the SEC, including comfort letters and consents, were approximately $1,788,000 and $1,827,000, respectively.

Audit Related Fees

EY was not engaged to perform services for our Company relating to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation or consultation concerning financial accounting and reporting standards for fiscal years 2022 and 2021.

Tax Fees

The tax fees billed by EY to our Company for tax compliance and preparation services for fiscal years 2022 and 2021 were approximately $848,000 and $854,000, respectively. The tax fees billed by EY to our Company for tax advice and tax planning services for fiscal years 2022 and 2021 were approximately $202,000 and $138,000, respectively.

All Other Fees

The aggregate other fees billed by EY to our Company for access to an online accounting research tool for fiscal years 2022 and 2021 were approximately $0 and $1,000, respectively.

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Determination of Auditor Independence

The Audit Committee considered the provision of non-audit services by our independent auditor and has determined that the provision of such services was consistent with maintaining the independence of EY.

Audit Committee’s Pre-Approval Policies

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our Company’s independent auditor, provided, however, pre-approval requirements for non-audit services are not required if all such services: (1) do not aggregate to more than five percent of total fees paid by us to our accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement and (3) are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit.

In the first half of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent auditing firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with its pre-approval policies and procedures described herein.

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Proposal 3 — Advisory Vote on Executive Compensation

Background on Advisory Vote

Federal legislation (Section 14A of the Exchange Act) requires that we periodically include in our Proxy Statement a non-binding stockholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “say-on-pay”). In an advisory vote in 2017, our stockholders voted to recommend, and the Board adopted, holding a say-on-pay vote on an annual basis.

Our Executive Compensation Program

As described more fully in our Compensation Discussion and Analysis section of this Proxy Statement (“CD&A”) and the related tables and narrative, we design our executive compensation program to reward, retain and, in the case of new hires, attract executive officers to support our business strategy, achieve our short-term and long-term goals and provide continued success for our operators, stockholders, employees and communities. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our executive compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s executive officers as described in this Proxy Statement.

The Compensation Committee engages in an annual review to establish the annual salaries and the terms and conditions of annual cash bonus opportunities, long-term incentive awards and employment agreements with our executive officers. The compensation programs for 2021-2022 were described in the CD&A included in the Company’s proxy statement for our 2022 annual meeting of stockholders, at which approximately 94.6% of the votes cast approved the Company’s executive compensation in the advisory “say-on-pay” vote, continuing a long-term trend of significant shareholder support. As a result, the Compensation Committee has generally maintained the same construct of its executive compensation program.

We urge you to read the CD&A section of this Proxy Statement for the details on the Company’s executive compensation program, including the executive compensation programs implemented for 2022-2023. Our executive compensation programs emphasize pay for performance, such that the interests of all of our executive officers are aligned with the interests of stockholders. For a detailed description of how we have structured performance-based compensation programs and the recent results, see “Compensation Discussion and Analysis — Pay for Performance Alignment.”

Proposed Vote

The following resolution will be submitted for a stockholder vote at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve the compensation of the Company’s executive officers as described in the Proxy Statement issued in connection with the 2023 Annual Meeting of Stockholders, including in the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures contained therein.

Because the vote is advisory, the outcome of the vote will not be binding upon the Board of Directors, the Compensation Committee or the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal; however, the Compensation Committee will consider the outcome of the vote when evaluating future executive compensation arrangements.

Vote Required for Approval

Approval, on an advisory basis, of the compensation of our executive officers will be decided by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

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Proposal 4 — Advisory Vote on Frequency of Advisory Vote on Executive Compensation

Background on Advisory Vote

In an advisory vote in 2017, our stockholders voted to recommend, and the Board adopted, holding a say-on-pay vote every one year. SEC rules require us to ask our stockholders, at least every six years, to advise on whether the say-on-pay vote should occur every one, two or three years. Accordingly, we are requesting your advisory vote this year to determine the frequency of future say-on-pay votes. You have the option to vote for any of the three options, or to abstain on the matter.

Background on Board Recommendation

The Board of Directors has determined that an annual advisory vote on executive compensation is the best approach for the Company and the most effective means for ensuring that our executive compensation policies and procedures are strongly aligned with the interests of our stockholders and are effective in implementing our compensation philosophy and in achieving our strategic goals. The Board’s belief is further based on the premise that this recommendation can be modified in future years if it becomes apparent that a vote once every year is not meaningful or a different voting frequency is recommended by best corporate governance practices.

The Board of Directors unanimously recommends a vote to conduct future advisory votes on executive compensation every ONE YEAR.

Vote Required for Approval

Stockholders may vote to recommend to the Board of Directors that future advisory votes on executive compensation be conducted every one, two or three years. Whichever of those alternatives which receives a majority of the votes cast will be considered the alternative recommended by stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. With respect to this item, if none of the three alternatives receives a majority vote, we will consider the alternative that receives the highest number of votes by stockholders to be the alternative that is preferred by our stockholders. This vote is not binding on the Board of Directors or the Company, and the Board of Directors may determine that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the alternative recommended by our stockholders.

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Proposal 5 — Approval of Amendment to 2018 Stock Incentive Plan

Recommendation of the Board

The Board of Directors unanimously recommends that the stockholders vote FOR this Proposal 5, the proposal to approve an amendment to the Omega Healthcare Investors, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) to increase the number of shares of common stock authorized for issuance thereunder from 10,500,000 shares to 17,200,000 shares, an increase of 6,700,000 shares (the “Amendment”).

Background and Reasons for the Amendment

Our stockholders originally approved the 2018 Plan at the 2018 Annual Meeting of Stockholders. We wish to increase the number of shares available for issuance as equity compensation to be able to offer appropriate equity incentives going forward. The Amendment does not modify any provision under the 2018 Plan other than the number of shares reserved for issuance thereunder.

The purpose of the Amendment is to replenish equity award availability to advance the interests of the Company and its affiliates in recruiting and retaining employees, Board members and other individuals who provide services to the Company. The 2018 Plan enables such persons to participate in the future success of the Company and its affiliates and to associate their interests with those of the Company and its stockholders. If we do not increase the number of shares available for issuance under the 2018 Plan, based on our historical and expected share issuance rates, we would not have a sufficient number of shares authorized under the 2018 Plan to grant awards consistent with our historical compensation practices. In such event, we would lose an important compensation tool aligned with stockholder interests to attract and retain qualified employees, and we will be forced to replace such awards with cash compensation, which we believe has the potential to reduce stockholder value.

The Board of Directors unanimously recommends a vote FOR the approval of the Amendment to the 2018 Stock Incentive Plan.

In particular, we are seeking to reserve these additional shares because our executive compensation program heavily relies on the use of performance awards where the number of shares actually earned and issued varies substantially based on performance.  To appropriately motivate and incentivize our employees, the performance awards are structured to provide the opportunity for greater awards for higher performance. As a result, the Company generally seeks to reserve sufficient shares for issuance at the high-performance level, even though actual performance may vary from year to year. In addition, the actual number of shares issued in respect of vested and earned profits interest units may be less than the number of shares reserved with respect to outstanding awards since profits interest units of Omega OP may, at the Company’s option, be settled in cash without the issuance of common stock of the Company. The Board has determined that it is advisable to increase the share reserve under the 2018 Plan at this time to ensure that we have sufficient shares for our equity-based awards in amounts determined appropriate by the Compensation Committee and consistent with our historical compensation practices to promote retention and alignment of interests of key employees with those of our stockholders. In this regard, the Board noted that as of the record date for meeting, April 6, 2023, 5,450,698 shares were subject to outstanding unearned awards under the 2018 Plan, as set forth in the share dilution table below. While not currently anticipated based on multi-year performance to date, it would exhaust the remaining availability under the 2018 Plan if all the outstanding performance awards are fully earned and vested at the high-performance level. Accordingly, as of April 6, 2023, no shares are available for issuance of future awards assuming all the unearned outstanding performance awards will vest at high performance. The closing price of our common stock as of April 6, 2023 was $27.33 per share, as reported by the NYSE.

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Reasonable Plan Costs

In its determination to recommend that the Board approve the Amendment, the Compensation Committee considered a number of factors in connection with the Amendment, including the following:

●	a reasonable number of additional shares requested (6,700,000), based on our burn rate for the past three years, as shown below,
●	the overall plan size would not have a substantially dilutive effect (approximately 4.79% of shares of common stock and OP Units), as shown below,
●	the total number of shares of common stock available for issuance based on outstanding unearned and future awards, as shown below,
●	the burn rate information, as shown below, and
●	the stockholder-friendly features of the 2018 Plan, as described further below.

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2020 through 2022 period, and the corresponding burn rate, which is defined as the number of shares subject to awards granted (or, for awards subject to performance-based vesting, earned) in a fiscal year divided by the weighted-average common shares outstanding for last three fiscal years:

	Time-Based	Performance-Based	Total Full Value		Weighted Average
	Awards	Awards	Awards		Common Shares
Year	Granted (1)	Earned (2)	Granted/Earned	Options Granted (3)	Outstanding	Burn Rate (4)
2022	256,818	—	256,818	—	243,092,000	0.11%
2021	210,429	973,142	1,183,571	—	243,553,000	0.49%
2020	158,572	658,052	816,624	—	233,865,000	0.35%
Three Year Average						0.32%

(1)	Includes time-based equity awards granted to executive officers, employees, non-employee directors and consultants.
(2)	Performance-based awards earned by executive officers and other eligible participants in each fiscal year based on the achievement of various performance goals.
(3)	No options or stock appreciation rights have been granted under the 2018 Plan.
(4)	Burn rate is equal to the total full value awards granted / earned as a percentage of the weighted average common shares outstanding during the year.

Share Dilution

The table below shows our current, as of the record date of April 6, 2023, and estimated dilution calculations:

Plan category	Share Allocation	Dilution (Basic) (1, 4)	Dilution (Full) (2, 5)
New Shares Requested	6,700,000	2.78%	2.64%
Available Shares	—	—%	—%
Outstanding Option and Appreciation Awards	—	—%	—%
Outstanding Unvested Full Value Awards (3, 4)	5,450,698	2.26%	2.15%
Total	12,150,698	5.04%	4.79%

(1)	Reflects Share Allocation divided by 241,322,150 shares of Diluted (Basic) shares outstanding as of April 6, 2023 as set forth below.
(2)	Reflects Share Allocation divided by 253,472,848 Diluted (Full) shares outstanding as set forth below.
(3)	Reflects all outstanding time-based awards and performance-based awards granted at the high performance level with performance periods remaining open as of April 6, 2023.
(4)	The table below sets forth the calculation of our Dilution (Basic) and Dilution (Full) outstanding shares as of April 6, 2023 for purposes of the Share Dilution calculation above.

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Shares Outstanding:
Shares of Common Stock Outstanding	234,349,170
OP Units Outstanding	6,972,980
Diluted (Basic) shares	241,322,150
Shares from Plan	12,150,698
Diluted (Full) shares	253,472,848

Under the 2018 Plan, shares of common stock subject to any portion of an award that is forfeited, cancelled, expired, terminated or paid or settled in cash without the issuance of shares of common stock (subject to the limits on share recycling discussed under the heading below “How the 2018 Plan is Designed to Protect Stockholders’ Interests”) are added back to the 2018 Plan’s reserve and will again be available for issuance under the 2018 Plan. All references in this proposal to the number of shares available for future issuance under the 2018 Plan do not take into account any shares that are subject to outstanding awards as of April 6, 2023 that are forfeited, cancelled, expired, terminated or paid or settled without the issuance of shares and returned to the 2018 Plan.

Stockholder Approval

NYSE listing requirements require that we submit the Amendment to our stockholders for approval. In addition, Internal Revenue Code rules require that we obtain stockholder approval of the Amendment in order to be able to issue incentive stock options under the 2018 Plan. The Amendment was recommended by the Compensation Committee and approved by the Board of Directors on April 14, 2023, subject to stockholder approval at the 2023 Annual Meeting.

If our stockholders approve the Amendment, the increase in shares reserved will be effective as of the date of stockholder approval. If our stockholders do not approve the Amendment, the 2018 Plan will remain in effect with the current number of shares reserved unchanged. The Company has not approved any awards that are conditioned upon stockholder approval of the Amendment.

If stockholders do not approve the Amendment to the 2018 Plan, the shares available for issuance in respect of future awards under the 2018 Plan will be exhausted (except to the extent outstanding awards are forfeited or not fully earned), and we will be unable to issue stock in respect of future awards and would be reliant on cash-settled awards. An inability to grant equity-based awards would have significant negative consequences to us and our stockholders including the following:

●	Inhibit Pay for Performance and Alignment with Stockholders. As described above, with respect to our named executive officers and other senior employees of the Company, a key element of our compensation philosophy is to pay a substantial portion of variable compensation in the form of equity-based awards as we believe that aligns employee and stockholder interests and drives long-term value creation.

●	Result in Increased Cash Compensation. In order to attract and retain qualified personnel, we would likely be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity awards and would limit cash available for other purposes.

How the 2018 Plan is Designed to Protect Stockholders’ Interests

The following features of the 2018 Plan are intended to continue to protect the interests of our stockholders:

●	Limits on terms of options and stock appreciation rights. The maximum terms of each stock option and stock appreciation right that can be granted under the 2018 Plan is ten years.

●	Limits on share recycling. The 2018 Plan does not permit liberal share recycling, consistent with best current practices. Specifically, shares that have been (i) tendered or withheld to pay the exercise price of options or stock appreciation rights, (ii) withheld or remitted to satisfy tax withholding, (iii) repurchased by the Company using cash proceeds from the exercise of options or (iv) subject to a stock appreciation right or option and not issued upon net settlement or net exercise of the stock appreciation right or option are not added back to the plan reserve.

●	No evergreen provisions. The 2018 Plan does not contain an evergreen (i.e., automatic share replenishment) feature.

●	No repricing of options or stock appreciation rights. The 2018 Plan prohibits the repricing of “underwater” options and stock appreciation rights, whether by amending an existing award, substituting a new award at a lower price or executing a cash buyout, unless specifically approved by the Company’s stockholders.

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●	No discounted options or stock appreciation rights. The 2018 Plan prohibits granting options or stock appreciation rights with an exercise price less than the fair market value per share of our common stock on the date of grant.

●	No automatic change in control benefits. The 2018 Plan does not provide any automatic (“single-trigger” or “double-trigger”) benefits upon a change in control or any excise tax gross-ups.

●	No liberal change in control definition. The 2018 Plan does not allow the use of a liberal change in control definition and prohibits accelerated vesting in connection with a liberal change in control definition. The 2018 Plan provides in general that the term “change in control” will (if used) be defined in the applicable award agreement but provides that a liberal change in control definition cannot be used. Specifically, the 2018 Plan provides that a change in control can be triggered only upon an event that is determined by the Committee to result in an actual change in control of the Company, and cannot include provisions such as an announcement or commencement of a tender offer or exchange offer, a potential takeover, stockholder approval (as opposed to consummation) of a merger or other transaction, acquisition of less than 15% or less of the outstanding voting securities of the Company, an unapproved change in less than a majority of the Board or other similar provisions in which the Committee determines that an actual change in control does not occur. Further, the 2018 Plan prohibits the Committee from accelerating vesting of an award in connection with a liberal change in control definition.

●	Limits on non-employee director compensation. The 2018 Plan places a meaningful limit on each non-employee director’s annual compensation. Specifically, the grant date fair value of awards in the form of Omega common stock or that are payable in Omega common stock cannot exceed $750,000 per director per year.

●	Limits on Dividend Equivalent Rights. The 2018 Plan does not permit dividend equivalent rights to apply to options or stock appreciation rights.

●	Clawback. Awards are subject to forfeiture to the extent provided in any clawback policy adopted by the Company.

In voting on the Amendment, we also urge stockholders to note the factors regarding our executive compensation program and pay-for-performance practices highlighted under “Proposal 3 — Advisory Vote on Executive Compensation.”

Summary of Other Provisions of the 2018 Plan, as Amended by the Amendment

The following is a summary of certain terms and conditions of the 2018 Plan, as amended by the Amendment, which is attached hereto as Appendix A. You are encouraged to read the full 2018 Plan.

Eligibility

Awards under the 2018 Plan may be granted to the officers, employees, directors, and consultants of the Company or any of its affiliates (as defined in the 2018 Plan); provided, however, incentive stock options may be granted only to employees of the Company or its subsidiaries (as defined in the Plan). As of April 6, 2023, the Company and its affiliates had approximately 53 employees, 7 non-employee directors and 1 consultant, each of whom would be eligible to be granted awards under the 2018 Plan. Of the 61 total individuals eligible to participate in the 2018 Plan, approximately 59 received awards under the 2018 Plan during fiscal year 2022.

Administration

Awards under the 2018 Plan will be granted, and the terms and conditions of awards will be determined, by the Committee. However, the Board is permitted under the 2018 Plan to authorize one or more members of the Board other than the entire Committee to act as a special administrative committee to make grants to employees of the Company or its affiliates who are not executive officers of the Company, subject to any limitations on the number of awards and any other terms and conditions established by the Board. References herein to the “Committee” generally include the special administrative committee to the extent required to give effect to the special administrative committee’s authority to act.

Awards

The 2018 Plan permits the Committee to grant various types of equity-based compensation, including RSUs (including PRSUs), stock awards (including restricted stock and performance stock awards), incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, performance unit awards, cash-based awards and other stock-based

36

awards. Up to 100% of the shares of common stock reserved for issuance under the 2018 Plan can be issued pursuant to any one or more of the forms of equity awards permitted under the 2018 Plan.

The type and amount of each award and to whom each award is granted shall be determined by the Committee, subject to the provisions of the 2018 Plan. After the date of grant, the Committee may modify the terms and conditions of an award, except to the extent the modification would be inconsistent with the 2018 Plan.

The 2018 Plan provides that awards are not transferable or assignable, except by the laws of descent and distribution or as permitted by the Committee, except that the Committee may not allow a participant to transfer an award for value.

Options

The Committee may grant incentive stock options and nonqualified stock options to purchase shares of common stock that are exercisable at a price per share not less than the fair market value, determined in accordance with the 2018 Plan, per share of common stock on the date that the option is awarded.   A 10% stockholder may not be granted an incentive stock option unless the exercise price is at least 110% of the fair market value of the common stock on the grant date.  The Committee may permit an option exercise price to be paid in cash or by the delivery of previously-owned shares of our common stock, or to be satisfied through a cashless exercise executed through a broker or by having a number of shares of our common stock otherwise issuable at the time of exercise withheld. In its discretion, and except to the extent precluded by the Sarbanes-Oxley Act of 2002, as amended, the Committee also may authorize (at the time an option is granted or thereafter) Company financing to assist the participant as to payment of the exercise price on such terms as may be offered by the Committee in its discretion. The 2018 Plan permits the grant of incentive stock options only within ten years of the date of adoption of the 2018 Plan, June 8, 2018. The term of an option granted cannot be more than ten years (five years for an incentive stock option granted to a ten percent or more owner of the Company and its subsidiaries combined). No stock options have been granted under the 2018 Plan since it became effective on June 8, 2018.

Stock Appreciation Rights

The Committee may grant stock appreciation rights separately or in connection with another award. A stock appreciation right granted in connection with another award may only be exercised to the extent that the related award has not been exercised, paid or otherwise settled. The Committee may provide that stock appreciation rights are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of our common stock or in cash, as provided in the award agreement or in the absence of such provision as determined by the Committee.  The threshold price of any stock appreciation right may not less be than the fair market value, determined in accordance with the 2018 Plan, per share of common stock on the date that the stock appreciation right is awarded.  The term of a stock appreciation right granted cannot be more than ten years. No stock appreciation rights have been granted under the 2018 Plan since it became effective on June 8, 2018.

Stock Awards and Restricted Stock Units

The Committee may grant shares of our common stock or restricted stock units representing the right to receive common stock in the future, subject in either case to such restrictions and conditions (which may include among other things performance conditions), if any, as the Committee shall determine. RSU awards entitle the participant to receive, at a future specified date or event, a determinable number of shares of common stock or the cash value thereof, subject to factors determined by the Committee, including in the case of PRSUs, performance criteria established in the Committee’s discretion that must be achieved or that depending on the level of achievement will affect the number of shares earned. Payment in respect of RSUs may be made in shares of common stock or in cash (valued at the fair market value per share as of the date payment is owed) as provided in the applicable award agreement.

Performance Unit Awards

The Committee may grant performance unit awards, which entitle the participant to receive, at a specified future date or event, payment of an amount equal to, either the value of a specified or determinable number of units stated in terms of a designated or determinable dollar amount per unit or a percentage or multiple of a specified dollar amount determined by the Committee, and payment will be subject to such conditions or restrictions as the Committee shall determine, including achievement of specified performance goals, and shall be payable in cash or shares of our common stock, as provided in the award agreement or in the absence of such provision as determined by the Committee.

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Other Stock-Based Awards (including Profits Interest Units); Dividend Equivalent Rights

Other stock-based awards and dividend equivalent rights may be granted with respect to such number of shares of our common stock and may be subject to such conditions or restrictions as the Committee shall determine and shall be payable in cash or shares of our common stock as provided in the award agreement or in the absence of such provision as determined by the Committee. Other stock-based awards are awards that may be denominated, payable in, convertible into or otherwise based on our common stock. This includes OP Units in Omega OP. Such OP Units may include units in the form of profits interests in Omega OP (defined in the 2018 Plan as “LTIP Units” and otherwise called “Profits Interest Units” in this proxy statement). The Committee may require that other stock-based awards that are denominated in OP Units be subject to restrictions imposed by the operating agreement of Omega OP that are not inconsistent with the 2018 Plan. Payment in respect of an Other Stock-Based Award shall be made in the form specified by the Committee, which in the case of an Other Stock-Based Award that is denominated in LTIP Units, may if so determined by the Committee, include upon or following vesting, another form of OP Units. Under the terms of the operating agreement of Omega OP, subject to certain specified conditions, the holder can have the OP Units redeemed for either cash or common stock at the option of Omega OP.

Cash Awards

The Committee may also grant cash awards under the 2018 Plan, subject to such terms and conditions as determined by the Committee.

Deferrals

The Committee has the ability to allow or require participants to defer the receipt of payment attributable to awards under the 2018 Plan. Deferred restricted stock units are issued if a participant elects or the Committee requires a participant to defer the receipt of common stock attributable to an award and are payable at a specified date or upon a specified event in shares of common stock or the cash value thereof.

Recapitalizations and Reorganizations

The number of shares of our common stock reserved for issuance in connection with the grant or settlement of awards and to which an award is subject and the exercise price of each option or a stock appreciation right are subject to proportional adjustment by the Committee in the event of any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of our common stock underlying an award to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend (each an “Equity Restructuring”).

In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of our common stock, or a change in control that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments to awards as it deems necessary or appropriate, including without limitation, substituting, accelerating, and cashing out awards, provided such adjustment is not inconsistent with the express terms of the 2018 Plan or the applicable award agreement. In general, however, the Committee cannot reduce a participant’s rights under an award agreement.

Clawback

Awards granted under the 2018 Plan are subject to forfeiture to the extent provided in any clawback policy adopted by the Company or otherwise required pursuant to applicable law.

Amendment or Termination

The 2018 Plan may be amended or terminated by the Board of Directors at any time, but stockholder approval for any amendment shall be required that increases the number of shares of common stock available, materially expands the classes of individuals eligible to receive awards, materially expands the type of awards available, would permit option repricing or stock appreciation rights repricing, or would otherwise require stockholder approval under the rules of the applicable stock exchange.  No termination or amendment without the consent of the holder of an award may adversely affect the rights of award holder.

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Federal Income Tax Information

The following discussion outlines generally the federal income tax consequences of participation in the 2018 Plan. Individual circumstances may vary, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2018 Plan.

Non-Qualified Options

A participant generally will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a non-qualified option or portion thereof, he or she generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the option is exercised over the price paid for our common stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the period shares of our common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

Incentive Stock Options

A participant who exercises an incentive stock option generally will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she generally will be taxed at the time he or she sells our common stock purchased pursuant to the option. The participant generally will be taxed on the difference between the price he or she paid for our common stock and the amount for which he or she sells our common stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the participant generally will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, generally will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount generally will be taxed as ordinary income and the loss will be taxed as a capital loss.

Exercise of an incentive option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Restricted Stock Units

A participant will generally not be taxed upon the grant of an award of restricted stock units. The participant generally will recognize compensation taxable as ordinary income on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the RSUs (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date. The Company will then be entitled to a corresponding deduction.

Stock Awards

A participant generally will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). However, when the shares of our common stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant generally will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company generally will then be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a stock award in accordance with Section 83(b) of the Code, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Other Awards

A participant generally will not recognize income upon the grant of cash awards or other stock-based awards, such as deferred RSUs, performance unit awards, stock appreciation rights or dividend equivalent rights (but not including Profits Interest Units,

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which are discussed below). Generally, at the time a participant receives payment under any such award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of our common stock received, and the Company will then be entitled to a corresponding deduction.

Profits Interest Units

A participant will not recognize income upon the grant of Profits Interest Units. Distributions that are made to a participant on Profits Interest Units will be taxed as investment income having the same tax characteristics of the distribution paid on other limited partnership units of Omega OP, whether ordinary income, long-term or short-term capital gain, a return of adjusted basis in the participant’s capital account, or gain from the disposition of the participant’s interest in Omega OP if in excess of adjusted basis. If the Profits Interest Units are later redeemed by the participant for cash or our common stock and the three-year holding period requirement is satisfied, the cash or common stock received by the participant will be taxable as long-term capital gain. The Company will generally not be entitled to a tax deduction with respect to Profits Interest Units.

Sections 280G and 409A of the Code

Sections 280G and 4999 of the Code provide that executive officers and directors, stockholders who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits that exceed certain prescribed limits in connection with a change of control of a company, and that the company (or a successor) may not deduct the amounts subject to this additional tax.

Section 409A of the Code imposes additional income taxes on certain participants (not on the Company) for certain types of deferred compensation that do not comply with Section 409A. The Company attempts in good faith to structure awards under the 2018 Plan so that such awards either conform with the requirements of, or qualify for an exemption under, Section 409A.  However, under the express terms of the 2018 Plan, the Company makes no representation or covenant to that effect, makes no representation or covenant that such tax treatment will apply and expressly disavows any covenant to maintain favorable tax treatment or avoid unfavorable tax treatment.

Equity Compensation Plan Information

The table below sets forth information regarding shares issuable under our equity compensation plans as of December 31, 2022, without giving effect to the Amendment.

(c)
	(a)		Number of securities
	Number of		remaining available
	securities to	(b)	for
	be issued upon	Weighted-average	future issuance under
	exercise	exercise price of	equity compensation
	of outstanding	outstanding	plans
	options,	options,	excluding securities
	warrants and	warrants and	reflected in column
Plan category	rights (1)	rights (2)	(a) (3)
Equity compensation plans approved by security holders	4,261,604	$ —	2,093,354
Equity compensation plans not approved by security holders	—	—	—
Total	4,261,604	$ —	2,093,354

(1)

Reflects (i) 408,024 time-based RSUs and Profits Interest Units, (ii) up to 3,215,946 shares related to PRSUs and performance-based Profits Interest Units that could be issued if high performance conditions are achieved and (iii) 637,634 shares in respect of outstanding deferred stock units.

(2)	No exercise price is payable with respect to the RSUs, PRSUs, and deferred stock units.
(3)	Reflects (i) 1,621,463 shares of common stock under our 2018 Stock Incentive Plan and (ii) 471,891 shares of common stock under the Omega Healthcare Investors, Inc. Employee Stock Purchase Plan.

New Plan Benefits

Future awards granted to directors, officers and employees under the 2018 Plan will be made at the discretion of the Committee, the Board of Directors or under delegated authority, and no such determination as to future awards to such persons, except with respect to annual grants to non-employee directors as set forth under the heading “Executive Compensation Tables and Related Information — Compensation of Directors” below. Information regarding our recent practices with respect to equity-based compensation for our named executive officers is presented elsewhere in this proxy statement. See “Compensation Discussion and Analysis — Long-Term Equity Incentive Program” beginning on page 51.

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The table below sets forth information with respect to awards granted under the 2018 Plan since December 31, 2022.

		Performance-Based
	Time-Based	Awards
	Awards	(#)
	(#)	Threshold	Target	High
C. Taylor Pickett	71,770	32,270	203,779	591,369
Daniel J. Booth	32,429	14,580	92,075	267,204
Robert O. Stephenson	29,827	13,411	84,689	245,769
Gail D. Makode	15,408	6,928	43,750	126,962
Current Executive Officers as a Group (4 persons)	149,434	67,189	424,293	1,231,304
Non-Employee Directors as a Group (7 persons)	—	—	—	—
Non-Executive Officer Employees as a Group (50 persons) (1)	105,343	44,668	341,760	878,258

(1)	Includes one consultant.

Vote Required for Approval

For the Amendment to be approved, the number of “FOR” votes cast for this proposal must be at least a majority of all votes cast on the proposal. For purposes of the vote on this Proposal 5, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote. If the Amendment is not approved, it will be null and void, and the 2018 Plan will remain in effect with the current number of shares reserved unchanged.

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Compensation Discussion and Analysis

Section 1 - 2022 Achievements and Performance Results

In a Challenging Operator Environment, Maintained Dividend, Closed on $238M in New Investments, Supported Operator Transitions and Strengthened Balance Sheet

$238M	$759M
$238M in New Real Estate Investments and $56M in New Real Estate Loans	$759M Net Proceeds from Dispositions
$64M	$297M
$64M Investments in Capital Expenditures and Construction-in-Progress	$297M cash plus an additional $1.43B of availability on revolving credit facility at December 31, 2022

As expected, 2022 proved to be another challenging year for the senior healthcare industry, as the impact of the global pandemic continued to be felt by senior care providers.  While occupancy gradually improved, it remained below pre-pandemic levels, and the tight labor market remained a challenge for operators. These factors combined to impact the financial capacity of many of our operators and, with federal support less forthcoming in 2022, it resulted in several of our operators being unable to pay their full contractual rent.

From a portfolio standpoint, as they have throughout the pandemic, our team continued working with troubled operators to find sustainable operating solutions, which also protect the long-term economics of our investments. Our team was able to either restructure or develop a restructuring plan for the portfolios of a significant number of the operators that have required help.  The ultimate resolution of these restructurings is generally expected to result in enhanced operator credit profiles, with limited diminution in rent and rent equivalents.  At the same time, the operating backdrop was significantly enhanced by a number of state increases to Medicaid reimbursement rates in late 2022, reflecting the inflationary pressures facing the industry.

As such, while the COVID-19 pandemic significantly impacted Omega’s operators, for the year ended December 31, 2022, the Company was able to support and maintain its $0.67 per share quarterly dividend throughout 2022. In addition, despite a challenging year for acquisitions, we acquired 41 new facilities for a total investment of $238 million in 2022, invested $56 million in new real estate loans and made $64 million of investments in Omega’s capital expenditures and construction-in-progress. We also completed significant strategic asset repositions and transitioning objectives in 2022, which included selling

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66 facilities subject to operating leases for approximately $759 million in net proceeds, recognizing a net gain on sale of approximately $360 million.

We believe that, while we experienced mixed operating results in 2022, these actions display the strength of our conservative balance sheet and operating model against the backdrop of another year significantly impacted by the COVID-19 pandemic.

As healthcare delivery continues to evolve, we continuously evaluate our assets, operators and markets to position our portfolio for long-term success. We are hopeful that the impact of the pandemic on our operators is improving, yet we remain vigilant in our approach. Our strategy includes applying our proprietary data analytics platform to enhance investment underwriting and asset management, as well as selling or transitioning assets, or portfolios of assets that do not meet our portfolio criteria.

Absolute TSR Performance Results for One-, Three-, Five- and Ten-Year Periods ended 2022

While the Absolute TSR across REITs was impacted by the COVID-19 pandemic, particularly over the three-year period ended 2022, Omega outperformed the FTSE Nareit Equity Health Care Index (the “Index”) on a compounded, annualized basis over the one-year period ended 2022, reflecting our ability to manage through continuing challenges brought on by the pandemic on the senior and long-term care sectors. The charts below illustrate our Absolute TSR performance over a variety of short-term and long-term time periods.

Our three-year Absolute TSR performance directly impacted executive pay and resulted in no earning or vesting of Absolute TSR-based performance awards for the period ended December 31, 2022. Notably, our Absolute TSR performance has consistently exceeded the Index, including on a compounded, annualized basis for the one-, three-, five- and ten-year periods ended 2022.

Absolute TSR ANNUALIZED PERFORMANCE FOR PERIODS ENDED DECEMBER 31, 2022
1-YEAR TOTAL RETURN	3-YEAR ANNUALIZED RETURN	5-YEAR ANNUALIZED RETURN	10-YEAR ANNUALIZED RETURN

OHI = Omega Healthcare Investors, Inc.
NAREIT = NAREIT Health Care Index
MSCI = MSCI US REIT Index

Absolute TSR figures above are per S&P Global and are calculated using stock/index prices at the beginning and end of the stated period, assuming the reinvestment of dividends.

Section 2 - Pay for Performance Alignment

Our Compensation Committee (sometimes referred to as the “Committee” within the CD&A section of this document) has endeavored to structure the compensation program of our named executive officers (sometimes referred to herein as “NEOs”) to align performance with enhanced stockholder value. The information below demonstrates how the compensation our named executive officers received in 2022 was aligned with the Company’s performance.

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Investor alignment	+	investor alignment	+	Target to outperform
The majority (60%) of the Company’s LTIP is based on performance		100% of the performance-based portion is based on 3-year relative and Absolute TSR performance		The Company must outperform the FTSE Nareit Health Care Index by 50 basis points to earn the target award on the relative portion and deliver substantial absolute returns for the absolute portion

Variable Pay Linked to Performance

For 2022, approximately 87% of our Chief Executive Officer’s total target compensation and 80% of the total target compensation for our other named executive officers was variable, performance-based compensation and/or at-risk (including annual cash bonus, annual performance-based equity awards, and annual time-based grants that are subject to stock price fluctuations). Further, 70% of our Chief Executive Officer’s target compensation for 2022 and 65% of our other named executive officers’ target compensation for 2022 was in the form of equity-based compensation.

ceo target compensation mix	avg. other neos target compensation mix

100%	2,580 bps	94.6%
100% of performance shares based on Absolute TSR or Relative TSR	Omega beat the FTSE Nareit Equity Health Care Index by approximately 2,580 bps in 2022 Absolute TSR	94.6% Say-on-Pay approval at 2022 Annual Meeting

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2022 Annual Cash Incentives Earned

For cash incentive awards earned in 2022, the Committee considered the Company’s mixed operating performance in 2022, reflected by the maintenance of the Company’s dividend levels and execution on its goals, as well as the operator issues and rent challenges faced by the Company and the Company’s strong response to those issues. For 2022, our Chief Executive Officer earned an annual cash incentive equal to 87% of his target annual cash incentive, and the other named executive officers earned annual cash incentives equal to, on average, 93% of their target annual cash incentive compensation. The graph below contains the earned cash bonus payouts as a percentage of target over the most recent five fiscal years and depicts a pay for performance system that the Compensation Committee believes is well aligned. See “Our Compensation Decisions and Results for 2022 — 2022 Annual Cash Incentive Program Performance Goals and Results.”

ANNUAL CASH INCENTIVE PAYOUTS 2018 – 2022
HISTORICAL CASH BONUS AWARDS AS A PERCENTAGE OF TARGET ALL NEOS

Long-Term Incentive Compensation

Performance goals incorporated into our annual performance-based equity awards drive a significant portion of what our named executive officers actually earn over time by directly linking both Absolute TSR and TSR relative to an index (which we call “Relative TSR”) to the amounts earned over the three-year performance periods, with 60% of the named executive officers’ target long-term compensation linked to objective Absolute TSR and Relative TSR metrics. As a result, in periods when our Absolute TSR and Relative TSR have superior performance, our named executive officers will earn more than their target level of compensation and in periods when our Absolute TSR and Relative TSR underperform, our named executive officers will earn less than their target level of compensation. See “Our Compensation Decisions and Results for 2022 — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2022 — Relative TSR Units and Absolute TSR Units.”

Long-Term Incentive Compensation Earned in 2022

Our Relative TSR for the three-year performance period ended December 31, 2022 of approximately 330.2 basis points in excess of the Index exceeded the high performance hurdle of +300 basis points, and our Absolute TSR for the three-year performance period ended December 31, 2022 of -2.645% underperformed the threshold performance hurdle of 8%.

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Therefore, while the Relative TSR-based equity incentives for the three-year period ended December 31, 2022 were earned, the Absolute TSR-based equity incentives for that period were not earned, reflecting strong alignment of pay and performance.

Our Relative TSR and Absolute TSR for these purposes are based on November and December average closing stock prices before the beginning and at the end of the three-year performance period. As a result, the numbers are different than shown in the “3-Year Total Return” bar chart under “Absolute TSR Annualized Performance for Multi-Year Periods ended December 31, 2022.”

For more detail and discussion regarding long-term incentive compensation earned and tracking over other three-year performance periods, see “Our Compensation Decisions and Results for 2022 — Performance Results for Long-Term Equity Incentives ended December 31, 2022.”

Consideration of Prior “Say-on-Pay” Advisory Votes

At our 2022 annual meeting of stockholders, holders of approximately 94.6% of the votes cast on such proposal approved the advisory vote (“say-on-pay”) on the 2021 compensation of our named executive officers, which was consistent with the level of support we received in 2021 and 2020 on our “say-on-pay” proposal and continued a long-term trend of significant shareholder support of 94% or higher in each of the last seven years. The Committee considered the results of the advisory vote when setting executive compensation for 2023 and plans to continue to do so in future executive compensation policies and decisions.

Say-on-Pay Support
(% of votes cast)

Section 3 - Summary of Executive Compensation Program and Governance Practices

To further align compensation to stockholder returns, our executive compensation programs are designed to attract and retain the highest quality executive talent possible and to provide meaningful incentives for our executive officers to strive to enhance stockholder value over both near- and longer-term periods by aligning their total compensation with the Company’s performance. Below is a summary of certain executive compensation programs and governance practices — both the practices implemented to drive performance and the practices we have avoided because we do not believe they would serve our stockholders’ long-term interests.

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Our compensation system seeks to maintain best practices and support strong corporate governance.

What We Do	What We Do Not Do

✓
We balance our incentive programs to provide an appropriate mix of annual and longer-term incentives, with long-term incentive compensation comprising a substantial percentage of target total compensation.
✓
A substantial percentage of target total compensation is based on performance; we pay for performance that has a direct alignment with Absolute TSR and Relative TSR performance, among other performance goals. Salaries comprise a relatively modest portion of each named executive officer’s overall compensation opportunity.
✓
We use multiple performance measures as well as different performance measures for cash bonuses and multi-year equity awards, which mitigates compensation-related risk. We also measure performance across various performance periods.
✓
We enhance executive officer retention with time-based vesting schedules for certain equity incentive awards to provide a balance with performance-based awards.
✓
We use the market median of our peer group as the starting point for determining the right form and amount of compensation for each named executive officer but also take into account qualitative factors such as an individual’s experience, skill sets, prior performance and other relevant considerations.
✓
We aim for aggregate target annual compensation for the named executive officers to be generally in line with the median aggregate annual compensation for the top five executive officers of the peer group.
✓
We have robust stock ownership guidelines for our senior officers and directors.
✓
We engage an independent compensation consultant selected by our Compensation Committee to advise the Committee on compensation matters.
✓
We have a Compensation Committee comprised solely of independent directors.
✓
We maintain a clawback policy that, in the event of a financial restatement, allows the Company to recover certain incentive compensation paid to executive officers.

✘
We do not guarantee annual salary increases or bonuses, and Omega generally has no guaranteed commitments to grant any equity-based awards.
✘
We do not pay excise tax gross-ups with respect to payments made in connection with a change in control.
✘
We do not allow hedging or pledging of Company stock by executive officers (or other employees or directors).
✘
We do not encourage unnecessary or excessive risk taking; incentive awards are not based on a single performance measure and do not have guaranteed minimum or uncapped payouts.
✘
We do not pay dividends on unearned performance shares (other than fractional distributions on Profits Interest Units, which are made for tax reasons).
✘
We do not provide any significant perquisites.
✘
We have not adjusted our annual incentive plans, modified performance hurdles, substituted performance metrics or delayed approval of goals due to COVID-19’s impact on our business, notwithstanding reduced earning of long-term incentive awards in 2021, 2022 and 2023.

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What We Pay and Why

Following is a summary of (i) the Compensation Committee’s objectives for the compensation of our named executive officers and (ii) how the Compensation Committee believes its decisions on executive officer compensation achieve the stated objectives:

objectives
●
Reward performance and initiative
●
Attract, retain and reward executive officers who have the motivation, experience and skills to continue our track record of profitability, growth and attractive Absolute and Relative TSR
●
Be competitive with other REITs viewed as competitors for executive talent
●
Link compensation with enhancing stockholder value — For example, no performance-based equity awards were earned or vested for the three-year period ending December 31, 2021 for our executives and no Absolute TSR-based performance awards were earned or vested for the three-year period ending December 31, 2022, reflecting strong alignment of pay with performance
●
Reward for short-term and long-term successes, particularly measured in terms of growth in Funds Available for Distribution (“FAD”) per share and tenant quality, leverage, Absolute TSR and Relative TSR performance
●
Encourage and facilitate our executive officers’ ability to achieve meaningful levels of ownership of our common stock how omega accomplishes its objectives
●
While we do not employ a formula, base salary generally comprises a relatively small portion of each named executive officer’s total target pay
●
Annual cash bonus generally comprises a significant portion but less than a quarter of each named executive officer’s total target pay
●
A majority of each named executive officer’s total target compensation is structured as performance-based using a combination of annual cash bonus and long-term incentive equity awards; a component of the annual cash bonus also includes subjective objectives specific to each NEO
●
We do not target a specific percentile range within the Company’s peer group when determining an individual named executive officer’s pay; instead, the Compensation Committee uses the peer group median as the starting point and reviews market data from the peer group and internal pay equity as two of several reference points useful for determining compensation for each named executive officer
●
We utilize a variety of objective performance goals that we consider key drivers of value creation to minimize the potential risk associated with over-weighting any particular performance measure. Goals have historically included FAD per share, tenant quality, leverage, Absolute TSR and Relative TSR
●
The ultimate value of performance-based long-term incentive equity awards is dependent on both the Company’s future Absolute TSR and Relative TSR as compared to a REIT index. We think using both performance measures, together with time-based equity awards, provides a balanced approach that does not motivate excessive risk taking

Independent Compensation Consultant

The Committee has retained Ferguson Partners Consulting L.P. (formerly known as FPL Associates L.P.) (“FPC”) as its independent compensation consulting firm to advise the Committee with respect to the compensation of our named executive officers and the compensation of our directors. FPC has been engaged to provide the Committee with relevant data concerning the marketplace, benchmarking against our peer group and FPC’s own independent analysis and recommendations concerning executive compensation. FPC did not provide any other consulting services to the Company in 2022.

Peer Group Benchmarking

The Committee benchmarks named executive officer compensation in relation to a peer group of public equity REITs identified by FPC as being comparable to the Company based on one or more of the following factors:

●	similarity to Omega in terms of property focus;
●	net lease structure;
●	market capitalization; and
●	geographic business region.

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The Committee endeavors to minimize changes to the peer group to maintain consistency of year-over-year comparisons. For 2022, the Committee revised the peer group composition from the prior year to replace Duke Realty Corporation with STORE Capital Corporation, reflecting their size and comparability, as peers, and otherwise adopted the peer group that had been in place in 2021.

The peer group is shown below.

			Market
	Exchange/		Capitalization
Peer	Symbol	Industry	($MM)
Realty Income Corporation	NYSE:O	Single Tenant	$41,997
Welltower Inc.	NYSE:WELL	Health Care	$32,283
Ventas, Inc.	NYSE:VTR	Health Care	$18,163
W. P. Carey Inc.	NYSE:WPC	Diversified	$16,460
Healthpeak Properties, Inc.	NYSE:PEAK	Health Care	$13,887
National Retail Properties, Inc.	NYSE:NNN	Single Tenant	$8,302
Federal Realty Investment Trust	NYSE:FRT	Shopping Center	$8,284
Healthcare Realty Trust Incorporated	NYSE:HR	Health Care	$7,412
Omega Healthcare Investors, Inc.	NYSE:OHI	Health Care	$6,736
Medical Properties Trust, Inc.	NYSE:MPW	Health Care	$6,655
Spirit Realty Capital, Inc.	NYSE:SRC	Single Tenant	$5,639
Physicians Realty Trust	NYSE:DOC	Health Care	$3,521
Sabra Health Care REIT, Inc.	NASDAQ:SBRA	Health Care	$2,871

Source: S&P Global as of December 31, 2022.

(1)     Healthcare Trust of America and STORE Capital Corporation were utilized as peer companies in determining 2022 compensation. Healthcare Trust of America was acquired by Healthcare Realty Trust in July 2022, and STORE Capital was acquired by GIC and Oak Street in February 2023. As such, these companies have been excluded from the peer group data shown above.

OMEGA AS COMPARED TO 2021 PEER GROUP (as of December 31, 2022)
market capitalization ($mm)

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Compensation Setting Process

The Committee uses data and information provided by FPC, including comparisons of Omega’s executive compensation programs to those of Omega’s peer group, to assist the Committee in undertaking a comprehensive annual review to establish base salaries and the terms and conditions of annual cash bonus opportunities, and long-term incentive awards of our executive officers. In addition, our Chief Executive Officer provides the Committee information regarding management’s performance as well as other factors the Chief Executive Officer believes should impact the compensation of our named executive officers. The Committee also requests and receives recommendations from our Chief Executive Officer regarding the compensation for each of the named executive officers and the business and performance targets for long-term incentive awards and annual cash bonuses for each named executive officer.

Market data provided by FPC is an important tool for analysis and decision-making. The Committee considers the recommendations of FPC and our Chief Executive Officer in applying its own independent judgment in determining the compensation of our named executive officers. In reaching compensation decisions, the Committee also considers the decision-making responsibilities of each position and the experience, work performance, team building and talent development skills of each named executive officer, as well as the Company’s overall performance and the achievement of our strategic objectives and budgets during the prior year. The ultimate determination of the compensation that will be paid to our named executive officers and the elements that comprise that compensation are made solely by the Committee.

Section 4 – Components of Our Executive Compensation Program

Our named executive officers’ compensation currently has three primary components, which are discussed in more detail below:

●	annual base salary;
●	annual cash incentive awards; and
●	annual long-term equity incentive awards.

Variable pay constitutes the majority of our executives’ compensation, which allows the Committee to reward superior performance and penalize under-performance, while the long-term equity incentive portions of our compensation programs serve to align the interests of our named executive officers with the interests of our stockholders.

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Objectives and Important Features of Our Executive Compensation Program

Base Salary (Cash)	● Fixed level of cash compensation to attract and retain key executives in a competitive marketplace ● Preserves an executive’s commitment during downturns	● Determined based on evaluation of individual executives, compensation, internal pay equity and a comparison to the peer group

Annual Incentive (Cash)
●
Target cash incentive opportunity (set as a percentage of base salary) to encourage achievement of annual Company financial and operational goals
●
Assists in attracting, retaining and motivating executives in the near term

●
Majority (70% for 2022) of incentive opportunity based on objective performance measures, which includes FAD per Share, Tenant Quality and Leverage
●
A portion (30% for 2022) of the payout is also based on performance against individual-specific subjective goals

Long-Term Incentive (EQUITY)	RSUs and Profits Interest Units (Time-based)
●
Focuses executives on achievement of long-term financial and strategic goals and TSR, thereby creating long-term stockholder value
●
Assists in maintaining a stable, continuous management team in a competitive market
●
Maintains stockholder management alignment
●
Easy to understand and track performance
●
Limits dilution to existing stockholders relative to utilizing stock options
● 40% of target annual long-term incentive awards in 2022 ● Provides upside incentive in up-market, with some down-market protection ● Three-year cliff vest (subject to certain exceptions)

PRSUs and Profits Interest Units (Performance-based)
●
60% of target annual long-term incentive award in 2022, requiring significant outperformance to achieve target
●
Three-year performance periods with the actual payout based on TSR and Relative TSR performance
●
Provides some upside in up-or down-market based on relative performance
●
Direct alignment with stockholders
●
Additional vesting once earned (25% per calendar quarter, subject to certain exceptions) for enhanced retention

Long-Term Equity Incentive Program

Total Shareholder Return and Relative Total Shareholder Return Drive Actual Realized Pay

Our Absolute TSR and Relative TSR drive a significant portion of what Omega’s named executive officers actually earn over time while management’s performance against strategic, operational, capital allocation and management goals drives the Committee’s annual compensation decisions. The Committee believes that the long-term equity incentive program’s design reflects a high degree of rigor, aligns management’s focus on achieving the Company’s strategy with the Absolute TSR and Relative TSR expectations of our stockholders and provides executives with quantifiable incentives and an opportunity to acquire meaningful levels of ownership of our common stock. Based on advice from FPC, the Committee also believes that the long-term equity incentive program’s design is competitive as compared with current market practice in the REIT industry for similar plans and provides an appropriate risk-reward trade-off.

Importantly, in line with the rigor of our program and strong practice of aligning pay with performance, we have not adjusted our long-term incentive plans, modified performance hurdles, substituted performance metrics or delayed approval of goals due to COVID-19’s impact on our business, notwithstanding reduced earning of long-term incentive awards in 2022 and 2023.

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Overview of Long-Term Equity Incentives

The Committee makes annual grants of equity awards to each named executive officer that are earned over a three-year period running from January 1 of the year of grant.

A percentage of each named executive officer’s annual grant is earned based on the Company’s performance over the three-year period (the “Performance-based Award”) (based on objective metrics), and a percentage is earned based on the officer’s continuing employment (subject to certain exceptions) over the three-year period (the “Time-based Award”). The Performance-based Award was 60% (expressed as a dollar amount at the target performance level) of the equity award, and the Time-based Award was 40%.

Long-term incentive compensation
performance-based stock award (60%)	Time-Based Restricted Stock (40%)
(3-Year Performance Period) 3-year Relative TSR vs. Nareit Health Care Index Absolute TSR	Cliff vests after three years

Of the Performance-based Awards granted in January 2022:

●
45% of the value (at the target level) is earned based on the Company’s Absolute TSR over the three-year performance period (“Absolute TSR-based Awards”); and
●
the other 55% of the value (at the target level) is earned based on the Company’s Relative TSR over the three-year performance period (“Relative TSR-based Awards”).

Form of Long-Term Equity Incentive Awards

Each of our named executive officers is given the option to elect to receive Absolute TSR-based and Relative TSR-based Awards in the form of performance-based restricted stock units (“PRSUs”) or “Profits Interest Units” (defined below), which are potentially convertible into our common stock, and the option to elect to receive the Time-based Awards in the form of restricted stock units (“RSUs”) or Profits Interest Units.

The Profits Interest Units have the substantially same value from an accounting perspective and have substantially similar terms and conditions as the PRSUs or RSUs that they replace. “Profits Interest Units” are limited partnership units structured as profits interests of Omega OP. Pursuant to Omega OP’s partnership agreement, Profits Interest Units are convertible into OP Units, at the election of the holder or Omega OP, on a one-to-one basis, subject to conditions on minimum allocation to the capital accounts of the holders of Profits Interest Units for federal income tax purposes. Each OP Unit is redeemable at the election of the holder for cash equal to the then fair market value of one share of Omega common stock, subject to the Company’s election to exchange the OP Units tendered for redemption for shares of Omega common stock on a one-for-one basis, and further subject to adjustment as set forth in the partnership agreement. Profits Interest Units can provide tax advantages to the named executive officers as compared to RSUs or PRSUs. Many REITs that have similar structures as Omega grant limited partnership interests in an operating partnership similar to Profits Interest Units.

Additional details of the 2022 annual equity award grants for our named executive officers are discussed under the heading “Our Compensation Decisions and Results for 2022 — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2022.”

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Year-over-Year Changes

The Committee annually reviews the structure of the Company’s long-term equity incentive program to ensure its competitiveness externally as well as effectiveness internally in supporting the Company’s compensation philosophy. The Committee receives input from FPC and also considers evolving best practices and stockholder feedback. As a result, despite the historically high level of stockholder support with the Company’s executive compensation program, the Committee has proactively made enhancements to the long-term incentive program, as outlined in the table below.

Program Enhancements and Highlights

PRIOR TO 2020
●
Increased the emphasis on Performance-based Awards by moving from a mix of 50%/50% of Performance- and Time-based Awards, respectively, to a mix of 60%/40% of Performance- and Time-based Awards, respectively
●
Increased the rigor of the Relative TSR comparison by adding an additional 50 bps of required performance at target
●
Based equity award values on grant date fair value in comparison to the peer group to align with SEC disclosure requirements rather than on the basis of projected estimated economic value
●
Changed Relative TSR comparator from MSCI U.S. REIT Index to the FTSE Nareit Health Care Index to better compare our performance with that of our direct peers
●
Adopted a clawback policy allowing the Company, in the event of a financial restatement, to recover certain incentive compensation paid to executive officers

2020
●
Adopted a retirement policy providing for prorated retirement-based vesting of long-term equity incentive awards granted on or after January 1, 2020 for employees who have reached the age of 62 and provided at least ten years of service to the Company
●
Delayed vesting of equity awards upon certain termination events, allowing the Company to reduce the earned or vested amount of the award in the event of covenant breaches by the officers, including breach of non-competition, non-solicitation and intellectual property covenants
●
Used a wider range of payout levels for 2020 LTI awards than in prior years to better align payout with market practices and peer compensation plans, so that the aggregate long-term equity incentive opportunity would be 0.50x, 1.0x and 2.0x at threshold, target and high, respectively, as compared to 0.75x, 1.0x and 1.5x, respectively, for 2019 awards

2021
●
Did not increase salaries or bonus opportunities for four out of five NEOs, instead incorporating such increase into a 5-7% LTI increase for such NEOs; did not otherwise make any changes to compensation plans in response to COVID-19

2022
●
No performance-based equity awards of NEOs vested in 2022 given Absolute and Relative TSR performance for the three-year period ending December 31, 2021, reflecting strong alignment between pay and performance
●
Did not otherwise make any changes to compensation plans in response to continuing effects of COVID-19, consistent with our approach in 2021

2023
●
No Absolute TSR-based equity awards of NEOs will vest in 2023 given Absolute TSR performance for the three-year period ending December 31, 2022 while Relative TSR-based equity awards for the period vested at the high level, reflecting strong alignment between pay and performance
●
Capped salary increases for NEOs to 2.6% notwithstanding inflation increases of 6-8% in the period; did not otherwise make any changes to compensation plans

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Section 5 - Our Compensation Decisions and Results for 2022

2022 Annual Base Salaries

In 2021, the Committee approved an increase of 6% to the 2022 base salaries and bonus opportunities of the CEO, COO and CFO in light of an inflation rate of approximately 6% (as measured by the consumer price index) and peer company benchmarking, other than with respect to Ms. Makode, for whom the Committee decided to increase each of her base salary and target bonus opportunity by 10% to bring her compensation further in line with the median compensation of the equivalent role in the peer group. The annual base salaries for our named executive officers for 2022 are set forth below:

Name	2022 Base Salary
C. Taylor Pickett	$873,000
Daniel J. Booth	$565,000
Steven J. Insoft(1)	$ —
Robert O. Stephenson	$541,000
Gail D. Makode	$462,000

(1)	Mr. Insoft’s employment terminated effective January 1, 2022.

2022 Annual Cash Incentive Opportunities

For 2022, the Committee retained the prior annual cash bonus opportunities as a percentage of annual base salary for each of our named executive officers, which were as follows:

	Annual Incentive
	(% of Base Salary)
Name	Threshold	Target	High
C. Taylor Pickett	100%	125%	200%
Daniel J. Booth	50%	75%	125%
Steven J. Insoft(1)	—%	—%	—%
Robert O. Stephenson	50%	75%	125%
Gail D. Makode	50%	75%	125%

(1)	Mr. Insoft’s employment terminated effective January 1, 2022.

2022 Annual Cash Incentive Performance Goals and results

					2022
PERFORMANCE GOAL #1:	Weighting	Threshold	Target	High	Results
FAD PER SHARE	30%	$2.65	$2.73	$2.81	$2.77

Why is this metric important?

FAD per share is important as it provides an enhanced measure of the operating performance of Omega’s core portfolio.

How is this metric calculated?

FAD is a non-GAAP financial measure and is calculated as Adjusted FFO less non-cash interest expense and non-cash revenue, such as straight-line rent. Adjusted FFO is calculated as Nareit FFO excluding the impact of non-cash stock-based compensation and certain revenue and expense items, where Nareit FFO is calculated in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“Nareit”), and consequently, Nareit FFO is defined as net income (computed in accordance with GAAP), adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures and changes in the fair value of warrants. See “Use of Non-GAAP Financial Measures” below.

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Performance:

In 2022, Omega achieved $2.77 FAD per share, resulting in an achievement between the target and high hurdle levels.

					2022
PERFORMANCE GOAL #2:	Weighting	Threshold	Target	High	Results
TENANT QUALITY	30%	94%	96.0%	98%	92.9%

Why is this metric important?

Tenant quality is important as it helps to measure the financial strength of our tenants and the quality of our underwriting, and accordingly, the reliability of our projected income stream.

How is this metric calculated?

Tenant quality is a non-GAAP measure calculated as the percentage of actual cash collected in relation to the Board approved 2022 budgeted operator lease and mortgage interest cash revenue, with adjustments made for asset sales and transitions. See “Use of Non-GAAP Financial Measures” below.

Performance:

In 2022, Omega achieved 92.9% tenant quality, resulting in an achievement which did not meet the threshold hurdle level.

					2022
PERFORMANCE GOAL #3:	Weighting	Threshold	Target	High	Results
LEVERAGE	10%	5.5x	5.2x	5.0x	5.3x

Why is this metric important?

Leverage is important as it helps to measure our balance sheet and solvency risk and hence our ability to maintain our credit ratings and access the capital markets at favorable rates.

How is this metric calculated?

Leverage is a non-GAAP financial measure that refers to the ratio of fourth quarter net funded debt to adjusted fourth quarter annualized normalized EBITDA. See “Use of Non-GAAP Financial Measures” below.

Performance:

In 2022, Omega achieved leverage of 5.3x, resulting in leverage between the threshold and target hurdle levels.

PERFORMANCE GOAL #4:
COMMITTEE’S ASSESSMENT OF	Weighting
INDIVIDUAL PERFORMANCE	30%

Why is this metric important?

The assessment of individual performance allows the Committee to consider other financial and non-financial factors and to recognize and appropriately reward each officer’s particular contributions to the success of Omega. The Committee has also determined that for 2023, a substantial portion of the subjective component of the cash bonus for each NEO will be based on achievement of ESG targets.

Performance:

The percentages earned under the individual performance metric and material factors considered include the following:

C. Taylor Pickett — 79% of maximum

●	Continued to advance strategic planning effort
●	Continued to evolve ESG, diversity and inclusion efforts and develop tools to measure and communicate progress
●	Expanded thought leadership via data analytics effort and staff and leadership development

Daniel J. Booth — 84% of maximum

●	Continued to evolve ESG, diversity and inclusion efforts internally and with regard to operator programs
●	Effectively supported leadership development and investment in thought leadership opportunities

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●	Continued to leverage data analytics to track COVID-19 related trends and industry impacts to inform Omega stakeholders and operators

Robert O. Stephenson — 90% of maximum

●	Strengthened the Company’s compliance, risk and reporting systems
●	Accelerated ESG communications to the market, and diversity and inclusion programs with internal staff
●	Continued to invest effectively in staff development and training in the finance and IT functions

Gail D. Makode — 85% of maximum

●	Strengthened the Company’s compliance, risk and reporting systems
●	Expanded diversity and inclusion initiatives in hiring, training and vendor management and supported ESG initiatives
●	Further developed enterprise risk management program

Accordingly, the Committee approved the following cash bonuses relating to 2022 performance:

FAD per share (30%)
	Threshold	Target	High	Actual
Executive	2.65	2.72	2.81	2.77
C. Taylor Pickett	$261,900	$327,375	$523,800	$436,882
Daniel J. Booth	$84,750	$127,125	$211,875	$174,373
Steven J. Insoft(1)	—	—	—	—
Robert O. Stephenson	$81,150	$121,725	$202,875	$166,966
Gail D. Makode	$69,300	$103,950	$173,250	$142,585

Tenant Quality (30%)
	Threshold	Target	High	Actual
Executive	94%	96.0%	98%	92.9%
C. Taylor Pickett	$261,900	$327,375	$523,800	$0
Daniel J. Booth	$84,750	$127,125	$211,875	$0
Steven J. Insoft(1)	—	—	—	—
Robert O. Stephenson	$81,150	$121,725	$202,875	$0
Gail D. Makode	$69,300	$103,950	$173,250	$0

Leverage (10%)
	Threshold	Target	High	Actual
Executive	5.5x	5.2x	5.0x	5.3x
C. Taylor Pickett	$87,300	$109,125	$174,600	$100,395
Daniel J. Booth	$28,250	$42,375	$70,625	$36,725
Steven J. Insoft(1)	—	—	—	—
Robert O. Stephenson	$27,050	$40,575	$67,625	$35,165
Gail D. Makode	$23,100	$34,650	$57,750	$30,030

Subjective (30%)
Executive	Threshold	Target	High	Actual
C. Taylor Pickett	$261,900	$327,375	$523,800	$412,723
Daniel J. Booth	$84,750	$127,125	$211,875	$178,902
Steven J. Insoft(1)	—	—	—	—
Robert O. Stephenson	$81,150	$121,725	$202,875	$182,869
Gail D. Makode	$69,300	$103,950	$173,250	$147,385

(1)	Mr. Insoft’s employment terminated effective January 1, 2022.

Use of Non-GAAP Financial Measures

Nareit FFO, Adjusted FFO, FAD, Tenant Quality and Leverage are non-GAAP financial measures. We believe that these measures are important supplemental measures of our operating performance. We calculate and report Nareit FFO in accordance with the definition and interpretive guidelines issued by Nareit, and consequently, FFO is defined as net income

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(computed in accordance with GAAP), adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures and changes in the fair value of warrants. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Revenue recognized based on the application of security deposits and letters of credit or based on the ability to offset against other financial instruments is included within Nareit FFO.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term funds from operations was designed by the real estate industry to address this issue. Funds from operations described herein is not necessarily comparable to fund from operations of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

Adjusted FFO is calculated as Nareit FFO excluding the impact of non-cash stock-based compensation and certain revenue and expense items (e.g., acquisition, merger and transaction related costs, write-off of straight-line accounts receivable, recoveries and provisions for credit losses (excluding certain cash recoveries on impaired loans), cash interest received but not included in revenue, severance, legal reserve expenses, etc.). FAD is calculated as Adjusted FFO less non-cash interest expense and non-cash revenue, such as straight-line rent. The Company believes these measures provide an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of Adjusted FFO and FAD may not be comparable to the Nareit definition of funds from operations to similar measures reported by other REITs, but the Company believes that they are appropriate measures for this Company.

Leverage is a non-GAAP financial measure which refers to the ratio of fourth quarter net funded debt to adjusted fourth quarter annualized normalized EBITDA. Funded debt is defined as balance sheet debt adjusted for premiums/discounts, deferred financing costs, and to add back cash. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA eliminates items such as acquisition costs and stock-based compensation expense and adds back certain non-cash expenses, if any, to EBITDA. Adjusted normalized EBITDA adds to or subtracts from Adjusted EBITDA the incremental EBITDA from (i) new investments and divestitures made during the 4th quarter assuming an October 1st purchase or sale date and (ii) inception to date funding of construction in progress multiplied by the estimated contractual quarterly yield assuming an October 1st in-service date. Adjusted EBITDA, Adjusted normalized EBITDA and related ratios are non-GAAP financial measures. Annualized Adjusted EBITDA and annualized Adjusted normalized EBITDA assume the current quarter results multiplied by four, and are not projections of future performance.

Tenant quality is a non-GAAP measure calculated as the percentage of actual cash collected in relation to the Board approved 2022 budgeted operator cash lease and mortgage interest, with adjustments made for asset sales and asset transitions.

The Company uses these non-GAAP measures among the criteria to measure the operating performance of its business. The Company also uses FAD among the performance metrics for performance-based compensation of officers. The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs, and which may be of limited relevance in evaluating current performance. Adjusted FFO and FAD can facilitate comparisons of operating performance between periods. The Company offers these measures to assist the users of its financial statements in analyzing its operating performance. These non-GAAP measures are not measures of financial performance under GAAP and should not be considered as measures of liquidity or cash flow, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on these non-GAAP measures as substitutes for any GAAP measure, including net income. A reconciliation of FFO, Adjusted FFO and FAD to the most comparable GAAP measure is fully set forth in the Company’s earnings release included as Exhibit 99.1 to the Form 8-K furnished on February 2, 2023.

Long-Term Equity Incentives for Three-Year Period commencing January 1, 2022

As discussed under the heading “Components of Our Executive Compensation Program — Long-Term Equity Incentive Program — Overview of Long-Term Equity Incentives,” the Committee granted an annual equity award to each named executive officer for 2022 that is earned over a three-year period running from January 1, 2022. The grant is split based on the target value of the executive’s long-term incentive award opportunity, which is comprised 60% of the Performance-based Award and 40% of the Time-based Award. For awards granted in 2022, the Performance-based Awards are comprised 55% (based on target value) of Relative TSR-based Awards and 45% (based on target value) of Absolute TSR-based Awards. For the 2022 grants each named executive officer was permitted to elect to receive RSUs or Profits Interest Units for the Time-based Award (referred to collectively as “Time-based Units”) and PRSUs or Profits Interest Units for the Performance-based Award (referred to collectively as “Performance-based Units”).

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Time-Based Units

The Time-based Units award is subject to three-year cliff vesting running from January 1, 2022, and is subject to the named executive officer’s continued employment on the vesting date, except in the case of death, “disability,” termination by the Company without “cause,” resignation for “good reason” (as those terms are defined in the award agreement, each a “Qualifying Termination”) or Retirement. If the Qualifying Termination is not in connection with a “Change in Control” (as defined in the award agreement), the executive officer will vest at the end of the three-year period in one-third of the Time-based Units for each year or partial year of service performed during the three-year vesting period, subject to the officer’s continuing compliance with non-competition, non-solicitation and intellectual property covenants. If the Qualifying Termination or Retirement occurs after, or within 60 days before, a Change in Control, vesting will be accelerated 100%. If Retirement is not in connection with a Change in Control, the executive officer will vest at the end of the three-year period in 100% of the Time-based Units, subject to the officer’s continuing compliance with non-competition, non-solicitation and intellectual property covenants. “Retirement” means voluntary resignation by the officer with at least six months prior notice after having reached at least age 62 and having performed at least ten years of service. Dividend equivalents (or distributions in the case of Profits Interest Units) accrue on the units and are paid currently on unvested and vested Time-based Units. Vested Time-based Units that were issued in the form of RSUs are paid in Company common stock upon vesting. In the case of Profits Interest Units, the units were already issued upon grant, so no issuance occurs upon vesting.

Relative TSR Units and Absolute TSR Units

These units are earned based on rigorous performance hurdles. For example, the Company must outperform the Index to achieve a target payout on the Relative TSR component and separately achieve a 10% compounded, annual return on the Absolute TSR component, in each case over the three-year performance period beginning January 1, 2022, as shown in the table below:

60%	3-Year Performance-Vesting Award(1)	55% Relative TSR vs. FTSE Nareit Health Care Equity Index
		Payout Levels*	Hurdles
		Threshold (50%)	- 300 bps
		Target (100%)	+ 50 bps
		High (200%)	+ 300 bps
45% Absolute TSR
		Payout Levels*	Hurdles
		Threshold (50%)	8%
		Target (100%)	10%
		High (200%)	12%
(1) IF EARNED, VEST QUARTERLY FOR ONE YEAR AFTER PERFORMANCE PERIOD

40%	Time-Vesting Award	CLIFF VESTS AFTER THIRD YEAR FOLLOWING DATE OF GRANT

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The grant date fair value of the Time-based Units is subtracted from the aggregate long-term equity incentive opportunity at each of the threshold, target and high levels to arrive at the performance-based long-term incentive opportunity, and 45% of the grant date fair value of the performance-based long-term incentive opportunity at each performance level is represented by Absolute TSR Units, with the other 55% being represented by Relative TSR Units. If achievement of the Relative TSR Units or the Absolute TSR Units falls below the threshold hurdles, no amount of the respective award will be earned; and if it falls between threshold and target or target and high achievement levels, the number of units of such award that is earned will be determined by an interpolation formula. The starting and ending stock prices used in the achievement calculations are the November and December average closing price per share of Company common stock before the beginning and at the end of the performance periods.

The number of units earned will be determined as of the last day of the performance period, with 25% of the earned units vesting on the last day of each calendar quarter in the year following the end of the three-year performance period, subject to the named executive officer’s continued employment on the vesting date except in the case of a Qualifying Termination, Retirement or a Change in Control. If the Qualifying Termination or Retirement is not in connection with a Change in Control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination or will be 100% if the Qualifying Termination or Retirement occurs on or after the end of the three-year performance period, subject in either case to the officer’s continuing compliance with non-competition, non-solicitation and intellectual property covenants. If a Change in Control occurs, the performance period will end on the date of the Change in Control. If the named executive officer is employed on the date of the Change in Control or has a Qualifying Termination or Retirement within 60 days before the Change in Control, the units will be earned and vested on the date of the Change in Control only to the extent that the Absolute TSR and Relative TSR performance goals are satisfied as of the date of the Change in Control.

The earned and vested units that are granted in the form of PRSUs will be paid in Company common stock within ten (10) days following vesting or on the date of a Change in Control, if earlier. In the case of Profits Interest Units, the units were already issued upon grant, so no issuance occurs upon vesting, but any unearned units are forfeited at the end of the performance period and any units that fail to vest are also forfeited.

Dividend equivalents accrue on PRSUs that are subsequently earned at the end of the performance period and are then paid currently, before vesting. In the case of Profits Interest Units, while the named executive officers hold Profits Interest Units that are both unvested and unearned, they will receive distributions from Omega OP when a distribution is paid to holders of OP Units of an amount per Profits Interest Unit (the “Interim Distribution”), and a corresponding percentage allocation of net income and net loss under the partnership agreement of Omega OP, equal to (i) 10% of distributions and allocations in the ordinary course and (ii) 0% of distributions and allocations not in the ordinary course. Providing for initial minimal ordinary course distributions and allocations of 10% while the Profits Interest Units are unearned is an approach that has been used by other REITs to ensure that the units will satisfy the requirements under federal tax law to be treated as profits interests. After any Profits Interest Units become earned (but not necessarily vested), the named executive officer will receive a distribution from Omega OP (and a corresponding allocation of net income and net loss per earned Profits Interest Unit) equal to the excess of: (i) the amount of distributions from Omega OP that would have been paid if the Profits Interest Unit had been an OP Unit on January 1 of the year of grant over (ii) the Interim Distribution per Profits Interest Unit. Thereafter, the named executive officer will receive distributions and allocations of net income and net loss pursuant to the partnership agreement of Omega OP.

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Performance Results for Long-Term Equity Incentives as of December 31, 2022

PERFORMANCE-BASED LONG-TERM INCENTIVES
(THROUGH December 31, 2022)

(1)	Payouts for performance achieved at the “above high” levels are capped at the high payout level. No payout is made for performance achieved at the “below threshold” level.

Our Relative TSR and Absolute TSR for purposes of calculating long-term incentive performance are based on November and December average closing stock prices before the beginning and at the end of the three-year performance period. As a result, the numbers in the chart immediately above are different than shown in the 3-Year Total Return bar chart under “Absolute TSR Annualized Performance for the Multi-Year Periods ended December 31, 2022.”

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Summary of Performance Results as of December 31, 2022 for Long-Term Equity Incentives

Our Relative TSR for the three-year performance period ended December 31, 2022 of approximately +330.2 basis points relative to the Index exceeded the high performance hurdle of +300 basis points, and our Absolute TSR for the three-year performance period ended December 31, 2022 of -2.645% underperformed the threshold performance hurdle of 8%. Therefore, while the Relative TSR-based for the three-year performance period ended December 31, 2022 was earned, the Absolute TSR-based equity incentives for that period were not earned, reflecting strong alignment of pay and performance.

There can be no assurance that our Relative TSR for the three-year periods ended December 31, 2023 and 2024 will track at a similar level to 2022 for the full performance period, particularly given the uncertainty as to the Company’s and the Index’s performance as our industry continues to emerge from the COVID-19 pandemic. The required high level for the three-year performance periods ending in 2023 and 2024 is (i) +300 basis points in excess of the Index for the Relative TSR-based equity incentives and (ii) 12% for the Absolute TSR-based equity incentives.

Section 6 – Our Compensation Decisions for 2023

Consideration of Market Data

For 2023, the Committee revised the peer group composition from the prior year to remove Healthcare Trust of America due to its acquisition by Healthcare Realty Trust in July 2022, as well as Realty Income Corporation due to its expanded size relative the Company.  In addition, the Committee added to the peer group Gaming and Leisure Properties and STAG Industrial, Inc., which are REITs that approximate the Company’s size and, in the case of Gaming and Leisure Properties, is a net lease REIT.  The Committee otherwise adopted the peer group that had been in place in 2022.

The Committee established annual base salaries for the named executive officers for 2023 to be generally in line with the approximate median for our peer group, based on analyses provided by FPC, with appropriate adjustments to preserve internal pay equity and capped salary increases at 2.6% notwithstanding increases in inflation based on the consumer price index of 6-8% in 2022.

2023 Annual Base Salaries

The Committee established the following annual base salaries for 2023 for each of our named executive officers:

Executive	2022 Base Salary	2023 Base Salary	Increase
C. Taylor Pickett	$873,000	$895,000	2.5%
Daniel J. Booth	$565,000	$579,000	2.5%
Robert O. Stephenson	$541,000	$555,000	2.6%
Gail D. Makode	$462,000	$474,000	2.6%

2023 Annual Cash Incentive Opportunities

For 2023, the Committee retained the 2022 annual cash bonus opportunities for our named executive officers. The opportunities are as follows:

	Annual Incentive
	(% of Base Salary)
Executive	Threshold	Target	High
C. Taylor Pickett	100%	125%	200%
Daniel J. Booth	50%	75%	125%
Robert O. Stephenson	50%	75%	125%
Gail D. Makode	50%	75%	125%

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For 2023, the Committee retained the 2022 annual cash bonus performance measures and weighting that it used to determine annual cash bonuses for 2022 performance and revised the subjective component of the cash bonus, with a continued focus on achievement of ESG and diversity and inclusion targets.

2022 and 2023 Annual Cash Incentive Performance Measure
% of Bonus Opportunity	Measure
10%	Leverage
30%	FAD per share
30%	Tenant quality
30%	Subjective

LONG-TERM EQUITY INCENTIVES FOR THREE-YEAR PERIOD COMMENCING JANUARY 1, 2023

The Committee approved grants to the named executive officers of long-term incentive compensation awards effective January 1, 2023. For determining the amount of the 2023 grants, the Committee used an approach similar to that used for determining the amount of the 2022 grants, as discussed under the heading “Our Compensation Decisions for 2023 — Consideration of Market Data.” For the 2023 Absolute TSR-based grants, the Committee utilized the same performance goals that had been used for 2022. The material terms of the 2022 grants of long-term incentive awards are generally similar to the 2022 long-term incentive awards.

Section 7 – Other Matters

Clawback Policy

The Board of Directors has adopted a recoupment policy that allows the Company to recover incentive compensation paid to our executive officers in certain situations. Under this policy, if we are required to restate financial results due to material noncompliance with financial reporting requirements, the Board of Directors may, in its discretion, require executive officers to repay certain incentive compensation received in the three completed fiscal years prior to the year in which it was determined that a restatement was required. Incentive compensation is potentially subject to recovery to the extent that the compensation paid based on erroneous financial reporting measures exceeded what would have been paid based on the data used in the restated financial restatements. In addition, incentive compensation that was paid based on the subjective determination of the Compensation Committee of an executive officer’s performance is also potentially subject to recovery. Any right of recovery under the policy is in addition to any other legal rights of recovery and remedies that the Company may have, including under the Sarbanes-Oxley Act of 2012 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Retirement Policy

In 2019, the Company adopted a retirement policy covering named executive officers. The policy applies to officers who retire after having reached at least age 62 and performed at least ten years of service. Effective for awards for 2020 or later, the policy provides for prorated vesting of performance-based long term incentive awards that are actually earned based on performance, full vesting of certain time-based long-term incentive awards and payment of any earned cash bonus if the employee retires after the end of the performance year but before the date of payment. These retirement benefits are subject to the employee’s compliance with any applicable non-competition and non-solicitation obligations and the intellectual property agreement to which the employee is subject, as well as being subject to the Company’s clawback policy discussed above.

Other Benefits

All employees may participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax-efficient manner. Under the 401(k) Plan, employees are eligible to make contributions with Company-matching contributions. We also provide competitive benefit packages to all full-time employees that include health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits.

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The Company maintains a deferred stock plan that allows officers to elect to defer receipt of common stock otherwise Issuable upon vesting of RSUs and PRSUs. The Company also maintains a non-qualified deferred cash compensation plan that allows officers to elect to defer receipt of all or a portion of annual cash bonuses or annual base salary. We maintain a recordkeeping account for each officer who elects to defer under the plan that will be adjusted with the rate of return applicable to the plan investments. However, the plan is unfunded, and the assets of the plan therefore constitute the general assets of the Company.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a federal income tax deduction for compensation over $1 million to any of the named executive officers. The Committee believes that it is not practicable to consider implementing a $1 million annual compensation limit per executive officer, given the Company’s business need to pay our officers competitive levels of compensation. Further, we believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern the Committee’s compensation policy and practices.

Risks Associated with Compensation

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks.

The Committee considered various factors that have the effect of mitigating risk and, with assistance of FPC, reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking. The Committee concluded that the following risk oversight and compensation design features guard against excessive risk-taking:

●	The Company adheres to effective processes for developing strategic and annual operating plans and approval of portfolio and capital investments, including through an Investment Committee of the Board of Directors chaired by an independent director;
●	The Company has strong internal financial controls;
●	Base salaries are consistent with each named executive officer’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;
●	The determination of incentive awards is based on a review of a variety of performance indicators as well as, in the case of the annual cash bonus, a meaningful subjective assessment of personal performance, thus diversifying the risk associated with any single indicator of performance;
●	The design of our long-term compensation program rewards named executive officers for driving sustainable growth for stockholders over three-year performance periods;
●	The vesting periods for equity compensation awards encourage named executive officers to focus on stock price appreciation and maintaining dividends and
●	The mix between fixed and variable, annual and long-term and cash and equity compensation is designed to encourage balanced strategies and actions that are in the Company’s long-term best interests.

Compensation Committee Report

The following is a report by the Compensation Committee regarding our executive officer compensation program.

The Compensation Committee has reviewed and discussed with management the disclosure set forth under the heading “Compensation Discussion and Analysis” above and, based on such review and discussion, the Compensation Committee has recommended to the Board that such “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Compensation Committee of the Board of Directors Burke W. Whitman, Chair Barbara B. Hill Stephen D. Plavin

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Executive Compensation Tables and Related Information

The following tables provide information relating to the compensation of our “named executive officers” for the last three fiscal years. Our named executive officers for 2022 are our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers.

Summary Compensation Table

						Non-Equity
				Stock	Option	Incentive Plan	All Other
	Salary		Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	($)(3)	($)(4)	($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(I)	(J)
C. Taylor Pickett	2022	873,000	412,723	9,151,997		537,277	26,111	11,001,108
Chief Executive Officer	2021	823,800	400,000	8,635,010	—	494,280	21,864	10,374,954
	2020	823,800	398,465	8,117,974	—	1,091,535	21,464	10,453,238
Daniel J. Booth	2022	565,000	178,902	4,243,998		211,098	26,111	5,225,109
Chief Operating Officer	2021	532,700	163,807	4,004,506	—	199,763	21,864	4,922,640
	2020	532,700	170,523	3,760,457	—	439,477	21,464	4,924,621
Steven J. Insoft	2022	—	—	—		—	1,003,874	1,003,874
Former Chief Corporate	2021	521,800	—	3,568,343	—	—	21,864	4,112,007
Development Officer(5)	2020	521,800	154,515	3,411,241	—	430,485	21,464	4,539,505
Robert O. Stephenson	2022	541,000	182,869	3,895,991		202,131	26,111	4,848,102
Chief Financial Officer	2021	510,800	162,820	3,675,828	—	191,550	21,864	4,562,862
	2020	510,800	166,590	3,449,803	—	421,410	21,464	4,570,067
Gail D. Makode	2022	462,000	147,385	1,759,997		172,615	20,500	2,562,497
Chief Legal Officer	2021	420,000	133,875	1,600,021	—	157,500	17,400	2,328,796
	2020	400,000	135,000	1,500,016	—	330,000	17,100	2,382,116

(1)	Bonuses are reported for the year earned, whether or not paid before year end. Reflects the subjective component of annual cash bonus program payments. See “Compensation Discussion and Analysis — Our Compensation Decisions and Results for 2022 — 2022 Annual Cash Incentive Opportunities.”
(2)	Represents the fair value for accounting purposes as of the date of grant (excluding the effect of estimated forfeitures). In the case of PRSUs and performance-based Profits Interest Units, the fair value of as of the grant date is based on the probable outcome of the performance conditions determined as of the date of grant computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. However, while the fair value of the PRSUs and performance-based Profits Interest Units as of the grant date includes the value of the awards that could be earned at the high level of performance, performance-based awards are not earned and paid out at the high level unless the high level of performance is in fact achieved. Equity compensation awards are granted by the Compensation Committee to the named executive officers under the Company’s equity compensation plan, and the amount of PRSU and performance-based Profits Interest Units awards are assessed by the Compensation Committee for comparability relative to the Company’s peer group of companies, based on the assumption that the awards are earned at the target level of performance. See Note 19 — “Stock-Based Compensation” in the Omega Annual Report on Form 10-K for the year ended December 31, 2022 for a detailed description of the assumptions that were used in determining the dollar amounts recognized for financial statement reporting purposes of equity awards.
(3)	Bonuses are reported for the year earned, whether or not paid before year end. Represents the objective performance components (FAD per share, tenant quality and leverage), described for 2022 under “Compensation Discussion and Analysis — Compensation Decisions and Results for 2022 — 2022 Annual Cash Incentive Opportunities.”
(4)	“All Other Compensation” reflects 401(k) matching contributions and healthcare premiums.
(5)	Mr. Insoft’s employment terminated effective as of January 1, 2022. His 2022 compensation includes severance payments pursuant and subject to the terms of his Employment Agreement and outstanding equity awards as of such time.

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Grants of Plan-Based Awards

The following table contains information relating to the plan-based awards grants made in 2022 to our named executive officers and is intended to supplement the 2022 Summary Compensation Table above.

									Grant Date
			Estimated Future Payouts			Estimated Future Payouts			Fair Value
	Date of		Under Non-Equity Incentive			Under Equity Incentive			of Stock
	Compensation		Plan Awards			Plan Awards			and Option
Name	Committee	Grant	Threshold	Target	High	Threshold	Target	High	Awards
Grant Type	Action	Date	($)	($)	($)	(#)	(#)	(#)	($)(1)
C. Taylor Pickett:
Annual Cash Bonus
(Objective Metrics)(2)	12/1/2021	1/1/2022	611,100	763,875	1,222,200	—	—	—	—
Time-based Units(3)	12/1/2021	1/1/2022	—	—	—	—	—	—	1,830,403
Relative TSR-based Units(4)	12/1/2021	1/1/2022	—	—	—	13,074	84,050	250,489	4,026,881
Absolute TSR-based Units(5)	12/1/2021	1/1/2022	—	—	—	14,056	86,663	241,837	3,294,714
Daniel J. Booth:
Annual Cash Bonus
(Objective Metrics)(2)	12/1/2021	1/1/2022	197,750	296,625	494,375	—	—	—	—
Time-based Units(3)	12/1/2021	1/1/2022	—	—	—	—	—	—	848,789
Relative TSR-based Units(4)	12/1/2021	1/1/2022	—	—	—	6,063	38,977	116,159	1,867,380
Absolute TSR-based Units(5)	12/1/2021	1/1/2022	—	—	—	6,518	40,187	112,145	1,527,829
Steven J. Insoft:(6)
Annual Cash Bonus
(Objective Metrics)(2)	—	—	—	—	—	—	—	—	—
Time-based Units(3)	—	—	—	—	—	—	—	—	—
Relative TSR-based Units(4)	—	—	—	—	—	—	—	—	—
Absolute TSR-based Units(5)	—	—	—	—	—	—	—	—	—
Robert O. Stephenson:
Annual Cash Bonus
(Objective Metrics)(2)	12/1/2021	1/1/2022	189,350	284,025	473,375	—	—	—	—
Time-based Units(3)	12/1/2021	1/1/2022	—	—	—	—	—	—	779,188
Relative TSR-based Units(4)	12/1/2021	1/1/2022	—	—	—	5,566	35,781	106,633	1,714,243
Absolute TSR-based Units(5)	12/1/2021	1/1/2022	—	—	—	5,984	36,893	102,950	1,402,560
Gail D. Makode:
Annual Cash Bonus
(Objective Metrics)(2)	12/1/2021	1/1/2022	161,700	242,550	404,250	—	—	—	—
Time-based Units(3)	12/1/2021	1/1/2022	—	—	—	—	—	—	352,014
Relative TSR-based Units(4)	12/1/2021	1/1/2022	—	—	—	2,514	16,163	48,169	774,371
Absolute TSR-based Units(5)	12/1/2021	1/1/2022	—	—	—	2,703	16,667	46,508	633,612

(1)	Represents the fair value for accounting purposes as of the applicable grant date. See the Stock Awards Vested for 2022 table below for information regarding amounts earned with respect to awards vesting in 2022.
(2)	Reflects the range of bonus payments that were possible as of the grant date under the objective metric components of Omega’s annual cash incentive program for 2022. Bonus payments earned and paid based on actual performance under the objective metric components for 2022 are set forth under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding annual bonus opportunities including the subjective component, see “Compensation Discussion and Analysis — Our Compensation Decisions and Results for 2022 — 2022 Annual Cash Incentive Opportunities.”
(3)	Represents either RSUs or Profits Interest Units based on the officer’s election, in either case vesting on December 31, 2024 subject to continued employment on the vesting date except in the case of a Qualifying Termination not in connection with a change in control, in which case one-third of the units vest for each year or partial year worked in the three-year period (subject to the officer’s compliance with certain restrictive covenants), or Qualifying Termination in connection with a change in control, in which case the units fully vest. Dividend equivalents accrue on the RSUs, and distributions accrue on the Profits Interest Units and will be paid currently on unvested and vested units. See “Compensation Discussion and Analysis — Our Compensation Decisions and Results for 2022 — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2022.”

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(4)	Represents either PRSUs or Profits Interest Units based on the officer’s election. Reflects the range of value that may be earned by each executive officer, based on the level of performance over the performance period. The actual number of units that will be earned depends on the level of Relative TSR over the three-year performance period ending December 31, 2024 (unless a change in control occurs before that date). Vesting occurs in four equal quarterly installments in 2025, subject to continued employment on the vesting date, except in the case of a Qualifying Termination or Retirement (subject to the officer’s compliance with certain restrictive covenants) or a change in control. If the Qualifying Termination, Retirement or change in control occurs during 2025, the previously earned units immediately vest. If the Qualifying Termination or Retirement occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination or Retirement. If the change in control occurs during the performance period, the performance period will end on the date of the change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination or Retirement within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the units will be earned and vested on the date of the change in control. Dividend equivalents accrue on PRSUs that subsequently are earned. Accrued dividend equivalents are only payable if and to the extent the PRSUs are earned. Each unvested and unearned Profits Interest Unit entitles the holder to receive distributions equal to (i) 10% of the regular periodic distributions per OP Unit paid by Omega OP to OP Unit holders and a corresponding percentage allocation of Net Income and Net Loss attributable to the regular periodic distributions per OP Unit and (ii) 0% of the special distributions and other distributions not made in the ordinary course per OP Unit paid by Omega OP to OP Unit holders and a corresponding 0% allocation of Net Income and Net Loss attributable to the special distributions and other distributions per OP Unit not made in the ordinary course. Each earned Profits Interest Unit entitles the holder to receive a distribution (and a corresponding allocation of Net Income and Net Loss per earned Profits Interest Unit) equal to the excess of: (i) the amount of distributions from Omega OP that would have been paid per Profits Interest Unit if the Profits Interest Unit had been an OP Unit on January 1, 2022 over (ii) the Interim Distribution per Profits Interest Unit. In addition, each earned Profits Interest Unit entitles the holder to receive distributions and allocations of Net Income and Net Loss that accrues following the date that the Profits Interest Units become an earned Profits Interest Unit pursuant to the partnership agreement of Omega OP determined without regard to the adjustments described above. See “Compensation Discussion and Analysis — Components of Our Executive Compensation Program — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2022.”
(5)	Represents either PRSUs or Profits Interest Units based on the officer’s election. Reflects the range of value that may be earned by each executive officer, based on the level of performance over the performance period. The actual number of units that will be earned depends on the level of Absolute TSR over the three-year performance period ending December 31, 2024 (unless a change in control occurs before that date). See Footnote 4 above for a description of other terms.
(6)	Mr. Insoft’s employment terminated effective as of January 1, 2022, and he was not granted performance awards in 2022.

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Outstanding Equity Awards at Fiscal Year End

The following sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022. Since the information is set forth as of December 31, 2022, it does not include equity awards that vested or forfeited as of December 31, 2022 or awards granted in 2023. There are no options outstanding.

				Equity
				Incentive	Equity Incentive
		Number of	Market Value	Plan Awards:	Plan Awards:
		Units of	of Units	Number of	Market or Payout
		Stock That	of Stock	Unearned	Value of Unearned
		Have Not	That Have	Units That	Units That
		Vested	Not Vested	Have Not Vested	Have Not Vested
Name		(#)	($)(1)	(#)	($)(1)
C. Taylor Pickett	2020-2022 Relative TSR-based Units (2)	166,007	5,841,122	—	—
	2021-2023 Time-based Units(3)	47,786	1,335,619	—	—
	2021-2023 Absolute TSR-based Units(4)	—	—	177,624	5,821,449
	2021-2023 Relative TSR-based Units(5)	—	—	190,617	6,247,282
	2022-2024 Time-based Units(6)	62,174	1,737,763	—	—
	2022-2024 Absolute TSR-based Units(7)	—	—	241,837	7,342,655
	2022-2024 Relative TSR-based Units(8)	—	—	250,489	7,605,347
Daniel J. Booth	2020-2022 Relative TSR-based Units (2)	76,898	2,705,733	—	—
	2021-2023 Time-based Units(3)	22,051	616,325	—	—
	2021-2023 Absolute TSR-based Units(4)	—	—	82,374	2,699,725
	2021-2023 Relative TSR-based Units(5)	—	—	88,399	2,897,189
	2022-2024 Time-based Units(6)	28,685	801,746	—	—
	2022-2024 Absolute TSR-based Units(7)	—	—	112,145	3,404,946
	2022-2024 Relative TSR-based Units(8)	—	—	116,159	3,526,820
Steven J. Insoft(9)	2020-2022 Relative TSR-based Units (2)	46,568	1,638,555	—	—
	2021-2023 Time-based Units(3)	13,165	367,971	—	—
	2021-2023 Absolute TSR-based Units(4)	—	—	24,534	804,078
	2021-2023 Relative TSR-based Units(5)	—	—	26,329	862,894
	2022-2024 Time-based Units(6)	—	—	—	—
	2022-2024 Absolute TSR-based Units(7)	—	—	—	—
	2022-2024 Relative TSR-based Units(8)	—	—	—	—
Robert O. Stephenson	2020-2022 Relative TSR-based Units (2)	70,546	2,482,232	—	—
	2021-2023 Time-based Units(3)	20,342	568,559	—	—
	2021-2023 Absolute TSR-based Units(4)	—	—	75,612	2,478,108
	2021-2023 Relative TSR-based Units(5)	—	—	81,144	2,659,413
	2022-2024 Time-based Units(6)	26,467	739,753	—	—
	2022-2024 Absolute TSR-based Units(7)	—	—	102,950	3,125,768
	2022-2024 Relative TSR-based Units(8)	—	—	106,633	3,237,591
Gail D. Makode	2020-2022 Relative TSR-based Units (2)	30,674	1,079,295	—	—
	2021-2023 Time-based Units(3)	8,855	247,497	—	—
	2021-2023 Absolute TSR-based Units(4)	—	—	32,912	1,078,658
	2021-2023 Relative TSR-based Units(5)	—	—	35,320	1,157,578
	2022-2024 Time-based Units(6)	11,957	334,198	—	—
	2022-2024 Absolute TSR-based Units(7)	—	—	46,508	1,412,076
	2022-2024 Relative TSR-based Units(8)	—	—	48,169	1,462,507
(1)	Based on the closing price of our common stock as of December 31, 2022 of $27.95 per share.
(2)	Represents Profits Interest Units earned (but not vested at December 31, 2022) based on the Relative TSR performance for the three-year performance period ended December 31, 2022. The number of Profits Interest Units earned for the performance period is based on the level of Relative TSR achieved over the applicable performance period. The earned Profits Interest Units vest quarterly in 2023, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control which case the units will vest immediately.
(3)	Represents either RSUs or Profits Interest Units, based on the officer’s election, granted as of January 2021. Each Time-based Award vests on December 31, 2023, and will be subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination (subject to the officer’s compliance with certain restrictive covenants). Dividend equivalents or distributions accrue on the Time-based Awards and will be paid currently on unvested and vested units.

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(4)	Represents either PRSUs or Profits Interest Units, based on the officer’s election, for the three-year performance period ending December 31, 2023. These awards are shown at the high-performance level in the table above but were tracking below the threshold performance level as of December 31, 2022. The number of units that will be earned for the performance period will depend on the level of Absolute TSR achieved over the applicable performance period. The earned units vest quarterly in 2024, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination (subject to the officer’s compliance with certain restrictive covenants) or a change in control. If the Qualifying Termination or change in control occurs during 2024, the previously earned units immediately vest. If the Qualifying Termination occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the change in control occurs during the performance period, the performance period will end on the date of a change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of Absolute TSR as of the date of the change in control, all, a portion or none of the units will be earned and vested on the date of the change in control.
(5)	Represents either PRSUs or Profits Interest Units, based on the officer’s election, for the three-year performance period ending December 31, 2023. These awards are shown at the high performance level in the table above but were tracking below the target performance level but above the threshold performance level as of December 31, 2022. The number of units that will be earned for the performance period will depend on the level of Relative TSR achieved over the applicable performance period. The earned units vest in four quarterly installments in 2024, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination or change in control occurs during 2024, the previously earned units immediately vest. If the Qualifying Termination occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the change in control occurs during the performance period, the performance period will end on the date of a change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the units will be earned and vested on the date of the change in control.
(6)	Represents either RSUs or Profits Interest Units, based on the officer’s election, granted as of January 2022. Each Time-based Award vests on December 31, 2024, and will be subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination (subject to the officer’s compliance with certain restrictive covenants). Dividend equivalents or distributions accrue on the Time-based Awards and will be paid currently on unvested and vested units.
(7)	Represents either PRSUs or Profits Interest Units, based on the officer’s election, for the three-year performance period ending December 31, 2024. These awards are shown at the high-performance level in the table above but were tracking below the target performance level but above the threshold-performance level as of December 31, 2022. The number of units that will be earned for the performance period will depend on the level of Absolute TSR achieved over the applicable performance period. The earned units vest quarterly in 2025, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or Retirement (subject to the officer’s compliance with certain restrictive covenants) or a change in control. If the Qualifying Termination, Retirement or change in control occurs during 2025, the previously earned units immediately vest. If the Qualifying Termination or Retirement occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination or Retirement. If the change in control occurs during the performance period, the performance period will end on the date of a change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination or Retirement within 60 days before the change in control, depending on the level of Absolute TSR as of the date of the change in control, all, a portion or none of the units will be earned and vested on the date of the change in control.
(8)	Represents either PRSUs or Profits Interest Units, based on the officer’s election, for the three-year performance period ending December 31, 2024. These awards are shown at the high performance level in the table above and were tracking at the high performance level as of December 31, 2022. The number of units that will be earned for the performance period will depend on the level of Relative TSR achieved over the applicable performance period. The earned units vest in four quarterly installments in 2025, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination, Retirement or a change in control. If the Qualifying Termination, Retirement or change in control occurs during 2025, the previously earned units immediately vest. If the Qualifying Termination or Retirement occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination or Retirement. If the change in control occurs during the performance period, the performance period will end on the date of a change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination or Retirement within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the units will be earned and vested on the date of the change in control.
(9)	Mr. Insoft’s employment terminated effective January 1, 2022, and he will vest in certain of his outstanding equity awards, in certain cases on a prorated basis, pursuant and subject to the terms of such awards and his Employment Agreement.

Stock Awards Vested for 2022

The following table sets forth information regarding the vesting of stock awards for our named executive officers in 2022. The awards that vested in 2022 consist of Time-based RSUs that vested on December 31, 2022 and Relative TSR-based Units and Absolute TSR-based Units for the 2019–2021 performance period that vested quarterly during 2022.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)(2)
C. Taylor Pickett	—	—	38,611	1,079,177
Daniel J. Booth	—	—	17,759	496,364
Steven J. Insoft(3)	—	—	16,225	453,489
Robert O. Stephenson	—	—	16,408	458,604
Gail D. Makode	—	—	7,134	199,395

(1)	Includes awards vested in 2022, whether or not the underlying shares were issued before year end.

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(2)	The value realized was based on the closing price of our stock as of the date the applicable award vested. For Profits Interest Units, reflects the value of an equal number of shares of common stock.
(3)	Mr. Insoft’s employment terminated effective as of January 1, 2022.

Nonqualified Deferred Compensation

Our Deferred Stock Plan enables our directors and executive officers to defer receipt of our common stock issuable upon the vesting of equity awards, subject to the terms of the plan and agreements approved by the Compensation Committee for such purpose. This plan is intended to permit our directors and officers to delay the timing of taxation of equity awards that they have earned to satisfy their tax planning goals and thereby assist in the retention of directors and officers. If a participant makes a deferral election, the deferred shares will not be issued when vested but rather at a later date or event specified in the deferral agreement.

Unless otherwise determined by the Compensation Committee, all common stock that is deferred will accrue dividend equivalents. Under the terms of the Deferred Stock Plan, the Compensation Committee may provide in the applicable agreement that dividend equivalents will be deferred along with the common stock or may give the participant the right to elect to receive the dividend equivalents currently or defer them. If a participant makes a deferral election, the dividend equivalents will be deferred until the date or event specified in the participant’s agreement. Under the existing deferral agreements, the Committee has provided that a participant may elect when making a deferral election (a) to convert dividend equivalents into the right to receive additional shares of common stock based on the trading price of common stock on the date that dividends are paid and have the additional shares issued when the deferred stock is issued, (b) to accrue interest on a quarterly basis on dividend equivalents at the Company’s average borrowing rate for the previous quarter and have the interest paid in cash when the deferred common stock is issued or (c) to have dividend equivalents paid in cash currently when they are earned.

The Company also maintains a non-qualified deferred cash compensation plan that allows officers to elect to defer receipt of all or a portion of annual cash bonuses or annual base salary. We maintain a recordkeeping account for each officer who elects to defer under the plan that will be adjusted with the rate of return applicable to the plan investments chosen by the officer from among the choices available under the plan. However, the plan is unfunded, and the assets of the plan therefore constitute the general assets of the Company. This plan is intended to permit our directors and officers to delay the timing of cash compensation that they have earned to satisfy their tax planning goals and thereby assist in the retention of directors and officers. If a participant makes a deferral election, the deferred cash (as adjusted for earning or losses on the plan investment funds chose by the officer) will be paid upon a later date or event chosen by the officer and specified in the deferral agreement.

The following table shows nonqualified deferred compensation activity for our named executive officers in 2022.

Nonqualified Deferred Compensation Activity 2022

Aggregate
	Executive		Company	Earnings		Aggregate
	Contributions		Contribution	(Loss)	Aggregate	Balance
	in Last		in Last	in Last	Withdrawal/	at Last
	Fiscal Year		Fiscal Year	Fiscal Year	Distributions	Fiscal Year End
Name	($)		($)	($)(1)	($)(2)	($)(3)
C. Taylor Pickett	1,475,000	(4)	—	563,216	(1,542,445)	23,930,834
Daniel J. Booth	—		—	—	—	—
Steven J. Insoft(5)	—		—	—	—	—
Robert O. Stephenson	162,300	(6)	—	(63,187)	—	830,707
Gail D. Makode	—		—	—	—	—

(1)	For the Deferred Stock Plan, reflects the change in value of deferred stock units, plus dividend equivalents, during the last fiscal year. For the Deferred Cash Plan, reflects change in notional value of the participant-selected investments. Aggregate earnings (loss) on deferred compensation are not included in the Summary Compensation Table.
(2)	For the Deferred Stock Plan, represents dividend equivalents distributed during the last fiscal year.
(3)	The Deferred Stock Plan balance is vested and is based on the closing price of Omega common stock as of December 31, 2022. The Deferred Cash Plan balance represents the vested balance of the officer’s participant account. Mr. Pickett has deferred an aggregate of 575,539 shares under the Deferred Stock Plan.
(4)	Reflects deferred cash compensation. The deferred cash compensation is included in the 2022 compensation reported in the Summary Compensation Table above.
(5)	Mr. Insoft’s employment terminated effective January 1, 2022.
(6)	Reflects deferred cash compensation included in the 2022 compensation reported in the Summary Compensation Table above.

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Employment Agreements

We entered into employment agreements with each of our executive officers that, as amended, expire December 31, 2025. Omega’s general practice is to amend the employment agreement with its executive officers each year to extend their respective terms by one year.

Each employment agreement specifies the executive officer’s title and his current base salary, which may not be decreased during the term of the employment agreement. For a discussion of current base salaries, see “2023 Annual Base Salaries.” Each employment agreement provides that the executive officer will be eligible to earn an annual bonus of specified percentages of annual base salary for threshold, target and high performance, respectively. For a discussion of actual bonus arrangements for 2022 and 2023, see “Compensation Discussion and Analysis — Our Compensation Decisions and Results for 2022 and — Compensation Decisions for 2023.”

If during the term of the employment agreement we terminate the executive officer’s employment without “cause” or if such executive officer resigns for “good reason,” we will pay such executive officer (a) severance equal to a specified multiple of the sum of his or her then current annual base salary plus such executive officer’s average annual bonus over the last three completed fiscal years and (b) 100% of the applicable monthly COBRA premium under the Company’s group health plan for the coverage elected by the executive and his or her spouse and eligible dependents, for the lesser of 18 months or until such coverage terminates. The multiples used to calculate the severance amount are as follows:

Name	Multiple
C Taylor Pickett	3 times
Daniel J. Booth	2 times
Robert O. Stephenson	2 times
Gail D. Makode	1.5 times

The severance amount will be paid in installments over a severance period that is a specified number of months that is 12 times the specified multiple above following his or her termination. If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits) under any other agreements will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the executive officer retaining a larger after-tax amount. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as a material breach of the employment agreement or our relocation of the executive officer’s place of employment without such executive officer’s consent. The executive officer is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.

During the period of employment and for a specified period equivalent to the severance period thereafter (regardless of whether severance is payable), the executive officer is obligated not to provide managerial services or management consulting services to a “competing business” within the states and countries in which the Company does business. Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare-related real estate. In addition, during the period of employment and for a specified period equivalent to the severance period thereafter, the executive officer agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. However, if the executive officer remains employed by us through the date the term of the employment agreement expires, the noncompetition and non-solicitation provisions also expire on that date.

Potential Payments Upon Termination or Change in Control

The table below illustrates the incremental or accelerated compensation that would have been payable in the event of the events identified below, as if they had occurred as of December 31, 2022. For equity awards, the amounts in the table below reflect the fair market value of the equity, and dividend equivalents in the case of PRSUs and distributions in the case of performance-based Profits Interest Units, that would be issuable as a result of the acceleration of the vesting of equity awards in connection with the events identified, based on the $27.95 per share closing price of Omega common stock at December 31, 2022.

The occurrence of a change of control does not increase severance benefits or bonus payments that would otherwise be payable. However, for Time-based Units, vesting is accelerated 100% upon a Qualifying Termination that occurs after, or within

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60 days before, a change in control. In addition, for Performance- based Units, vesting is accelerated upon a change in control but only as to those units actually earned based on performance through the date of the change in control. For a description of the vesting of Time-based and Performance-based Units, see “Compensation Discussion and Analysis — Components of Our Executive Compensation Program — Long-Term Equity Incentive Program.”

The term “Qualifying Termination” refers to death, disability, termination without “cause” or resignation for “good reason.” For a description of circumstances constituting “cause” and “good reason” and related information, see the discussion under the heading “Employment Agreements.” In 2019, the Company adopted a retirement policy covering named executive officers effective for awards granted in 2020 or later. See “Compensation Discussion and Analysis — Other Matters — Retirement Policy.” None of our named executive officers would have been eligible for retirement benefits under such policy at December 31, 2022.

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Potential Payments: Triggering Event as of December 31, 2022

					Involuntary
					Without
	Involuntary				Cause or
	Without				Voluntary for
	Cause or			Change in	Good Reason
	Voluntary			Control	Upon a
	for Good			Without	Change in
	Reason	Death	Disability	Termination	Control
Name	($)	($)	($)	($)	($)
C. Taylor Pickett:
Severance	5,953,280	—	—	—	5,953,280
Bonus	—	950,000	—	—	—
Accelerated Vesting of Equity Awards:
2020-2022 Relative TSR-based Units(1)	5,841,122	5,841,122	5,841,122	5,841,122	5,841,122
2021 Time-Based Units(2)	890,413	890,413	890,413	—	1,335,619
2021-2023 Relative TSR-based Units(3)	4,164,855	4,164,855	4,164,855	6,247,282	6,247,282
2021-2023 Absolute TSR-based Units(3)	3,880,966	3,880,966	3,880,966	5,821,449	5,821,449
2022 Time-Based Units(2)	579,254	579,254	579,254	—	1,737,763
2022-2024 Relative TSR-based Units(4)	2,535,116	2,535,116	2,535,116	7,605,347	7,605,347
2022-2024 Absolute TSR-based Units(4)	2,447,552	2,447,552	2,447,552	7,342,655	7,342,655
COBRA Premium(5)	56,834	—	—	—	56,834
Total Value:	26,349,392	21,289,278	20,339,278	32,857,855	41,941,351
Daniel J. Booth:
Severance	2,039,047	—	—	—	2,039,047
Bonus	—	390,000	—	—	—
Accelerated Vesting of Equity Awards:
2020-2022 Relative TSR-based Units(1)	2,705,733	2,705,733	2,705,733	2,705,733	2,705,733
2021 Time-Based Units(2)	410,883	410,883	410,883	—	616,325
2021-2023 Relative TSR-based Units(3)	1,931,459	1,931,459	1,931,459	2,897,189	2,897,189
2021-2023 Absolute TSR-based Units(3)	1,799,817	1,799,817	1,799,817	2,699,725	2,699,725
2022 Time-Based Units(2)	267,249	267,249	267,249	—	801,746
2022-2024 Relative TSR-based Units(4)	1,175,607	1,175,607	1,175,607	3,526,820	3,526,820
2022-2024 Absolute TSR-based Units(4)	1,134,982	1,134,982	1,134,982	3,404,946	3,404,946
COBRA Premium(5)	56,834	—	—	—	56,834
Total Value:	11,521,611	9,815,730	9,425,730	15,234,413	18,748,365
Steven J. Insoft:(6)	—	—	—	—	—
Severance	1,944,266	—	—	—	—
Bonus	—	—	—	—	—
Accelerated Vesting of Equity Awards:
2020-2022 Relative TSR-based Units(1)	2,454,470	—	—	—	—
2021 Time-Based Units(2)	367,971
2021-2023 Relative TSR-based Units(3)	1,721,072	—	—	—	—
2021-2023 Absolute TSR-based Units(3)	1,603,763	—	—	—	—
2022 Time-Based Units(2)	—	—	—	—	—
2022-2024 Relative TSR-based Units(4)	—	—	—	—	—
2022-2024 Absolute TSR-based Units(4)	—	—	—	—	—
COBRA Premium(5)	56,543	—	—	—	—
Total Value:	8,148,085	—	—	—	—
Robert O. Stephenson:
Severance	1,966,913	—	—	—	1,966,913
Bonus	—	385,000	—	—	—
Accelerated Vesting of Equity Awards:
2020-2022 Relative TSR-based Units(1)	2,482,232	2,482,232	2,482,232	2,482,232	2,482,232
2021 Time-Based Units(2)	379,039	379,039	379,039	—	568,559
2021-2023 Relative TSR-based Units(3)	1,772,942	1,772,942	1,772,942	2,659,413	2,659,413
2021-2023 Absolute TSR-based Units(3)	1,652,072	1,652,072	1,652,072	2,478,108	2,478,108
2022 Time-Based Units(2)	246,584	246,584	246,584	—	739,753
2022-2024 Relative TSR-based Units(4)	1,079,197	1,079,197	1,079,197	3,237,591	3,237,591
2022-2024 Absolute TSR-based Units(4)	1,041,923	1,041,923	1,041,923	3,125,768	3,125,768
COBRA Premium(5)	56,834	—	—	—	56,834
Total Value:	10,677,736	9,038,989	8,653,989	13,983,112	17,315,171
Gail D. Makode:
Severance	1,231,188	—	—	—	1,231,188
Bonus	—	320,000	—	—	—
Accelerated Vesting of Equity Awards:
2020-2022 Relative TSR-based Units(1)	1,079,295	1,079,295	1,079,295	1,079,295	1,079,295
2021 Time-Based Units(2)	164,998	164,998	164,998	—	247,497
2021-2023 Relative TSR-based Units(3)	771,719	771,719	771,719	1,157,578	1,157,578
2021-2023 Absolute TSR-based Units(3)	719,105	719,105	719,105	1,078,658	1,078,658
2022 Time-Based Units(2)	111,399	111,399	111,399	—	334,198
2022-2024 Relative TSR-based Units(4)	487,502	487,502	487,502	1,462,507	1,462,507
2022-2024 Absolute TSR-based Units(4)	470,692	470,692	470,692	1,412,076	1,412,076
COBRA Premium(5)	—	—	—	—	—
Total Value:	5,035,898	4,124,710	3,804,710	6,190,114	8,002,997

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(1)	If a Qualifying Termination occurred at December 31, 2022 and a change in control has not previously occurred, Performance Based Units that were actually earned based on performance determined as of the end of the full performance period would vest.
(2)	If a Qualifying Termination occurred at December 31, 2022 and that was more than 60 days before a change in control, two-thirds of the annual Time-based Units granted in 2021 would vest and one-third of the annual Time-based Units granted in 2022 (subject to the officer’s compliance with certain restrictive covenants) would vest. If the Qualifying Termination occurred at December 31, 2022 and a change in control had previously occurred, or a change in control occurred within 60 days after the Qualifying Termination, the executive would be entitled to full vesting.
(3)	In the event of a Qualifying Termination that occurs during the performance period and is not in connection with a change in control, Performance-based Units that are actually earned based on performance determined as of the end of the full performance period would vest pro rata based on days elapsed through the date of termination (subject to the officer’s compliance with certain restrictive covenants). Although performance is not determinable until the end of the performance period in the case of a Qualifying Termination that is not in connection with a change in control, for purposes of this table it is assumed in such case that performance for the full period would be the same as actual performance through the end of the last fiscal year. If a change in control occurs during the performance period, the performance period ends on the date of the change in control. If the executive is employed on the date of the change in control or had a Qualifying Termination within 60 days before the date of the change in control, the PRSUs and Profits Interest Units granted as of January 2021 and January 2022 would vest based on actual performance through the date of the change in control.
(4)	In the event of a Qualifying Termination or Retirement that occurs during the performance period and is not in connection with a change in control, Performance-based Units that are actually earned based on performance determined as of the end of the full performance period would vest pro rata based on days elapsed through the date of termination or Retirement (subject to the officer’s compliance with certain restrictive covenants). Although performance is not determinable until the end of the performance period in the case of a Qualifying Termination or Retirement that is not in connection with a change in control, for purposes of this table it is assumed in such case that performance for the full period would be the same as actual performance through the end of the last fiscal year. If a change in control occurs during the performance period, the performance period ends on the date of the change in control. If the executive is employed on the date of the change in control or had a Qualifying Termination or Retirement within 60 days before the date of the change in control, the PRSUs and Profits Interest Units granted as of January 2021 and January 2022 would vest based on actual performance through the date of the change in control.
(5)	Reflects executive’s current group health plan coverage elections.
(6)	Mr. Insoft’s employment terminated effective January 1, 2022. Pursuant to his Employment Agreement, he is entitled to receive a cash severance amount of $1,944,266, to be paid in equal installments twice per month over a 24-month period (subject to the terms of his Employment Agreement), as well as certain other amounts payable upon termination, including COBRA benefits. In addition, he vested as of the termination date or is eligible to vest in certain of his outstanding equity awards, in some cases on a prorated basis, pursuant and subject to the terms of such awards and his Employment Agreement.

Chief Executive Officer Pay Ratio Disclosure

We are required by SEC rules to disclose the ratio of the total 2022 compensation of our CEO, C. Taylor Pickett, to the total compensation for 2022 of our median employee. We selected our median employee based on our December 31, 2022 employee base. We identified our median employee based on compensation reported on Form W-2 for our 2022 employees other than the CEO. We annualized the compensation reported on Form W-2 for 3 employees who joined the Company during the year. Mr. Pickett’s total compensation for 2022 as reported in the Summary Compensation Table above was $11,001,108 and the median employee’s total compensation for 2022 calculated on the same basis was $251,150. The ratio of Mr. Pickett’s total compensation to the total compensation of the median employee for 2022 is 44 to 1.

Pay Versus Performance

We disclose the relationship between compensation for our CEO (PEO in the table) and the average of the other named executive officers (Non-PEO NEOs in the table) and our financial performance for the years ended December 31, 2022, 2021 and 2020. Our executives’ compensation is derived using the totals from the Summary Compensation Table and Compensation Actually Paid (CAP) according to SEC rules.

Pay Versus Performance as of December 31, 2022

			Average		Value of Initial Fixed $100			Company
			Summary	Average	Investment Based On:			Selected
	Summary		Compensation	Compensation		Peer Group		Measure:
	Compensation	Compensation	Table Total for	Actually Paid to	Total	Total		Relative
	Table Total for	Actually Paid	Non-PEO	Non-PEO	Shareholder	Shareholder	Net	FAD
Year	PEO	to PEO (1)	NEOs (2)	NEOs (1)(2)	Return (3)	Return (3)	Income (4)	per Share (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	11,001,108	21,789,017	4,211,903	7,525,681	85	85	438,841	2.77
2021	10,374,954	(5,361,058)	3,981,576	(2,175,687)	82	105	428,302	3.14
2020	10,453,238	9,435,746	4,104,077	3,190,857	93	90	163,545	3.06

(1)	The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” to our PEO and the average of our Non-PEO NEOs for each year, in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect actual compensation earned or paid during the respective year. In accordance with Item 402(v) of Regulation S-K, adjustments were made to total compensation for each year to determine the compensation actually paid, as provided in the “Adjustments to Pay Versus Performance Table” provided below.
(2)	The dollar amounts reported in columns (d) and (e) include compensation for all Non-PEO NEOs disclosed in Summary Compensation Table for years 2021 and 2020. Mr. Insoft is excluded from the Non-PEO NEO disclosures for 2022.

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(3)	Represents the cumulative Absolute TSR of the Company and the FTSE NAREIT Equity Health Care Index for the year ended December 31, 2020, the two years ended December 31, 2021 and the three years ended December 31, 2022, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.
(4)	Net income as reported on the Company’s audited financial statements for the respective year.
(5)	Funds Available for Distribution per dilutive share, or FAD, in a non-GAAP financial measure. FAD is defined in the “2022 ANNUAL CASH INCENTIVE PERFORMANCE GOALS AND RESULTS” section.

As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the year ended December 31, 2022, to the Company’s performance are set forth in the unranked list below:

FAD per share
Leverage
Tenant quality

Absolute SR
Relative TSR

Please see the Compensation Discussion and Analysis on pages 42 to 61 for more information on these measures and how they are taken into account in determining compensation for each of our NEOs.

CAP RELATIVE TO COMPANY PERFORMANCE MEASURES

*Relative TSR figures above are calculated in accordance with the stipulations put forth in Omega’s current incentive plan and use an average stock/index price for the two months leading up to the end of the performance period. Figures are shown on an annualized basis.

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Adjustments to Pay Versus Performance Table

	2022		2021		2020
Adjustments to Determine Compensation "Actually Paid" for PEO and Non-PEO NEOs	PEO	Non-PEO	PEO	Non-PEO	PEO	Non-PEO
Subtract values reported in the Stock Awards and Option Awards columns of the Summary Comp Table	(9,151,997)	(3,299,995)	(8,635,010)	(3,093,451)	(8,117,974)	(2,903,425)
For any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the fiscal year, add the year end fair value	11,600,647	4,181,558	4,587,972	1,438,894	8,511,118	2,927,743
For any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year, add the increase (or subtract the decrease) in fair value by comparing the fair value at the end of the fiscal year with the fair value at the end of the prior fiscal year	6,487,397	2,320,818	(6,760,444)	(2,296,404)	(531,938)	(178,264)
For awards that are granted and vest in the same covered fiscal year, add the fair values as of the vesting date	N/A	N/A	N/A	N/A	N/A	N/A
For awards granted in prior years that vest in the covered fiscal year, add the increase (or subtract the decrease) in fair value by comparing the fair value on the vesting date with the fair value at the end of the prior fiscal period	(63,322)	(22,578)	(1,350,094)	(498,646)	(2,932,005)	(1,099,545)
For awards granted in prior years that are deemed to fail to meet the applicable vesting conditions during the covered fiscal year, subtract the fair value at the end of the prior fiscal period	(357,799)	(127,970)	(6,120,944)	(2,133,004)	N/A	N/A
For any dividends or other earnings paid on stock or option awards in the covered fiscal year before the vesting date, add such amount if it is not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year	2,272,983	261,945	2,542,508	425,348	2,053,307	340,271
Total Adjustments	10,787,909	3,313,778	(15,736,012)	(6,157,263)	(1,017,492)	(913,220)

Compensation of Directors

Our compensation for non-employee directors consists of the following components:

●	annual cash retainer of $75,000 payable in quarterly installments of $18,750 on or about August 15, November 15, February 15 and May 15; provided, however, that each director may elect each year to receive the retainer in common stock (or at the director’s option, a number of Profits Interest Units or deferred restricted stock units with equivalent value) to be included in the annual equity grant described below;
●	annual grant as of the date of the annual meeting of a number of shares of restricted common stock determined by dividing $150,000 by the fair market value per share of common stock on the date of grant (or at the director’s option, a number of Profits Interest Units with equivalent value or deferred restricted stock units), vesting based on the director’s continuing service until the date of the next succeeding annual meeting of stockholders (subject to 100% acceleration upon death, disability, change in control or any other event that in the discretion of the Compensation Committee is deemed to be an appropriate basis for acceleration);
●	Board Chair: $120,000 annual payment, of which 50% will be added to, and treated as part of, the annual equity grant;

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●	additional annual cash payments for committee service:

Committee	Chair	Member
Audit Committee	$30,000	$12,500
Compensation Committee	$20,000	$9,000
Nominating and Corporate Governance Committee	$25,000	$7,500
Investment Committee	$20,000	$7,500
●	$1,500 per meeting for attendance at each meeting of the Board of Directors or committee of the Board of Directors in excess of the following number of meetings during the year of a director’s term:

Board/Committee	Number of Meetings
Board of Directors	10
Audit Committee	6
Compensation Committee	6
Nominating and Corporate Governance Committee	5
Investment Committee	5

The non-employee directors may elect to have all annual cash retainers (i.e., the annual cash retainer paid quarterly, the Chair of the Board cash fee, the committee chair fee and the committee member fees described above): (a) paid in cash, (b) added to the annual equity grant that is normally subject to one-year vesting or (c) deferred and paid in cash in the future. See “Compensation Discussion and Analysis — Other Matters — Other Benefits.” In addition, we reimburse the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

Based on the recommendation of our Compensation Committee and a review of peer director compensation plans, on December 9, 2022, our Board of Directors approved a revision to our director compensation, effective as of January 1, 2023, which is reflected in the program description above, to increase the Audit Committee chair retainer by $5,000 annually to $30,000 and to increase the Nominating and Corporate Governance Committee chair retainer by $5,000 annually to $25,000 in light of peer benchmarking and in connection with their increased responsibilities driven by regulatory requirements.

Audit Committee Chair: $25,000 Member: $12,500	Compensation Committee Chair: $20,000 Member: $9,000

Nominating and Corporate Governance Committee Chair: $25,000 Member: $7,500

Investment Committee Chair: $20,000 Member: $7,500	Meeting fees $1,500 per board or committee meeting in excess of the set threshold

Board Chair Receives an additional $120,000 (50% in equity)

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The table below sets forth the compensation paid to our non-employee directors for 2022:

2022 Non-Employee Director Compensation

	Fees earned		Option
	or paid in cash	Stock Awards	Awards	Total
Name	($)(1)	($)(1)(2)	($)	($)
Kapila K. Anand	—	270,000	—	270,000
Kevin J. Jacobs	23	244,977	—	245,000
Craig R. Callen	7	392,493	—	392,500
Barbara B. Hill	20	241,480	—	241,500
Edward Lowenthal	37,500	—	—	37,500
Stephen D. Plavin	111,505	149,995	—	261,500
Lisa C. Egbuonu-Davis	82,521	149,979	—	232,500
Burke W. Whitman	116,521	149,979	—	266,500
(1)	Ms. Anand, Mr. Callen, Ms. Hill and Mr. Jacobs elected to receive their $75,000 annual retainers included in their annual equity grant effective the date of the 2022 Annual Meeting. Also, effective the date of the 2022 Annual Meeting, Ms. Anand elected to defer her equity grant and Mr. Plavin elected to defer his cash compensation. For directors electing to receive their annual retainer in cash, “Fees earned or paid in cash” includes the quarterly installments earned in 2022. Stock awards are not granted for fractional shares, and any residual value is paid in cash.
(2)	Represents the fair value dollar amount on the grant date of the equity grants set forth in the table below.

			Grant Date
		Shares/Units	Fair Value
Name	Grant Date	Awarded(1)	($)
Kapila K. Anand	6/3/2022	9,237	270,000
Kevin J. Jacobs	6/3/2022	8,381	244,977
Craig R. Callen	6/3/2022	13,497	392,493
Barbara B. Hill	6/3/2022	8,304	241,480
Stephen D. Plavin	6/3/2022	5,158	149,995
Lisa C. Egbuonu-Davis	6/3/2022	5,131	149,979
Burke W. Whitman	6/3/2022	5,131	149,979

(1)	Includes profits interest units and deferred restricted stock units awarded. The shares/units included in this column represent the aggregate number of stock awards outstanding held by each of our non-employee directors as of December 31, 2022.

Compensation Committee Interlocks and Insider Participation

Barbara B. Hill, Edward Lowenthal (who retired from the Board effective the 2022 Annual Meeting), Stephen D. Plavin and Burke W. Whitman were members of the Compensation Committee during the year ended December 31, 2022. None of the members of the Compensation Committee was an officer or employee of the Company during 2022 or any time prior thereto, and none of the members had any relationship with Omega during 2022 that required disclosure under Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

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STOCKHOLDER PROPOSALS AND NOMINATIONS

December 22, 2023 is the date by which proposals of stockholders intended to be presented at the 2024 Annual Meeting of Stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 of the Exchange Act. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

If a stockholder wishes to present a proposal at our annual meeting (outside of Rule 14a-8) or to nominate one or more directors without seeking access to our proxy materials, the stockholder must give timely advance written notice to us prior to the deadline for such meeting determined in accordance with our Bylaws, which were attached as Exhibit 3.1 to our Form 8-K filed with the SEC on January 27, 2022. In general, our Bylaws provide such notice should be addressed to our Secretary and be received at our principal executive office no fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. For purposes of our 2024 Annual Meeting of Stockholders, such notice must be received not later than March 5, 2024, nor earlier than February 3, 2024. If a stockholder fails to comply with the foregoing notice provisions, proxy holders will not be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2024 Annual Meeting.

Additionally, pursuant to the proxy access provisions of our Bylaws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including by providing our Secretary with advance notice of the nomination not less than 120 days nor more than 150 days prior to the anniversary date of the date the Company commenced mailing of this year’s proxy materials for the Annual Meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules adopted by the SEC, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2024.

In each case, whether seeking access to our proxy materials or not, our Bylaws set out specific requirements that such stockholders and written notices must satisfy. Any stockholder filing a written notice of nomination for director (whether pursuant to our proxy access Bylaw provision or not) must describe various matters regarding the nominee and the stockholder and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the stockholder and beneficial owner, if any. Any stockholder filing a notice to bring other business before a stockholder meeting must include in such notice the same type of information as well as, among other things, the text of the proposal or business and the text of the proposal or business and the reasons therefor, and other specified matters.

QUORUM AND VOTING

Quorum

Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present virtually in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting. Proxies marked as abstaining and “broker non-votes” will be treated as shares present for purposes of determining the presence of a quorum.

Voting

If your shares are registered directly in your name with our transfer agent, you are a “stockholder of record.” Stockholders of record may vote by:

• Online Internet Voting: Go to http://www.proxyvote.com and follow the instructions

• By Telephone: Call toll-free 1-800-690-6903 and follow the instructions

• By Mail: Complete, sign, date and return your proxy card in the enclosed envelope

• Virtually In-Person: Virtually attend the Annual Meeting and vote your shares

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If your shares are registered in the name of your broker, bank or other nominee, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, brokerage firm or other nominee does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. You may also virtually attend the Annual Meeting and vote your shares.

If you plan to vote other than by virtually attending the Annual Meeting and voting your shares, your vote must be received by 11:59 p.m. EDT, on June 4, 2023.

Important Notice Regarding Delivery of Security Holder Documents

We are pleased to take advantage of the SEC rules that allow us to furnish proxy materials to you on the Internet. These rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Our Annual Report to Shareholders (the Annual Report) includes a copy of our 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 14, 2023, excluding exhibits. On or about April 21, 2023, we mailed you a Notice containing instructions on how to access this proxy statement and our Annual Report and vote over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how you may submit your proxy over the Internet. If you received the Notice by mail and would like a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Attending the Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the record date or if you hold a valid proxy for the Annual Meeting. There is no physical location for this meeting.

You can attend the Annual Meeting online, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/OHI2023 and entering the 16-digit control number printed on your proxy card. Stockholders may submit questions or comments pertinent to meeting matters by using the question feature at the bottom of the screen on the Annual Meeting website after they log in or during the Annual Meeting. Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. We will post responses to such questions not answered due to time constraints on our Investor Relations webpage. In order for the Company to address as many stockholders as possible during the meeting, we ask that questions or comments be limited to a maximum of two per stockholder. Please ensure that questions are concise and cover only one topic per question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

The Annual Meeting will begin promptly at 10:00 A.M. EDT, on June 5, 2023. We encourage you to access the meeting prior to the start time in order to log in to the live webcast and test your computer audio system. Technical support, including related technical support phone numbers, will be available on the virtual meeting platform. Please follow the registration instructions below in “Registering for the Annual Meeting.”

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plug-ins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. If you encounter any technical difficulties, technical support, including related technical support phone numbers, will be available on the virtual meeting platform.

Registering for the Annual Meeting

You do not need to register to virtually attend the Annual Meeting on the Internet. Please follow the instructions on the proxy card that you received with this Proxy Statement. To access the meeting, you will need the 16-digit control number printed on your proxy card.

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Ability to Revoke Proxies

A stockholder voting by proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is virtually present at the Annual Meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.

Broker Non-Votes

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. The vast majority of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. Each stockholder should instruct his/her/its broker on how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2023, but not with respect to any other matter to be presented at the Annual Meeting.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by us. In addition to use of the mail, proxies may be solicited by our directors, officers and regular employees of our Company personally and by telephone or facsimile. We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials, with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials to the stockholders at that address. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. Some brokers household proxy materials by delivering a single set to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive multiple copies of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Omega Healthcare Investors, Inc., 303 International Circle, Suite 200, Hunt Valley, MD 21030, or by calling our Investor Relations Department at 866-99-OMEGA.

OTHER MATTERS

The Board of Directors knows of no other business that may be validly presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

C. Taylor Pickett
Chief Executive Officer
April 21, 2023
Hunt Valley, Maryland

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Appendix A

Omega Healthcare Investors, Inc. 2018 Stock Incentive Plan,

as proposed to be amended by the Amendment1

OMEGA HEALTHCARE INVESTORS, INC.

2018 STOCK INCENTIVE PLAN

1 The marked language herein will be included in the Amendment, which will become effective as of June 5, 2023, the date of the Company’s 2023 Annual Meeting of Stockholders (the “Amendment Effective Date”), subject to the approval of the Company’s stockholders.

i

ii

OMEGA HEALTHCARE INVESTORS, INC.

2018 STOCK INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT AND PURPOSE OF THE PLAN

1.1Establishment. Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), previously established the Omega Healthcare Investors, Inc. 2013 Stock Incentive Plan maintained under an amended and restated plan document effective June 6, 2013 (the “Prior Plan”). The Omega Healthcare Investors, Inc. 2018 Stock Incentive Plan (the “Plan”) is an amendment and restatement of the Prior Plan. The Plan will become effective June 8, 2018, the date of annual meeting of the Company’s stockholders (the “Effective Date”), subject to approval of the Plan by the Company’s stockholders.

1.2Purpose of the Plan. The Plan is intended to (a) provide incentive to officers, employees, directors and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage Stock ownership by such officers, employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining such officers, employees, directors, and consultants.

ARTICLE 2. DEFINITIONS

Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

2.1“Affiliate” means:

(a)Any Subsidiary,

(b)An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

(c)Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate,” as determined in the sole discretion of the Company.

2.2“Award” means, individually and collectively, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Stock Awards (including Performance Stock Awards), Restricted Stock Units (including Performance Restricted Stock Units), Performance Unit Awards, Dividend Equivalent Rights, Other Stock-Based Awards and Cash Awards.

2.3“Award Agreement” means an agreement between the Company and a Participant or other documentation evidencing any Award granted under the Plan.

2.4“Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

2.5“Board of Directors” means the board of directors of the Company.

2.6“Cash Awards” means rights to receive cash payments as described in Section 4.8.

2.7“Change in Control” shall have the meaning provided in the applicable Award Agreement; provided, however (a) if required to avoid an Award being subject to tax under Code Section 409A, a Change in Control shall not be deemed to have occurred unless the event qualifies as a change in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets under Code Section 409A(a)(2)(A)(v) and (ii) such definition must be determined by the Committee to result in an actual change in control of the Company and shall not include provisions such as announcement or commencement of a tender or exchange offer, a potential takeover, shareholder approval (as opposed to consummation) of a merger or other transaction, acquisition of 15% or less of the outstanding Company voting securities, an unapproved change in less than a majority of the Board of Directors or other similar provisions in which the Committee determines an actual change in control does not occur.

2.8“Code” means the Internal Revenue Code of 1986, as amended.

2.9“Committee” means the Compensation Committee of the Board of Directors.

2.10“Deferral(s)” refers to the rights described in Section 4.9.

2.11“Disability” has the meaning provided in the applicable Award Agreement, or if defined by reference to the Plan, as provided in the long-term disability plan or policy maintained by the Company or an Affiliate that covers the Participant, or if no such plan or policy is applicable or the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3). In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, if specified in an Award Agreement or otherwise required to avoid an Award being subject to tax under Code Section 409A, a Disability shall not be deemed to have occurred unless the event also qualifies as a disability under Code Section 409A(a)(2)(C).

2.12“Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 4.7.

2.13“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14“Fair Market Value” with regard to a date means:

(a)If the shares of Stock are actively traded on any national securities system or any nationally recognized quotation or market system, the price at which Stock shall have been sold as reported by the exchange or system selected by the Committee on which the shares of Stock are then actively traded;

(b)if the shares of Stock are not actively traded on any such exchange or system but are reported by such exchange or system, the price of Stock as reported by such exchange or system; or

(c)if the shares of Stock are not actively traded or reported on any such exchange or system, the fair market value of the Stock as determined by the Committee determined by the reasonable application of a reasonable valuation method as most recently determined (but in no event more than twelve (12) months earlier), but taking into account the facts and circumstances as of such date.

For purposes of Subsection (a), (b), or (c) above, the Committee may use the closing price as of the applicable date or the last trading or business day before that date, the average of the high and low prices as of the applicable date, the last trading or business day before that date or for a period certain ending on either such date, the price determined at the time, or immediately before or immediately after, the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of fair market value; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

2.15“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

2.16“LTIP Unit” means a unit of limited partnership interest in the form of a profits interest (within the meaning of the Code and rules, regulations and procedures promulgated pursuant thereto) of the Partnership.

2.17“Non-employee Director” means a member of the Board of Directors who is not an employee of the Company or a Subsidiary.

2.18“Non-Qualified Stock Option” means a stock option that is not an Incentive Stock Option.

2.19“Option” means a Non-Qualified Stock Option or an Incentive Stock Option.

2.20“Other Stock-Based Award” means a right or other interest, including but not limited to Units, granted to a Participant that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock as described in Section 4.10.

2.21“Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

2.22“Participant” means an individual who receives an Award hereunder.

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2.23“Partnership” means Omega Healthcare Properties Limited Partnership, a limited partnership that is controlled by the Company.

2.24“Performance Goals” means any one or more performance goals established by the Committee, including without limitation, goals, either individually, alternatively or in any combination, applied to the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured over a Performance Period established by the Committee, on an absolute basis or relative to a pre-established target, to prior period results or to a designated comparison group or index, in each case as specified by the Committee in the Award.  The Committee may adjust any evaluation of performance under a Performance Goal in its discretion at any time.

2.25“Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee.

2.26“Performance Unit Award” refers to a performance unit award as described in Section 4.6.

2.27“Performance Stock Awards” means Stock Awards containing Performance Goals.

2.28“Performance Restricted Stock Unit Awards” means Restricted Stock Unit awards containing Performance Goals.

2.29“Restricted Stock Unit” refers to the rights described in Section 4.5.

2.30“Stock” means Company’s common stock.

2.31“Stock Appreciation Right” means a stock appreciation right described in Section 4.3.

2.32“Stock Award” means a stock award described in Section 4.4.

2.33“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations or rulings thereunder.

2.34“Unit” means a unit of limited partnership interest (which may include an LTIP Unit) of the Partnership.

ARTICLE 3. ELIGIBILITY, SHARES AVAILABLE AND ADMINISTRATION

3.1Eligibility.  Awards may be granted only to officers, employees, directors, and consultants of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary.

3.2Stock Subject to the Plan.  Subject to adjustment in accordance with Section 6.2, ~~a~~ the number of shares of Stock reserved exclusively for issuance upon exercise or payment pursuant to Awards under the Plan equals ~~to~~ the sum of (a) the number of shares of Stock subject to outstanding Awards under the ~~Prior~~ Plan immediately before the Amendment Effective Date, (b) the number of shares of Stock authorized and available for issuance of future Awards under the ~~Prior~~ Plan~~immediately before~~ as of the Amendment Effective Date, and (c) ~~four million, five hundred thousand (4,500,000)~~ an additional 6,700,000 shares of Stock ~~are hereby reserved exclusively for issuance upon exercise or payment pursuant to Awards~~.

3.3Share Usage. The shares of Stock attributable to any portion of an Award that is forfeited, cancelled, expired, terminated or paid or settled in cash or otherwise without the issuance of shares of Stock for any reason without becoming vested, paid, exercised, converted or otherwise settled in full in shares of Stock will again be available for issuance under Section 3.2, provided, however, that shares of Stock subject to an Award under the Plan shall not again be available for issuance if such Shares have been (a) tendered or withheld to pay the exercise price of Options or Stock Appreciation Rights, (b) withheld or remitted to satisfy the tax withholding on Awards, (c) repurchased by the Company using the cash proceeds received by the Company from the exercise of Options granted under the Plan or (d) subject to a Stock Appreciation Right or Option settled in Stock and not issued upon net settlement or net exercise of the Stock Appreciation Right or Option.

3.4Administration of the Plan.  The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, directors and consultants of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan.  Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants.

3.5Delegation/Special Administrative Committee.  Notwithstanding Section 3.4, the Board of Directors may authorize one or more members of the Board of Directors (other than the entire Compensation Committee of the Board of Directors) to act as a special administrative committee with the power to make grants under the Plan with respect to employees of the Company or its Affiliates who are not executive officers of the Company, subject to any limitations on the number or amount of Awards and any other terms and conditions provided in resolutions adopted from time to time by the Board of Directors authorizing such special administrative committee to act. Any references in the Plan to the “Committee” shall be deemed to be references to the special administrative committee to the extent required to give effect to the foregoing sentence and the terms and conditions of the resolutions adopted from time to time by the Board of Directors authorizing such special administrative committee to act.

3.6Limits on Incentive Stock Options.  Up to one hundred percent (100%) of the shares of Stock reserved for issuance pursuant to Awards are permitted (but are not required) to be issued pursuant to Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

3.7Limits on Non-Employee Director Compensation.  With respect to any Participant who is a Non-employee Director, the aggregate dollar value of any Awards that are in the form of Stock or payable in the form of Stock and are granted under the Plan shall not exceed $750,000 (based on the grant date fair value of Awards as determined for financial reporting purposes) with respect to the Non-employee Director’s service as a member of the Board of Directors or any committees thereof for any calendar year.

ARTICLE 4. TERMS OF AWARDS

4.1Terms and Conditions of All Awards.

(a)Number of Shares.  The number of shares of Stock as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 3.2 as to the total number of shares available for grants under the Plan and subject to the limits in Sections 3.6 and 3.7.

(b)Award Agreement or Program.  Each Award will be evidenced either by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award; provided, however the Committee shall not be permitted to provide for vesting in connection with a change in control of the Company that does not meet the requirements of the definition of Change in Control hereunder.  Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

(c)Date of Grant.  The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares of Stock covered by the Award (or formula for determining the same), and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of the Award.

(d)Tandem Awards.  Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award, subject to the other requirements of the Plan.  Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)Non-Transferability.  Awards and rights under Awards are not saleable, transferable, alienable or assignable except by will or by the laws of descent and distribution, and each Award and each Award and right under an Award is exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal

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representative of the Participant’s estate, or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution applicable to the Participant; provided, however, that the Committee may allow a Participant to designate a beneficiary or beneficiaries in the manner determined by the Committee to exercise the rights of a Participant with respect to an Award upon the death of a Participant; provided, further, the Committee may waive any of the provisions of this Section or provide otherwise as to any Awards other than Incentive Stock Options, but the Committee may not allow a Participant to transfer an Award prior to its full settlement for value.

(f)Deferrals.  The Committee may establish rules and procedures to permit or require a holder of an Award to defer recognition of taxable income upon the exercise or vesting of an Award.

(g)Alterations to Awards after Grant.  After the date of grant of an Award, the Committee may, in its sole discretion, waive, modify or amend the terms and conditions of an Award (including without limitation, accelerating vesting and/or the time for payment or exercise, or curtailing the period for exercise upon a Change in Control) or terminate an Award, except to the extent that such alteration would be inconsistent with other provisions of the Plan or would, without  the Participant’s consent, adversely affect the rights of a Participant under the Award in a manner not permitted by the Plan; provided, however, that no such consent shall be required if the Committee determines in its sole discretion that such alteration either (A) is required or advisable for the Company, the Plan or an Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard or (B) is not reasonably likely to significantly diminish the benefits provided under such Award; provided, further, that the Committee shall not be permitted to accelerate vesting in connection with a change in control of the Company that does not meet the requirements of the definition of Change in Control hereunder.

(h)Awards Granted under Prior Plan and Code Section 162(m) Transition Rule.  Awards granted under the Prior Plan before the Effective Date shall be subject to the terms and conditions of the Plan, except (A) if an Award granted under the Prior Plan incorporates a definition by reference to the Prior Plan (other than the definition of Plan), the definition in the Prior Plan shall govern if different from the definition in the Plan or if no such definition appears in the Plan, (B)  no termination, amendment, suspension, or modification of the Prior Plan or an Award granted under the Prior Plan shall adversely affect in any material way any Award granted under the Prior Plan, without the written consent of the Participant holding such Award, and (C) solely to the extent required to preserve the availability of a tax deduction for the Company under Code Section 162(m), the terms of the Prior Plan shall govern each Award granted or to be granted under the Prior Plan (i) that constitutes remuneration pursuant to a binding written contract that was in effect on November 2, 2017 or (ii) as to which transition relief from the changes made to Code Section 162(m) by the Tax Cuts and Jobs Act of 2017 is otherwise available.

4.2Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by an Award Agreement.  At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option.  Incentive Stock Options may only be granted to employees of the Company or any Subsidiary.  At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates (if any) representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option.  An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)Option Price.  Subject to adjustment in accordance with Section 6.2 and the other provisions of this Section, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted.  Except for adjustments as contemplated by Section 6.2 hereof, unless approved by the stockholders of the Company, in no event will the Exercise Price per share of Stock of any Option be reduced after the date of grant of the Option and no Option may be cancelled or surrendered in exchange for an Option with a lower Exercise Price per share of Stock or in exchange for cash or other consideration (“Option Repricing”).  With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b)Option Term.  Any Option granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Option is granted; provided, however that any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted.  The term of any Option shall be specified in the applicable Award Agreement.

(c)Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash or, if the Award Agreement provides:

(1)by delivery to the Company of a number of shares of Stock having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(2)in a cashless exercise through a broker; or

(3)by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, and except to the extent precluded by the Sarbanes-Oxley Act of 2002, as amended, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion.  Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(g).

(e)Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Non-Qualified Stock Option if it is exercised after the time limits that would otherwise apply.  For purposes of this Subsection, termination of employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 4.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

4.3Terms and Conditions of Stock Appreciation Rights.  Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Stock at the time of payment or exercise over (2) a specified or determinable price (the “Threshold Price”) which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option.  Subject to adjustment in accordance with Section 6.2, the Threshold Price per share of Stock attributable to a Stock Appreciation Right must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Stock Appreciation Right is granted.  Except for adjustments as contemplated by Section 6.2 hereof, unless approved by the stockholders of the Company, in no event will the Threshold Price per share of Stock attributable to a Stock Appreciation Right be reduced after the date of grant of the Stock Appreciation Right and no Stock Appreciation Right may be cancelled or surrendered in exchange for a Stock Appreciation Right with a lower Threshold Price per share of Stock or in exchange for cash or other consideration (“Stock Appreciation Right Repricing”).  A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)Settlement.  Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the excess of (1) the Fair Market Value of the number of shares of Stock attributable to the Stock Appreciation Right over (2) the Threshold Price, in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)Stock Appreciation Right Term.  Any Stock Appreciation Right granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Stock Appreciation Right is granted.  The term of any Stock Appreciation Right shall be specified in the applicable Award Agreement.

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(c)Conditions to Exercise.  Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(g).

4.4Terms and Conditions of Stock Awards.  A Stock Award shall entitle a Participant to receive a designated number of shares of Stock.  At the time of the grant, the Committee will determine the factors which will govern the number of the Stock Award, including in the case of a Performance Stock Award, the Performance Goals determined at the discretion of the Committee that must be satisfied as a condition to retention of the Award. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

(a)Issuance.  Stock Awards shall be issued by the Company in shares of Stock.

(b)Conditions.  The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares of Stock, if any, will be as the Committee provides in the Award Agreement, and the certificate (if any) for such shares will bear evidence of any restrictions or conditions, subject to Section 4.1(g).

4.5Terms and Conditions of Restricted Stock Units.  Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of a specified number, or a percentage or multiple of a specified number, of shares of Stock at the end of a specified period, or the cash value thereof.  At the time of the grant, the Committee will determine the factors which will govern the number of the Restricted Stock Units so payable, including in the case of a Performance Restricted Stock Unit Award, the Performance Goals determined at the discretion of the Committee that must be satisfied as a condition to payment. The Committee may provide for an alternative specified number, percentage or multiple under specified conditions.

(a)Payment.  Payment in respect of Restricted Stock Units may be made by the Company in shares of Stock or in cash (valued at the Fair Market Value per share of Stock as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)Conditions to Payment.  Each Restricted Stock Unit award granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

4.6Terms and Conditions of Performance Unit Awards.  A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount based, all or in part, upon achievement of Performance Goals.  The Performance Unit Award shall be equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee.  At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Unit Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternative base value for each unit or an alternative percentage or multiple under certain specified conditions.

(a)Payment.  Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)Conditions to Payment.  Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

4.7Terms and Conditions of Dividend Equivalent Rights.  A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective.  Dividend Equivalent Rights may be granted in connection with other Awards but may not be granted in connection with an Option or a Stock Appreciation Right. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a)Payment.  Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)Conditions to Payment.  Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

4.8Cash Awards.  In addition to Dividend Equivalent Rights, the Committee may, at any time and in its discretion, grant to any Participant the right to receive a cash amount, at such time, in such amount and subject to such terms and conditions as determined by the Committee in its discretion.

4.9Terms and Conditions of Deferrals.  If permitted or required by the Committee, a Participant may or shall defer the receipt of cash or Stock from the exercise or payment of an Award.  If a Participant defers receipt, the Company’s obligation to issue the cash or shares of Stock will be reflected in a bookkeeping account. All such deferrals shall be subject to such terms and conditions as the Committee may establish, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

(a)Payment.  Payment in respect of Deferrals may be made by the Company in cash or shares of Stock, whichever is provided for in the applicable Award Agreement or Award Program.

(b)Conditions to Payment.  Each Deferral under the Plan shall be payable at such time or times or on the occurrence of such event or events, and in such amounts as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the date of a Deferral, the Committee may accelerate the time or times at which the Deferral will be paid in whole or in part, subject to intended compliance with or exemption from Code Section 409A.

4.10Terms and Conditions of Other Stock-Based Awards.  At the time of grant of Other Stock-Based Awards, the Committee will determine the factors which will govern the amount of an Other Stock-Based Award and the form in which it is denominated, which may include Units, including at the discretion of the Committee any Performance Goals or other criteria that must be satisfied as a condition of vesting or payment.  The Committee may provide for an alternative specified amount, percentage or multiple under specified conditions.  The Committee may require that Other Stock-Based Awards that are denominated in Units be subject to restrictions imposed by the operating agreement of the Partnership that are not inconsistent with the Plan.

(a)Payment. Payment in respect of an Other Stock-Based Award shall be made in the form specified by the Committee, which in the case of an Other Stock-Based Award that is denominated in LTIP Units, may if so determined by the Committee, include upon or following vesting, another form of Units. The Committee may also specify terms and conditions under which Other Stock-Based Awards (or the proceeds thereof) are payable in or may be surrendered for shares of Stock, in which case the Committee will establish upon grant of the Other Stock-Based Award a maximum number of shares of Stock or a formula for determining the number of shares of Stock which may be issued.

(b)Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times or on the occurrence of such event or events, and in such amounts as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grants of an Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which the Other Stock-Based Award may be paid in whole or in part, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

ARTICLE 5. RESTRICTIONS ON STOCK

5.1Escrow of Shares.  Any shares of Stock issued under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a Stock certificate.  If a Stock certificate is issued with respect to Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.  The Committee may require that such certificate will be held by a custodian designated by the Committee (the “Custodian”), who for the term specified in the applicable Award Agreement, will have the full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement.  During the period that shares of Stock remain subject to forfeiture, the Participant is entitled to all rights, except as provided in the applicable Award Agreement, applicable to shares of Stock not so held.

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5.2Restrictions on Transfer.  The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan until such shares are vested except as provided in the Plan or the applicable Award Agreement or Award Program.  Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

ARTICLE 6. GENERAL PROVISIONS

6.1Withholding.  The Company shall deduct from all cash distributions under the Plan all taxes required to be withheld by the applicable jurisdiction.  Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy the taxes required to be withheld by the applicable jurisdiction prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award.  A Participant may pay the tax withholding obligation in cash, or, if the applicable Award Agreement or Award Program provides, a Participant may be permitted, or may be required, to have the tax withholding arising from exercise or payment of the Award satisfied by having the number of shares of Stock the Participant is to receive reduced by, or with respect to a Stock Award, by tendering back to the Company, a number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy the tax withholding obligation (after taking into account any withholding in cash required because only whole shares of Stock can be withheld or tendered), at tax withholding rates determined by the Company to be required, or in the Company’s sole discretion, permitted, but not in excess of the maximum statutory tax rates in the applicable jurisdiction.

6.2Changes in Capitalization; Merger; Liquidation.

(a)Equity Restructuring.  The number of shares of Stock reserved for the grant of Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, or payment, as applicable, of each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, Other Stock-based Award and Stock Appreciation Right and upon vesting, settlement, or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the Threshold Price of each outstanding Stock Appreciation Right, and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, Other Stock-based Award, Stock Appreciation Right and Stock Award pertains, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying a Stock Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)Other Changes in Capital Structure.  In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, the acceleration of Awards (other than an acceleration not permitted by Section 4.1(g)), the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section and Section 4.1(g) may not otherwise diminish the then value of the Award.

(c)Substitution.  Any adjustment described in this Section may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)Plan is not a Limit on Company Powers.  The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

6.3Compliance with Code.  All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.  All Awards under the Plan are intended to be exempt from or in compliance with Code Section 409A and shall be construed in such manner to effectuate that intent.  If an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would cause an Award to fail to satisfy or be exempt from Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result, and the related provisions of the Award Agreement, Award Program or Plan will be deemed modified, or, if necessary, suspended to comply with or be exempt from Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

6.4No Representations or Covenants.  Although the Company may endeavor to structure an Award to receive favorable U.S. or foreign tax treatment (e.g., under Code Section 422) or to avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation or covenant to that effect, makes no representation or covenant that such tax treatment will apply and expressly disavows any covenant to maintain favorable tax treatment or avoid unfavorable tax treatment.

6.5Right to Terminate Employment or Service.  Nothing in the Plan or in any Award confers upon any Participant the right to continue as an employee, officer, director or consultant of the Company or any of its Affiliates or affects the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

6.6Non-Alienation of Benefits.  Other than as provided in the Plan, no Award under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void.  No such Award may, prior to settlement and receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

6.7Conditions and Restrictions upon Stock subject to Awards.  The Committee may provide that shares of Stock issued under an Award shall be subject to such further restrictions, conditions and limitations as the Committee in its discretion may specify at the time of granting the Award.  Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant of any Shares issued under an Award, including without limitation: (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring shares of Stock to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

6.8Compliance with Laws.  The granting of awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company’s securities are listed as may be required.  The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan before:

(a)obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)completion of any registration or other qualification of the shares of Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

6.9Restrictions on Delivery and Sale of Shares; Legends.  Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws.

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The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

6.10Clawback.  The Plan will be administered in accordance with Section 10D of the Exchange Act, any applicable rules and regulations promulgated by the Securities Exchange Commission and any national securities exchange or national securities association on which shares of Stock may be traded, and any Company policy regarding compensation recoupment, and each Award shall be subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law. This Section will not be the Company’s exclusive remedy with respect to such matters.

6.11Awards to Non-U.S. Employees.  The Committee shall have the power and authority to determine which Affiliates shall be covered by the Plan and which employees outside the U.S. shall be eligible to participate in the Plan.  The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods or exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificate or other indicia of ownership which vary with local requirements.  The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

6.12Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors (a) may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws, and (b) shall obtain stockholder approval for any amendment to the Plan that, except as provided in Section 6.2, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available under the Plan, would permit Option Repricing or Stock Appreciation Right Repricing, or would otherwise require stockholder approval under the rules of the applicable stock exchange.  No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

6.13Stockholder Approval.  The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company.  If such approval is not obtained, the Prior Plan shall remain in force and effect and any Award granted hereunder will be void.

6.14Choice of Law.  The laws of the State of Maryland shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict or choice of laws that might otherwise refer to the laws of another jurisdiction.

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer

OUR COMMITMENT TO THE ENVIRONMENT

Omega Healthcare Investors, Inc. (“Omega”) believes in working to keep our environment cleaner and healthier. Each and every day, we take steps to preserve the natural beauty of the surroundings that we are privileged to enjoy. In an effort to further reduce our carbon footprint, we are asking our investors to enroll in voluntary electronic delivery of our shareholder communications. In addition, we are also asking you to vote your shares online. This not only reduces the costs associated with printing and mailing, it also supports our corporate sustainability initiatives. Please see the instructions below.

VOTE BY INTERNET — WWW.PROXYVOTE.COM

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Omega’s initiative in reducing its carbon footprint by promoting electronic delivery of shareholder materials has had a positive effect on the environment. Based upon 2022 statistics, voluntary receipt of e-delivery resulted in the following environmental savings:

Using approximately 184 fewer tons of wood, or 1,110 fewer trees

Using approximately 1,180 million fewer BTUs, or the equivalent amount of energy used to operate 1,400 residential refrigerators per year

Using approximately 829,000 fewer pounds of CO2 gases, or the equivalent of 75.3 automobiles per year

Saving approximately 987,000 gallons of water

Saving approximately 54,300 pounds of solid waste

Reducing hazardous air pollutants by approximately 73.7 pounds

Environmental impact estimates calculated using the Environmental Paper Network Paper Calculator. For more information visit www.papercalculator.org.

2023 ANNUAL MEETING OF STOCKHOLDERS

Monday, June 5, 2023	Held virtually via live webcast at: virtualshareholdermeeting.com/OHI2023
10:00 AM EDT, Virtual

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V02007-P90828 1b. Craig R. Callen Nominees: 1a. Kapila K. Anand 1e. Kevin J. Jacobs 1c. Dr. Lisa C. Egbuonu-Davis 1d. Barbara B. Hill 1h. Burke W. Whitman 1f. C. Taylor Pickett 1g. Stephen D. Plavin 2. Ratification of Independent Auditors Ernst & Young LLP for fiscal year 2023. 3. Approval, on an Advisory Basis, of Executive Compensation. 4. Advisory Vote on Frequency of Advisory Votes on Executive Compensation. The Board of Directors recommends you vote FOR proposal 5. The Board of Directors recommends you vote FOR proposals 2 and 3. 5. Approval of Amendment to the Omega Healthcare Investors, Inc. 2018 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder. The Board of Directors recommends you vote 1 YEAR on the following proposal. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. OMEGA HEALTHCARE INVESTORS, INC. The Board of Directors recommends you vote FOR the following: OMEGA HEALTHCARE INVESTORS, INC. 303 INTERNATIONAL CIRCLE, SUITE 200 HUNT VALLEY, MD 21030 1 Year 2 Years 3 Years Abstain ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on June 4, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OHI2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign-up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on June 4, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V02008-P90828 OMEGA HEALTHCARE INVESTORS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Robert O. Stephenson and Gail D. Makode and each of them, as proxies, each with the power to appoint his or her substitute to represent and to vote as designated below, all the shares of Common Stock of Omega Healthcare Investors, Inc. ("Omega") held of record by the undersigned on April 6, 2023 at the Annual Meeting of Stockholders to be held on June 5, 2023 at 10:00 am EDT or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specification is made, this Proxy will be voted (i) FOR the election of the director nominees, (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditor, (iii) FOR the approval, on an advisory basis, of Omega's executive compensation, (iv) 1 YEAR for the Frequency of Advisory Votes on Executive Compensation and (v) FOR the Approval of an Amendment to the Omega Healthcare Investors, Inc. 2018 Stock Incentive Plan. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Continued and to be signed on reverse side